Registration No. 333-62737

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                   FORM S-3/A
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   13-3439681
                      (I.R.S. Employer Identification No.)

                            Seven World Trade Center
                            New York, New York 10048
                                 (212) 783-5635
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                               Gregory P. Petroski
                 Salomon Brothers Mortgage Securities VII, Inc.
                            Seven World Trade Center
                            New York, New York 10048
                                 (212) 783-5635
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

                            Richard M. Horowitz, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048



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



         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                                    Proposed           Proposed
                                                                    maximum            maximum
                                                 Amount             offering          aggregate           Amount of
Title of securities                               being            price per           offering          registration
being registered                             registered (1)         unit (2)          price (2)            fee (1)
---------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates
and Mortgage-Backed Notes, issued
in Series...............................    $3,000,000,000.00         100%        $3,000,000,000.00      $885,000.00
======================================================================================================================

(1) $1,385,763,086.03 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-50153 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $4,385,763,086.03. In addition the registration fee in connection with the $3,000,000,000.00 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on September 2, 1998.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                          ----------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, the Prospectuses and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-50153). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-50153. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                          ITEMS AND CAPTIONS IN FORM S-3                                LOCATION IN PROSPECTUSES
1.        Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus.................................         Forepart of Registration
                                                                                  Statement and Outside Front
                                                                                  Cover Page of
                                                                                  Prospectuses**
2.        Inside Front and Outside Back Cover Pages of
          Prospectus.....................................................         Inside Front Cover Page of
                                                                                  Prospectuses and Outside
                                                                                  Back Cover Page of
                                                                                  Prospectuses**
3.        Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges......................................         Summaries of Prospectus;
                                                                                  Special Considerations
4.        Use of Proceeds................................................         Use of Proceeds**
5.        Determination of Offering Price................................         *
6.        Dilution.......................................................         *
7.        Selling Security Holders.......................................         *
8.        Plan of Distribution...........................................         Method of Distribution**
9.        Description of Securities to Be Registered.....................         Outside Front Cover Page;
                                                                                  Summaries of Prospectus;
                                                                                  Description of the Trust
                                                                                  Funds; Description of the
                                                                                  Certificates**
10.       Interests of Named Experts and Counsel.........................         *
11.       Material Changes...............................................         Financial Information
12.       Incorporation of Certain Information by Reference..............         Incorporation of Certain
                                                                                  Information by Reference
          Disclosure of Commission Position on
13.       Indemnification for Securities Act Liabilities.................         See page II-2

-------------------
*        Answer negative or item inapplicable.
**       To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

                  This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction, (ii) a basic prospectus for use in a commercial or multifamily transaction and (iii) four forms of prospectus supplement (one form to be used in offering a Series of Senior/Subordinate Certificates, the second form to be used in offering a Series of Certificates with various combinations of Credit Support, the third form to be used in offering a series of commercial or multifamily certificates and the fourth form to be used in offering Mortgage-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.


                       CONTENTS OF REGISTRATION STATEMENT
                                                                                                               Page
                                                                                                               ----
Forms of Prospectus Supplement:
                  Version 1:  Form of Prospectus Supplement relating to
                       a typical Senior/Subordinate Series.............................................        S-1

                  Version 2:  Form of Prospectus Supplement relating to
                       Certificates with various combinations
                       of Credit Support...............................................................        S-1

                  Version 3:  Form of Prospectus Supplement relating to
                       a typical Commercial or Multifamily Series......................................        S-1

                  Version 4:  Form of Prospectus Supplement relating to
                       an offering of Mortgage-Backed Notes............................................        S-1

Basic Prospectuses:

                  Version 1:  Form of Basic Prospectus for use in a
                       residential or multifamily transaction..........................................          1

                  Version 2:  Form of Basic Prospectus for use in a
                       commercial or multifamily transaction...........................................          1



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion, Dated November 6, 1998
                                                                     [Version 1]
PROSPECTUS SUPPLEMENT

(To Prospectus Dated          , 199_)
$             (APPROXIMATE)

SENIOR MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199_-
SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

MASTER SERVICER

The Series 199_- Certificates will consist of six classes of Senior Certificates and three classes of Subordinate Certificates. Only five of the six classes of the Senior Certificates, designated as Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates, are offered hereby (such classes collectively are hereinafter referred to as the "Offered Certificates"). The Class A, Class B and Class C Certificates are Targeted Amortization Certificates, and the Class D and Class E Certificates are Variable Rate Certificates, as described herein. The sixth class of Senior Certificates designated as Class F Certificates, and the Subordinate Certificates are not offered hereby.


The Series 199_- Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of conventional one- to four-family fixed rate first mortgage loans (the "Mortgage Loans"). The Mortgage Loans have original terms to maturity of [15 to 30] years and an aggregate principal balance as of, in the case of each Mortgage
Loan,the later of               1, 199_ and the date of origination (as to each
Mortgage Loan, the "Cut-off Date") of approximately $ , subject to a permitted variance as described herein under "The Mortgage Pool". The initial Certificate
Principal Balance of the Senior Certificates represents approximately         %
of the aggregate principal balance of the Mortgage Loans as of the close of business on the respective Cut-off Dates. All of the Mortgage Loans were originated by , and will be sold to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") on or prior to the date of initial issuance of the Series 199_- Certificates.

                                                 (COVER CONTINUED ON NEXT PAGE)


THE SERIES 199_- CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SERIES 199_- CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALLY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                INITIAL CERTIFICATE        PASS-THROUGH     SCHEDULED FINAL
                PRINCIPAL BALANCE(1)(2)        RATE         DISTRIBUTION DATE
(3)
Class A .....   $                                  %
Class B .....
Class C .....
Class D .....                                 (4)
Class E .....                                 (5)


(1) Approximate, subject to adjustment as described herein.
(2) The initial Certificate Principal Balance of the Class F Certificates is $ .
(3) Determined on the basis of the assumptions set forth under "Yield on the Certificates--Scheduled Final Distribution Dates and Weighted Average Lives" as described herein.
(4)  The Class D Certificates will accrue interest at a per annum rate of    %
     from            25, 199_ through     24, 199_. Thereafter, the Class D
     Certificates will accrue interest during each succeeding Interest Accrual Period at a per annum rate equal to the lesser of (a) % plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits ("LIBOR"), determined monthly as set forth herein, and
     (b) %.
(5)  The Class E Certificates will accrue interest at a per annum rate of    %
     from          25, 199_ through    24, 199_. Thereafter, the Class E
     Certificates will accrue interest during each succeeding Interest
     Accrual Period at a per annum rate equal to the greater of (a) % and (b) the lesser of (i) % and (ii) % minus the product of (x) and (y) LIBOR minus
      %.
The Offered Certificates will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be % of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest on their respective initial Certificate Principal Balances
at their respective initial Pass-Through Rates from   1, 199_ in the case of the
Targeted Amortization Certificates and      25, 199_ in the case of the Variable
Rate Certificates.
The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made at the office of Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048, on or about , 199_.

---------------------
SALOMON SMITH BARNEY
--------------------------------------------------------------------------------
The date of this Prospectus Supplement is         , 199_.

Distributions on the Series 199_- Certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in 199_ (each, a "Distribution Date"). Distributions of interest on the Offered Certificates of each class will be based on interest accrued during the Interest Accrual Period (as defined herein) for such class on the Certificate Principal Balance thereof and the then applicable Pass-Through Rate thereon. Distributions in respect of principal of the Offered Certificates will be made sequentially as described herein.

The yield to maturity on the Variable Rate Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time. A slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the Variable Rate Certificates. See "Yield on the Certificates" herein.

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop. Salomon Smith Barney Inc. (the "Underwriter") intends to establish a market in the Offered Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The Offered Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated _________________, 199_, of which this prospectus supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              SUMMARY OF PROSPECTUS


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Principal Definitions is included at the end of the Prospectus.

Title of Series.......................Mortgage Pass-Through Certificates, Series
                                      199_- (the "Certificates"). The
                                      Certificates represent in the aggregate
                                      the entire beneficial ownership interest in a Trust Fund consisting primarily of a pool of Mortgage Loans with an aggregate principal balance of approximately $

                                      as of, in the case of each Mortgage Loan,
                                      the later of      1, 199_ and the date of
                                      origination (as to each Mortgage Loan, the "Cut-off Date"; hereinafter, reference to the Cut-off Date in the case of more than one Mortgage Loan shall be to the respective Cut-off Dates for such Mortgage Loans). The Series 199_- Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of
                                        1, 199_, among the Depositor, the Master
                                      Servicer and the Trustee (the
                                      "Agreement").

Senior Certificates...................The Senior Certificates have in the aggregate an initial Certificate Principal
                                      Balance of $             (approximate),
                                      evidencing an initial Senior Percentage of
                                      approximately    %. The Offered
                                      Certificates of each class will have the following initial Certificate Principal
                                      Balances:

                                         Class A                      $
                                         Class B                      $
                                         Class C                      $
                                         Class D                      $
                                         Class E                      $

                                      The Class A, Class B and Class C
                                      Certificates are Targeted Amortization
                                      Certificates, as hereinafter described.
                                      The Pass-Through Rates on the Class A,
                                      Class B and Class C Certificates are fixed at % per annum. The Pass-Through Rates on the Class D and Class E Certificates (the "Variable Rate Certificates") are adjustable based on fluctuations in LIBOR, as described herein. The initial Pass-Through Rate on the Class D Certificates is % per annum and the initial Pass-Through Rate on the Class E Certificates is % per annum.

                                      The Class F Certificates, which are not
                                      offered hereby, have an initial
                                      Certificate Principal Balance of $ and a weighted average Pass-Through Rate as described herein. The Class F Certificates will be delivered to the Mortgage Loan Seller as partial consideration for the Mortgage Loans.

Subordinate Certificates..............The Subordinate Certificates are
                                      designated as the Class G-1, Class G-2 and Class R Certificates. The Class G-1 Certificates and the Class G-2 Certificates have in the aggregate an initial Certificate Principal Balance of $_______ (approximate), evidencing in the aggregate an initial Subordinate Percentage of approximately %. The Class R Certificates, which have no Certificate Principal

                                      Balance and no Pass-Through Rate,
                                      represent the right to receive
                                      distributions, if any, after the Senior
                                      Certificates, the Class G-1 Certificates and the Class G-2 Certificates have been retired. The Subordinate Certificates, which are not being offered hereby, may be sold by the Depositor at any time in accordance with the terms of the Agreement.

Depositor of Mortgage Loans...........Salomon Brothers Mortgage Securities VII,
                                      Inc., an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Master Servicer and Mortgage
  Loan Seller.........................See "Pooling and Servicing Agreement - The
                                      Master Servicer" herein.

Trustee...............................See "Pooling and Servicing Agreement - The
                                      Trustee" herein.

The Mortgage Pool.....................The Mortgage Pool consists of fixed rate, fully amortizing Mortgage Loans. The
                                      Mortgage Loans are secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans will have an aggregate principal balance of approximately $ as of the Cut-off Date, original terms to maturity of [15 to 30] years and a weighted average remaining term to maturity of approximately years as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Rates from approximately % per annum to approximately % per annum, with a weighted average Mortgage Rate of approximately % per annum as of the Cut-off Date. No Mortgage Loan will have been originated later than or have an initial scheduled due date later than .

Interest Distributions................Holders of each class of Senior
                                      Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest in an aggregate amount (with respect to any Distribution Date, the "Interest Distribution Amount") as follows: (a) in the case of each class of Offered Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, and (b) in the case of the Class F Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount of such Certificates for such Distribution Date at the then applicable weighted average Pass-Through Rate for such class; in each case less the allocable share for each such class of the Net Prepayment Interest Shortfall (as defined herein and allocated as described herein), if any, for such Distribution Date. The Interest Accrual Period for the Targeted Amortization Certificates and the Class F Certificates for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Variable Rate Certificates for any

                                      Distribution Date is the one-month period commencing on the 25th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. If the Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be added to the Interest Distribution Amount distributable to holders of Senior Certificates on subsequent Distribution Dates, to the extent of available funds.

                                      The Available Distribution Amount for any
                                      Distribution Date includes scheduled
                                      payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections on the Mortgage Loans received during the related Prepayment Period, any Advances made by the Master Servicer for the Distribution Date, and any amounts paid by the Master Servicer to cover the Prepayment Interest Shortfall (as defined herein) for such Distribution Date, as described herein, net of certain amounts payable or reimbursable to the Master Servicer and the Trustee. The Available Distribution Amount for the first Distribution Date will include cash to be delivered to the Trustee on the Closing Date in respect of each Mortgage Loan that does not have a monthly payment due in 1992 in an amount equal to one month's interest on each such Mortgage Loan at the Net Mortgage Rate thereon. The Net Mortgage Rate on any Mortgage Loan is equal to the Mortgage Rate thereon minus % per annum, which is the rate at which the servicing fee is calculated (the "Servicing Fee Rate").

                                      The Due Period with respect to any
                                      Distribution Date com mences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The Prepayment Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs. The
                                      Determination Date with respect to any
                                      Distribution Date is the day of the month in which such Distribution Date occurs or, if such day is not a business day, on the next preceding business day. See "Description of the Certificates-Interest Distributions".

Principal Distributions...............Holders of the Senior Certificates will be entitled to receive on each Distribution
                                      Date, in accordance with the sequential
                                      priorities described herein, a
                                      distribution allocable to principal equal to the sum of the following amounts (hereinafter referred to as the "Minimum Principal Distribution Amount"): (i) the then applicable Senior Percentage of all scheduled principal payments due on the

                                      Mortgage Loans during the related Due
                                      Period, regardless of whether received on or prior to the related Determination Date, (ii) the then applicable Senior Prepayment Percentage of all prepayments and certain other unscheduled principal recoveries received with respect to the Mortgage Loans in the related Prepayment Period, (iii) with respect to any defaulted Mortgage Loan that finally is liquidated in the related Prepayment Period, other than a Mortgage Loan as to which a Special Hazard Loss in excess of the Special Hazard Subordination Amount (each as defined herein) has occurred, the lesser of (a) the then applicable Senior Liquidation Percentage of the net amount of principal recovered and (b) the then applicable Senior Percentage of the Scheduled Principal Balance thereof and
                                      (iv) with respect to any Mortgage Loan
                                      that finally is liquidated in the related
                                      Prepayment Period as to which a Special
                                      Hazard Loss in excess of the Special
                                      Hazard Subordination Amount has occurred
                                      (a "Special Hazard Excess Loss"), the
                                      Senior Percentage of the lesser of (a) the net amount of principal recovered and (b) the excess, it any, of the Scheduled Principal Balance of such Mortgage Loan over such Special Hazard Excess Loss. Holders of Senior Certificates will be entitled to additional distributions allocable to principal in respect of Unrecovered Senior Portions to the extent described herein under "Description of the Certificates-Principal Distributions".

                                      On each Distribution Date as to which the Senior Percentage is less than 100%, an amount (hereinafter referred to as the "Senior Principal Distribution Amount") equal to the sum of (i) the lesser of (a) the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed to the Senior Certificateholders and (b) the Minimum Principal Distribution Amount for such Distribution Date plus, to the extent not previously paid, the Minimum Principal Distribution Amount for each prior Distribution Date, and (ii) any amount distributable in respect of Unrecovered Senior Portions, will be distributed as follows:

                                                    (w)   first, in alphabetical
                                                          order of class
                                                          designation to the
                                                          holders of the
                                                          respective classes of
                                                          Targeted Amortization
                                                          Certificates, in each
                                                          case up to an amount
                                                          equal to the Targeted
                                                          Principal Distribution
                                                          Amount for such class
                                                          and such Distribution
                                                          Date;

                                                    (x)   second, to the holders
                                                          of the Class D
                                                          Certificates and the
                                                          holders of the Class E
                                                          Certificates pro rata
                                                          based on the
                                                          Certificate Principal
                                                          Balances thereof, up
                                                          to an amount equal to
                                                          the Certificate
                                                          Principal Balances
                                                          thereof;

                                                    (y)   third, in alphabetical
                                                          order of class
                                                          designation to the
                                                          holders of the
                                                          respective classes of
                                                          Targeted Amortization
                                                          Certificates, in each
                                                          case up to an
                                                          amount equal to the
                                                          Certificate Principal
                                                          Balance thereof; and

                                                    (z)   fourth, to the holders
                                                          of the Class F
                                                          Certificates, up to an
                                                          amount equal to the
                                                          Certificate Principal
                                                          Balance thereof.

                                      The Targeted Principal Distribution Amount for any class of Targeted Amortization Certificates on any Distribution Date is the amount, if any, necessary to reduce the Certificate Principal Balance of such class to the percentage of the initial Certificate Principal Balance of such class set forth in the Targeted Principal Percentage table included herein under "Description of the
                                      Certificates--Principal Distributions".

                                      In the event that the Senior Percentage
                                      applicable to distributions on any
                                      Distribution Date were to equal 100%,
                                      which would result if the aggregate
                                      Certificate Principal Balance of the
                                      Subordinate Certificates were reduced to zero due to allocations of Realized Losses together with any distributions in respect of principal, all priorities relating to sequential distribution in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed on such Distribution Date and each succeeding Distribution Date, to all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

                                      The Senior Percentage initially will be
                                      approximately % and will be recalculated
                                      after each Distribution Date as described
                                      herein to reflect the entitlement of the
                                      holders of the Senior Certificates to
                                      subsequent distributions allocable to
                                      principal. The Senior Prepayment
                                      Percentage initially will be 100%;
                                      starting on the Distribution Date
                                      occurring in      , it will decline in the
                                      manner and subject to the conditions
                                      described herein until      , when it will
                                      equal the then applicable Senior
                                      Percentage. The Senior Liquidation
                                      Percentage initially will be approximately
                                             % and, for so long as the Class G-2
                                      Certificates are outstanding, will be
                                      recalculated after each Distribution Date to equal the sum of the then applicable Senior Percentage and the then applicable percentage of distributions in respect of principal to which the holders of the Class G-2 Certificates are entitled, subject to the subordination provisions applicable to the Class G-2 Certificates. After the Class G-2 Certificates have been retired, the Senior Liquidation Percentage will be 100%.

                                      The application of the Senior Prepayment
                                      Percentage (when it exceeds the Senior
                                      Percentage) to determine amounts
                                      distributable in respect of principal of the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates. The corresponding increase in the respective interest of the Subordinate

                                      Certificates relative to that of the
                                      Senior Certificates is intended to
                                      preserve the availability of the
                                      subordination provided by the Subordinate
                                      Certificates. See "Description of the
                                      Certificates--Allocation of Losses;
                                      Subordination".

Allocation of Losses..................Subject to the limitations described herein (including the limitation relating
                                      to Special Hazard Losses), losses realized
                                      on the Mortgage Loans will be allocated to
                                      the Subordinate Certificates prior to
                                      allocation to the Senior Certificates.
                                      Special Hazard Losses in excess of the
                                      Special Hazard Subordination Amount will
                                      be allocated to all classes of
                                      Certificates pro rata in accordance with
                                      their respective outstanding Certificate
                                      Principal Balances. The Special Hazard
                                      Subordination Amount initially will be
                                      approximately $     and will be subject to
                                      reduction on each Distribution Date as
                                      described herein. See "Description of the Certificates--Allocation of Losses;
                                      Subordination".

Special Prepayment
Considerations........................The rate of principal payments on the
                                      Certificates collectively will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage pass-through certificates generally, the Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                      The multiple class structure of the
                                      Certificates results in the allocation of prepayments among certain classes as follows:

                                      SEQUENTIALLY PAYING CLASSES: All classes of the Certificates are subject to various priorities for payment of principal as described herein. Distributions on classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distributions on classes with a later priority of payment will not be directly affected by the prepayment speed until such time as principal is distributable on such classes; however, the timing of commencement of principal distributions and the weighted average lives of such classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such classes.

                                      TARGETED AMORTIZATION CERTIFICATES:
                                      Principal distributions on the Targeted
                                      Amortization Certificates would be payable in amounts determined based on schedules as described herein, if the prepayment speed of the Mortgage Loans were to remain at a constant level of approximately % of the Standard Prepayment Assumption. However, as discussed herein, actual principal distributions are likely to deviate from the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month will remain at or near ___% of the Standard Prepayment Assumption. If the Variable Rate Certificates are retired before all of the Targeted Amortization Certificates are retired, the rate of principal distributions and the weighted average lives of the remaining Targeted Amortization Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans, and principal distributions thereon will be more likely to deviate from the described amounts. See the description below and herein for a discussion of the effect of the timing of distributions in respect of principal on the Targeted Amortization Certificates on the yield of the Variable Rate Certificates.

                                      VARIABLE RATE CERTIFICATES: Because of the application of amounts available for principal distributions among the Certificates in any given month, first to the Targeted Amortization Certificates up to the described amounts and then to the Variable Rate Certificates, the rate of principal distributions and the weighted average lives of the Variable Rate Certificates will be extremely sensitive to changes in the prepayment speed of the Mortgage Loans. The sensitivity of the Variable Rate Certificates to changes in the prepayment speed will be significantly greater than that of the Targeted Amortization Certificates, or than the sensitivity that a fractional undivided interest in the Mortgage Loans would have.

                                      SUBORDINATION FEATURES: As described
                                      herein, during certain periods all or a
                                      disproportionately large percentage of
                                      principal prepayments on the Mortgage
                                      Loans will be allocated among the Senior
                                      Certificates, and during certain periods none or a disproportionately small percentage of such prepayments will be distributed on the Class G-1 and Class G-2 Certificates. As a result, the weighted average lives of the Class G-1 and Class G-2 Certificates will be extended and, as a relative matter, the subordination afforded the Senior Certificates by the Class G-1 and Class G-2 Certificates will be increased.

                                      See "Description of the
                                      Certificates--Principal Distributions" and
                                      "Yield on the Certificates" herein, and
                                      "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield Considerations..........The yield to maturity on each respective class of the Offered Certificates will
                                      depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof (and of any losses on the Mortgage Loans) to reduce the Certificate

                                      Principal Balance of such class, as well as other factors such as the then applicable Pass-Through Rate (and any adjustments thereto) and the purchase price for such Certificates. The yield to investors on any class of Offered Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which result from the payment of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full to the extent not offset by the Master Servicer's compensation, and the lack of any distribution of interest on the amount of any partial prepayments.

                                      In general, if a class of Offered
                                      Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time or purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                      The proceeds to the Depositor from the
                                      sale of the Offered Certificates were
                                      determined based on a number of
                                      assumptions, including a prepayment
                                      assumption of % of the Standard Prepayment
                                      Assumption and weighted average lives
                                      corresponding thereto as set forth herein under "Yield on the Certificates." The yield assumptions for the respective classes that are to be offered hereunder will vary as determined at the time of sale.

                                      The multiple class structure of the
                                      Certificates causes the yield of certain classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows:

                                      TARGETED AMORTIZATION CERTIFICATES: The
                                      yield to investors on the Targeted
                                      Amortization Certificates will be more
                                      sensitive to the rate and timing of
                                      principal payments on the Mortgage Loans when the Certificate Principal Balances of the Variable Rate Certificates are reduced to zero. In addition, the rate of principal prepayments on the Mortgage Loans will affect the weighted average lives of the Targeted Amortization Certificates.

                                      VARIABLE RATE CERTIFICATES: The Variable
                                      Rate Certificates will likely experience significant price and yield volatility due to the companion nature thereof. Investors should consider whether such volatility is suitable to their investment needs. The yield to investors on the Variable Rate Certificates will be especially sensitive to the rate of prepayments on the Mortgage Loans. A slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the Variable Rate Certificates. In addition, the yield on the Variable Rate Certificates will be sensitive to fluctuations in the level of LIBOR (as defined herein).

Advances..............................The Master Servicer is required to make advances in respect of delinquent payments of principal and interest, subject to the limitations described herein. The Trustee is obligated to make any such advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Agreement. See "Description of the
                                      Certificates--Advances" herein and
                                      "Description of the Certificates--Advances in respect of Delinquencies" in the Prospectus.

Denominations.........................The Offered Certificates will be offered in registered form, in minimum percentage interests corresponding to initial Certificate Principal Balances of approximately $ and multiples of $ in excess thereof, with one Offered Certificate of each class evidencing an amount equal to the remainder of the aggregate initial Certificate Principal Balance of the Offered Certificates of such class.

Record Date...........................All distributions, other than the final distribution on any class of Certificates,
                                      will be made by or on behalf of the
                                      Trustee to the persons in whose names the
                                      Series 199_- Certificates are registered
                                      at the close of business on    , 199_ in
                                      the case of the first Distribution Date
                                      and on the last business day of the month preceding the month in which the related Distribution Date occurs for all subsequent Distribution Dates. See "Description of the Certificates-- General".

Optional Termination..................At its option, the Master Servicer may purchase all of the Mortgage Loans in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the Series 199_- Certificates, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the Trust Fund is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement-- Termination" herein and "Description of the Certificates-- Termination" in the Prospectus.

Certain Federal Income Tax
Consequences..........................For federal income tax purposes, the Trust
                                      Fund will be a "real estate mortgage
                                      investment conduit" (a "REMIC"). The
                                      Senior Certificates, the Class G-1
                                      Certificates and the Class G-2
                                      Certificates will constitute the "regular interests" in the REMIC and generally will be treated as debt instruments of the Trust Fund for federal income tax purposes. The Class R Certificates will constitute the "residual interest" in the REMIC.

                                      The Offered Certificates will be treated as "qualifying real property loans" under
                                      Section 593(d) of the Internal Revenue
                                      Code of 1986 (the "Code"), assets
                                      described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
                                      Section 856(c)(5)(A) of the Code,
                                      generally in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

                                      The Offered Certificates may be treated
                                      for federal income reporting purposes as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and original issue discount for federal income tax purposes is % of the Standard Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Yield on the Certificates" herein.

                                      For further information regarding the
                                      federal income tax con sequences of
                                      investing in the Offered Certificates, see
                                      "Cer tain Federal Income Tax Consequences" herein and in the Prospectus.

Rating................................It is a condition to the issuance of the
                                      Series 199_- Certificates that the Offered
                                      Certificates be rated not lower
                                      than "      " by and "       " by        .
                                      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment......................The Offered Certificates will constitute
                                      "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation is enacted prior to October 3, 1992. The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities such as the Class D and Class E Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates, and particularly the Class D and Class E Certificates, constitute legal investments or are subject to restrictions on investment. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations..................The U.S. Department of Labor has issued an individual exemption, Prohibited
                                      Transaction Exemption 89-89, to the
                                      Underwriter that generally exempts from
                                      the application of certain of the
                                      prohibited transaction provisions of
                                      Section 406 of the Employee Retirement
                                      Income Security Act of 1974, as amended
                                      ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Offered Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" in the Prospectus.

                                THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of approximately Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $
(subject to a permitted variance of plus or minus      %). The Mortgage Loans
are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on oneto four-family residential properties consisting of detached or semi-detached one-family dwelling units, twoto four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included
in the Mortgage Pool will be acquired by the Depositor from        , in its
capacity as Mortgage Loan Seller. In addition,                  will be the
Master Servicer for the Certificates.

     With respect to all but    of the Mortgage Loans, the mortgagor represented
in its loan application that the Mortgaged Property would be owner-occupied as its primary residence. Mortgage Loans, having an aggregate principal balance as
of the Cut-off Date of $      , will be secured by a second home.

     Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is insured by a primary mortgage insurance policy. Each such insurance policy provides coverage in an amount equal at least to the excess of the original principal balance of the Mortgage Loan covered thereby plus accrued interest thereon and related foreclosure expenses over 75% of the Value of the related Mortgaged Property. Any Mortgage Loan having a Loan-to-Value Ratio of less than or equal to 80% at origination is not so insured. No Mortgage Loan
will have a Loan-to-Value Ratio at origination exceeding    %. There can be no
assurance that the Loan-to-Value Ratio of any Mortgage Loan is less than or equal to its original Loan-to-Value Ratio.

     All of the Mortgage Loans are subject to due-on-sale provisions typically included in mortgage documents acceptable to FHLMC and FNMA.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (when a characteristic of the Mortgage Loans is stated to be possessed by a percentage of the Mortgage Loans in the Mortgage Pool, that percentage represents the ratio of the aggregate principal balance of Mortgage Loans having such characteristic to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").
Approximately    % of the Mortgage Loans will have a first Due Date on or prior
to    . Approximately    % of the Mortgage Loans will have been originated after
   and before   , and will have a first Due Date of     . See "Pooling and
Servicing Agreement-General" with respect to the obligation of the Mortgage Loan Seller in connection with such Mortgage Loans.

     Approximately    % of the Mortgage Loans will have an original term to
maturity of approximately [15] years and approximately % of the Mortgage Loans will have an original term to maturity of approximately [30] years. The weighted average remaining term to maturity of the Mortgage Loans will be approximately
      years and        months. None of the Mortgage Loans will have a first Due
Date prior to       , or will have a remaining term to maturity of less than
approximately     years and      months or greater than approximately      years
and      months.

     The Mortgage Loans will have Mortgage Rates ranging from approximately    %
per annum to approximately   % per annum. The weighted average of the Mortgage
Rates will be approximately    % per annum. The Mortgage Loans with an original
term to maturity of approximately [15] years will have a weighted average
Mortgage Rate of approximately    % per annum and the Mortgage Loans with an
original term to maturity of approximately [30] years will have a weighted
average Mortgage Rate of approximately   % per annum.

     The Mortgage Loans will have principal balances at origination of not less
than approximately   $ or more than approximately $ and as of the Cut-off Date
of not less than approximately   $ or more than approximately $     . The
Mortgage Loans will have an average outstanding principal balance as of the
Cut-off Date of approximately $          .

     Approximately %    of the Mortgage Loans will have Loan-to-Value Ratios at
origination exceeding 80%. The weighted average original Loan-to-Value Ratio of
the Mortgage Loans is %         .

Approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in    ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
approximately    % of the Mortgage Loans will be secured by Mortgaged Properties
located in   ;
more approximately    % of the Mortgage Loans will be secured by Mortgaged
Properties located in   ; and not more than approximately   % of the Mortgage
Loans will be secured by Mortgaged Properties located in any one other state.
Not more than approximately   % of the Mortgage Loans will be secured by
Mortgaged Properties located in any one zip code area.

     Approximately    % of the Mortgage Loans will be secured by detached or
semi-detached one-family dwelling units. Approximately   % of the Mortgage Loans
will be secured by units in two- to four-family dwellings, individual condominium units, individual units in planned unit developments or townhouses.

     Approximately    % of the Mortgage Loans are Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan.

     Approximately      % of the Mortgage Loans will be Buydown Mortgage Loans.

Underwriting Standards

     All of the Mortgage Loans were originated by (in such capacity, the "Mortgage Loan Seller"), generally in accordance with the underwriting criteria specified in the Prospectus, except as described herein. [Description of differences with Prospectus description under the heading "Mortgage Loan Program-Underwriting Standards".]

Additional Information

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Series 199_- Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Series 199_- Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Series 199_- Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A detailed description of the Mortgage Loans on Form 8-K (the "Form 8-K") will be available to purchasers of Offered Certificates at or before initial issuance of the Series 199_- Certificates and will be filed by the Depositor with the Securities and Exchange Commission within fifteen days after such initial issuance. The Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans included in the Trust Fund outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.

                            YIELD ON THE CERTIFICATES

Delay in Distributions on the Targeted Amortization Certificates

     The effective yield to holders of the Targeted Amortization Certificates will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though 54 days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 24 days prior to such Distribution Date, and (iii) in the case of the class or classes of Targeted Amortization Certificates then receiving distributions in respect of principal, during each Interest Accrual Period, interest accrues on a Certificate Principal Balance that is less than the Certificate Principal Balance of such class or classes actually outstanding for the first 24 days of such Interest Accrual Period.

Prepayment Interest Shortfalls

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied on the first day of the month of receipt, with a resulting reduction in interest payable for the month in which the partial principal prepayment is made. The Master Servicer is obligated to pay from its own funds those shortfalls attributable to prepayments on Mortgage Loans during each Prepayment Period (as to the related Distribution Date, the "Prepayment Interest Shortfall"), but only to the extent of its total servicing compensation for the concurrent period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses". Accordingly, to the extent that any shortfall exceeds the amount that the Master Servicer is obligated to pay from its own funds, the effect of any such principal prepayment will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Senior Certificates and the Subordinate Certificates on a pro rata basis, and will not be carried forward to any future Distribution Date. See "Description of the Certificates--Interest Distributions".

General Prepayment Considerations

     The rate of principal payments on the Certificates, the aggregate amount of distributions on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Depositor, the Master Servicer or the Mortgage Loan Seller, as the case may be). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. All of the Mortgage Loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions" herein, all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated to the Senior Certificates until the Distribution Date occurring in . Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium, the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans and, in the case of the Variable Rate Certificates, the degree to which interest payments thereon are sensitive to the level of LIBOR. An investor should carefully consider the associated risks, including, in the case of the Class D Certificates, the risk that lower than anticipated levels of LIBOR could result in an actual yield to such investor that is lower than the anticipated yield and, conversely, in the case of the Class E Certificates, the risk that higher levels of LIBOR than anticipated (especially if accompanied by a slower than anticipated rate of principal payments on the Mortgage Loans) could result in an actual yield to such investor that is significantly lower than the anticipated yield. Further, in the case of any Offered Certificate purchased at a discount (especially the Class E Certificates), an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a borrower's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards".

     As described herein under "Description of the Certificates--Interest Distributions", if the Available Distribution Amount is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be added to the Interest Distribution Amount distributable to holders of Senior Certificates on subsequent Distribution Dates, to the extent of available funds. Such shortfalls, if any, will affect the yield to maturity of the Offered Certificates to the extent of interest on such shortfall for so long as it is outstanding.

     An amount equal to the Targeted Principal Distribution Amount (as defined herein) for each class of Targeted Amortization Certificates is expected to be available on each Distribution Date for the payment of principal on such class assuming that (i) the Mortgage Loans have the characteristics described in Table 1 below (the "Assumed Mortgage Loan Characteristics"), (ii) no optional termination as described under "Pooling and Servicing Agreement--Termination" herein is exercised, (iii) principal prepayments on the Mortgage Loans occur at a constant rate of % SPA until the Certificate Principal Balance of such class is reduced to zero, (iv) scheduled monthly payments on the Mortgage Loans are received on their respective Due Dates and (v) Prepayment Interest Shortfalls, if any, are covered by application of the Master Servicer's servicing compensation for the related Prepayment Periods.

                                     TABLE 1

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                                     Weighted
                                 Original        Remaining           Average
                                   Term             Term             Mortgage
Principal Balance              to Maturity      To Maturity            Rate
                               (in Months)      (in Months)
$                    .........    [360]                                        %
                     .........    [180]                                        %
-------------------
$


     When the Trust Fund is formed, the Mortgage Loans will have characteristics different from those assumed in Table 1 above. Consequently, it is possible that even if the rate of principal prepayments were to remain constant at % SPA at all times, the amount available for distribution in respect of principal of any class of the Targeted Amortization Certificates on any Distribution Date could be more or less than the Targeted Principal Distribution Amount for such class for such Distribution Date. Because any excess of the Senior Principal Distribution Amount over the aggregate Targeted Principal Distribution Amount on the Targeted Amortization Certificates for any Distribution Date will be distributed on such Distribution Date, the amounts available for distribution in respect of principal may be insufficient to meet the aggregate Targeted Principal Distribution Amount on subsequent Distribution Dates even if prepayments of the Mortgage Loans occur at a constant level of % SPA.

     The timing of distributions in respect of principal of the Targeted Amortization Certificates as described herein under the heading "Description of the Certificates-Principal Distributions" is expected to be more stable than would be the case if such classes were not Targeted Amortization Certificates. See the description below for a discussion of the effect of the timing of distributions in respect of principal on the Targeted Amortization Certificates on the yield of the Variable Rate Certificates. However, to the extent prepayments occur at a constant level lower than approximately % SPA, the Senior Principal Distribution Amount on each Distribution Date may be insufficient to make distributions in respect of principal of the Targeted Amortization Certificates in amounts sufficient to reduce their respective Certificate Principal Balances to the Targeted Principal Balances (as defined below) for such Distribution Date, and the weighted average lives of such classes of Certificates may be extended. To the extent that prepayments occur at a constant level higher than % SPA, the weighted average lives of the Targeted Amortization Certificates may be reduced. However, at certain constant prepayment rates above approximately % SPA the weighted average lives of the Targeted Amortization Certificates may be extended.

     Whether the classes of Targeted Amortization Certificates receive distributions in respect of principal equal to their Targeted Principal Distribution Amounts on any Distribution Date will depend in part upon whether the Variable Rate Certificates remain outstanding. Under certain prepayment scenarios that include one or more periods of relatively fast prepayments, the Certificate Principal Balances of the Variable Rate Certificates may be reduced to zero before the Certificate Principal Balances of the classes of Targeted Amortization Certificates are so reduced. In such case, all of the Senior Principal Distribution Amount will be applied to the class or classes of Targeted Amortization Certificates then entitled to receive distributions in respect of principal as described above. Thus, when the Certificate Principal Balances of the Variable Rate Certificates are reduced to zero, the rate of distributions in respect of principal on the classes of Targeted Amortization Certificates will become more sensitive to prepayment rates on the Mortgage Loans.

     Because the Variable Rate Certificates act as a companion class of certificates to the Targeted Amortization Certificates and will receive on each Distribution Date distributions in respect of principal in an amount not greater than the excess of the Senior Principal Distribution Amount over the aggregate Targeted

Principal Distribution Amount for the Targeted Amortization Certificates for such Distribution Date, distributions in respect of principal of the Variable Rate Certificates will be especially sensitive to the rate of prepayments of the Mortgage Loans. In addition, if the aggregate Targeted Principal Distribution Amount on any Distribution Date equals or exceeds the Senior Principal Distribution Amount, the Variable Rate Certificates will receive no distributions in respect of principal on such Distribution Date.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month after origination and that this annual prepayment rate increases by 0.2% per annum each month thereafter through the thirtieth month after origination and remains constant at 6% per annum in each month thereafter (such assumption is referred to herein as "100% SPA"). The SPA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool.

     Table 2 below indicates the sensitivity of the annual cash flow, total cash flow and pre-tax yield to maturity (corporate bond equivalent) of the Class E Certificates at various percentages of SPA and under various LIBOR assumptions. The yield calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class E Certificates and consequently do not purport to reflect the return on any investment in such class when such reinvestment rates are considered. For purposes of these calculations, it is assumed, among other things, that (i) the Mortgage Loans prepay at the specified constant percentage of SPA, (ii) the Mortgage Loans have the Assumed Mortgage Loan Characteristics,
(iii) no optional termination described under "Pooling and Servicing Agreement--Termination" herein is exercised, (iv) the initial Certificate
Principal Balance of the Class E Certificates is $    , (v) scheduled monthly
payments on the Mortgage Loans are received on their respective Due Dates, (vi) Prepayment Interest Shortfalls, it any, are covered by application of the Master Servicer's servicing compensation for the related Prepayment Periods, (vii) the beneficial owners of the Offered Certificates receive distributions in cash on the 25th day of each month in which such distributions are required to be made,
(viii) the aggregate purchase price of the Class E Certificates is % (including accrued interest) of the initial Certificate Principal Balance thereof and (ix) accrued interest payable on the Class E Certificates for the first Distribution
Date is calculated on the basis of a per annum rate equal to   %.

                                     TABLE 2

        SENSITIVITY OF THE CLASS E CERTIFICATES TO PREPAYMENTS AND LIBOR
                             (AMOUNTS IN THOUSANDS)



Principal and                       % LIBOR                    % LIBOR                   % LIBOR                   % LIBOR
                            ------------------------------------------------------------------------------- ----------------------
Interest                        SPA Prepayment             SPA Prepayment            SPA Prepayment            SPA Prepayment
Payments During                   Assumption                 Assumption                Assumption                Assumption
Twelve                      ------------------------------------------------------------------------------- ----------------------
Consecutive Months Through  100%  225%    350%   500%  100%   225%   350%  500%   100%  225%  350%   500%   100%  225%  350%   500%
                            ---------------------------------------- -------------------------------------- -----------------------
                            $     $       $      $     $      $      $     $      $     $     $      $      $     $     $      $


Total Payments*...........  $     $       $      $     $      $      $     $      $     $     $      $      $     $     $      $
                            ======================================== ====================================== =======================
Pre-Tax Yield.............       %       %      %     %      %     %      %      %     %     %      %     %      %     %      %   %

---------------------
* Total payments may not equal the sums of the respective columns due to rounding.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class E Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class E Certificates, and by converting such monthly rates to corporate bond equivalent rates.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Because the Mortgage Loans will have characteristics different from those assumed in preparing the preceding table, the annual cash flows, total cash flows and resulting pre-tax yields of the Class E Certificates may differ from those shown, even if all of the Mortgage Loans prepay at the indicated constant percentages of SPA.

Scheduled Final Distribution Dates and Weighted Average Lives

         The Scheduled Final Distribution Date for each class of Offered Certificates as shown on the front cover hereof is calculated as follows: (a) by assuming, among other things, that (i) in the case of the Targeted Amortization Certificates, principal payments on the Mortgage Loans are made at a rate such that the Class A Certificates receive their Targeted Principal Distribution Amount on the first Distribution Date, the Certificate Principal Balances of the Variable Rate Certificates are reduced to zero on the first Distribution Date and no subsequent principal prepayments on the Mortgage Loans are made; (ii) in the case of the Variable Rate Certificates, no principal prepayments on the Mortgage Loans are made; (iii) each of the Mortgage Loans has an original and a remaining term to maturity of [360] months and bears interest at a rate of % per annum; (iv) no optional termination as described under "Pooling and Servicing Agreement--Termination" herein is exercised; and (v) scheduled monthly payments on the Mortgage Loans are received on their respective Due Dates; and (b) by adding one month to the date on which, under such assumptions, the final distribution would be made on such class.

         Because (i) certain of the Mortgage Loans have terms to maturity that are shorter, and bear interest at rates that are lower, than the term to maturity and rate assumed in calculating the Scheduled Final Distribution Dates,
(ii) the prepayment scenarios assumed for purposes of such calculations are highly improbable and (iii) one month has been added to the dates determined on the basis of the assumptions set forth in clause (a) of the preceding sentence, the actual final distribution on any class of Offered Certificates is likely to occur earlier, and could occur significantly earlier, than its Scheduled Final Distribution Date.

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans included in the Trust Fund is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans).

         The rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average lives of the classes of Variable Rate Certificates than on the weighted average lives of the Targeted Amortization Certificates. Moreover, the effect of principal payments on the weighted average lives of the classes of Variable Rate Certificates may be significantly greater than would be the case if the

Series 199_- Certificates did not include classes of Targeted Amortization Certificates. For example, on any Distribution Date, the Variable Rate Certificates will receive as distributions in respect of principal only the excess of the Senior Principal Distribution Amount for such Distribution Date over the aggregate Targeted Principal Distribution Amount for the Targeted Amortization Certificates for such Distribution Date. In particular, if a low rate of prepayments causes the Senior Principal Distribution Amount to be equal to or less than the aggregate Targeted Principal Distribution Amount for such Distribution Date, the Variable Rate Certificates will receive no distributions in respect of principal on such Distribution Date.

         The following table indicates the percentage of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life of each such class of Offered Certificates. The table is based on the assumptions set forth in clauses (i),
(ii), (iii) and (v) on page S-15 hereof. There are likely to be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the Assumed Mortgage Loan Characteristics. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the classes of the Offered Certificates set forth in the table. In addition, to the extent that the actual Mortgage Loans included in the Mortgage Pool have characteristics which differ from those assumed in preparing the table set forth below, each class of the Offered Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of each class of Offered Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown, at various percentages of SPA. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust Fund. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE SPECIFIED PERCENTAGES OF SPA


                                     Class A                       Class B                       Class C
                                     -------                       -------                       -------
                                 SPA Prepayment                SPA Prepayment                SPA Prepayment
                                   Assumption                    Assumption                    Assumption
                          ---------------------------------------------------------------------------------------
Distribution Date         0%   100%  225%  350%  500%  0%  100%   225%  350%   500%  0%   100%   225%  350%  500%
-----------------         ----------------------------------------------       ----------------- ----------------
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
 ..........................
Weighted average life
  (years) (1).............


(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results, and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE SPECIFIED PERCENTAGES OF SPA


                                     Class D                       Class E
                         ---------------------------- -------------------------
                                SPA Prepayment                SPA Prepayment
                                  Assumption                    Assumption
                         ------------------------------------------------------
Distribution Date        0%   100%  225%  350%  500% 0%  100%   225%  350% 500%
-----------------        ------------------------------------------------------
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
 .........................
Weighted average life
  (years) (1)............

------------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results, and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.


         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the SPA indicated in the tables above, or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of any class of Offered Certificates is not necessarily indicative of the weighted average life of such class that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at the SPA model rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 199_- Certificates will consist of six classes of Senior Certificates, designated as Class A, Class B, Class C, Class D, Class E and Class F Certificates, and three classes of Subordinate Certificates, designated as Class G-1, Class G-2 and Class R Certificates. The Series 199_- Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a pool of Mortgage Loans with an aggregate principal balance of approximately $ as of the Cut-off Date. The Senior Certificates have in the aggregate an initial Certificate Principal Balance of $ (approximate), evidencing an initial Senior Percentage of approximately %. The Class G-1 Certificates and the Class G-2 Certificates have in the aggregate an initial Certificate Principal Balance of $ (approximate), evidencing in the aggregate an initial Subordinate Percentage of approximately %. The Class R Certificates, which have no Certificate Principal Balance and no Pass-Through Rate, represent the right to receive distributions in respect of the Trust Fund after recrement of the Senior Certificates, the Class G-1 Certificates and the Class G-2 Certificates. The Subordinate Certificates, which are not being offered hereby, may be sold at any time by the Depositor in accordance with the terms of the Agreement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Offered Certificates are registered at the close of business on each Record Date, which will be , 199_ in the case of the first Distribution Date and the last business day of the month preceding the month in which the related Distribution Date occurs for all subsequent Distribution Dates. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the Record Date immediately prior to such Distribution Date by any holder of Offered Certificates having an aggregate initial Certificate Principal Balance of not less than $ , by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

Interest Distributions

         Holders of each class of Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest in an aggregate amount (with respect to any Distribution Date, the "Interest Distribution Amount") as follows: (a) in the case of each class of Offered Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, and
(b) in the case of the Class F Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount of such Certificates for such Distribution Date at the then applicable weighted average Pass-Through Rate for such class; in each case less the allocable share for each such class of the Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by the application of the servicing compensation of the Master Servicer for the related Prepayment Period (as to the related Distribution Date and all classes of Certificates, the "Net Prepayment Interest Shortfall"). If the Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be added to the Interest Distribution Amount distributable to holders of Senior Certificates on subsequent Distribution Dates, to the extent of available funds. See "Yield on the Certificates" herein. Any Net Prepayment Interest Shortfall with respect to any Distribution Date will be allocated among the holders of the Senior Certificates of each class, the holders of the Class G-1 Certificates and the holders of the Class G-2 Certificates PARI PASSU based on the respective amounts of interest accrued on such Certificates during their respective Interest Accrual Periods for such Distribution Date.

         The Targeted Amortization Certificates will accrue interest during each Interest Accrual Period at a fixed Pass-Through Rate equal to % per annum. The Class D Certificates will accrue interest during the first Interest Accrual Period for such class at a per annum rate of %. Thereafter, the Class D Certificates will accrue interest during each succeeding Interest Accrual Period at a per annum rate equal to the lesser of (a) % plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits
("LIBOR"), determined monthly as set forth below, and (b)   %. The Class E
Certificates will accrue interest during the first Interest Accrual Period for
such class at a per annum rate of    %. Thereafter, the Class E Certificates
will accrue interest during each succeeding Interest Accrual Period at a per annum rate equal to the greater of (a) % and (b) the lesser of (i) % and (ii)
    % minus the product of (x) and (y) LIBOR minus %. The Class F Certificates will accrue interest during each Interest Accrual Period at the weighted average of the Stripped Interest Rates on each of the Mortgage Loans. The Stripped Interest Rate on a Mortgage Loan is equal to the Net Mortgage Rate thereon minus
     % per annum. The Net Mortgage Rate on each Mortgage Loan is equal to the Mortgage Rate thereon minus the rate per annum at which the Master Servicer's servicing compensation is calculated.

         The Interest Accrual Period for the Targeted Amortization Certificates and the Class F Certificates for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Variable Rate Certificates for any Distribution Date is the one-month period commencing on the 25th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

         As described herein, the Interest Distribution Amount for the Senior Certificates is based on, among other things, the Certificate Principal Balance of the Offered Certificates and the Notional Amount of the Class F Certificates. The Certificate Principal Balance of any Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses, as described below. The Notional Amount of the Class F Certificates on any Distribution Date is equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the close of business on the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, as of the close of business on the Cut-off Date).

Determination of LIBOR

         The Pass-Through Rates on the Variable Rate Certificates for any related Interest Accrual Period after the first such period will be determined on the business day prior to the commencement of such Interest
Accrual Period (a "Rate Adjustment Date").

         On each Rate Adjustment Date, the Trustee will determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks (as defined below), as such quotations are provided to the Trustee as of 11:00 a.m. (London time) on such Rate Adjustment Date. As used herein with respect to a Rate Adjustment Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Los Angeles; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Adjustment Date in question and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each Rate Adjustment Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such otherpage as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations of major banks). The initial
Reference Banks will be                      and                  .
If any Reference Bank designated by the Trustee should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trustee may, in its sole discretion, designate an alternative Reference Bank.

         On each Rate Adjustment Date, LIBOR for the next succeeding Interest Accrual Period will be established by the Trustee as follows:

         (i) If on any Rate Adjustment Date two or more of the Reference Banks provide such offered rate quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered rate quotations (rounding such arithmetic mean upwards if necessary to the
         nearest whole multiple of          %);

         (ii) If on any Rate Adjustment Date only one or none of the Reference Banks provides such offered rate quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous Rate Adjustment Date and (y) the rate per annum (the "Reserve Interest Rate") determined by the Trustee to be either (A) the arithmetic mean (rounding such arithmetic mean upwards
         if necessary to the nearest whole multiple of     %) of the one-month
         Eurodollar lending rates that the New York City banks selected by the Trustee are quoting, on the relevant Rate Adjustment Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Adjustment Date to leading European banks; and

         (iii) If on any Rate Adjustment Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in clause (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous Rate Adjustment Date, or, in the
         case of the first Rate Adjustment Date,        %.

         The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the PassThrough Rates applicable to the Variable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. The Pass-Through Rates on the Variable Rate Certificates applicable to the then current and the immediately preceding Interest Accrual Periods may be obtained by telephoning the Trustee at ( ) .

Principal Distributions

         Holders of the Senior Certificates will be entitled to receive on each Distribution Date a distribution allocable to principal in the following amount (hereinafter referred to as the "Minimum Principal Distribution Amount"):

         (i) the product of (A) the then applicable Senior Percentage and (B) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, regardless of whether received on or prior to the related Determination Date;

         (ii) the product of (A) the then applicable Senior Prepayment Percentage and (B) the aggregate of the following amounts: (1) the principal portion of all full and partial principal prepayments made by the respective mortgagors during the related Prepayment Period, (2) the net principal portion of all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), and
         (3) the net principal portion of all proceeds of the repurchase (or, in the case of a substitution, certain amounts representing a principal adjustment) of any Mortgage Loan during the related Prepayment Period;

         (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period (other than a Mortgage Loan as to which a Special Hazard Loss in excess of the Special Hazard Subordination Amount has occurred), the lesser of (A) the product of (1) the then applicable Senior Liquidation Percentage and (2) the net principal portion of such recovery and (B) the product of (1) the then applicable Senior Percentage and (2) the Scheduled Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date in the month of liquidation; and

         (iv) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period and as to which a Special Hazard Loss in excess of the Special Hazard Subordination Amount has occurred (a "Special Hazard Excess Loss"), the product of (A) the Senior Percentage and (B) the lesser of (1) the net principal portion of such recovery and (2) the excess, if any, of the Scheduled Principal Balance thereof as of the close of business on the Distribution Date in the month of liquidation, over such Special Hazard Excess Loss.

Holders of Senior Certificates also will be entitled to receive as a distribution allocable to principal on any Distribution Date, in the event of one or more Realized Losses incurred during the related Prepayment Period, other than Special Hazard Excess Losses, an amount equal to the aggregate of the related Unrecovered Senior Portions of such Realized Losses; but only to the extent of the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate of (i) the Interest Distribution Amount for such Distribution Date, (ii) the Minimum Principal Distribution Amount for such Distribution Date, (iii) to the extent not previously paid, the Minimum Principal Distribution Amount for each preceding Distribution Date, and (iv) if the Class G-2 Certificates remain outstanding, all interest and principal payable on the Class G-1 Certificates on such Distribution Date. The Unrecovered Senior Portion with respect to a Realized Loss is the amount, if any, by which
(i) the product of the then applicable Senior Percentage and the Scheduled Principal Balance of the related Mortgage Loan exceeds (ii) the product of the then applicable Senior Liquidation Percentage and the net amount of principal recovered in connection with the liquidation of the related Mortgage Loan. Payments to the holders of the Senior Certificates on any Distribution Date in respect of any Unrecovered Senior Portion will be made only with respect to Realized Losses incurred in connection with Mortgage Loans that were finally liquidated during the related Prepayment Period.

         On each Distribution Date as to which the Senior Percentage is less than 100%, an amount (hereinafter referred to as the "Senior Principal Distribution Amount") equal to the sum of (i) the lesser of (a) the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed to the Senior Certificateholders and (b) the Minimum Principal Distribution Amount for such Distribution Date plus, to the extent not previously paid, the Minimum Principal Distribution Amount for each preceding Due Date, and (ii) any amount distributable in respect of Unrecovered Senior Portions, will be distributed as follows:

                  first, in alphabetical order of class designation to the holders of the respective classes of Targeted Amortization Certificates, in each case up to an amount equal to the Targeted Principal Distribution Amount for such class and such Distribution Date;

                  second, to the holders of the Class D Certificates and the holders of the Class E Certificates, pro rata based on the Certificate Principal Balances thereof, up to an amount equal to the Certificate Principal Balances thereof;

                  third, in alphabetical order of class designation to the holders of the respective classes of Targeted Amortization Certificates, in each case up to an amount equal to the Certificate Principal Balance thereof; and

                  fourth, to the holders of the Class F Certificates, up to an amount equal to the Certificate Principal Balance thereof.

         The Targeted Principal Distribution Amount for any class of Targeted Amortization Certificates on any Distribution Date is the amount, if any, necessary to reduce the Certificate Principal Balance of such class to an amount (as to such class and Distribution Date, the "Targeted Principal Balance") equal to the product of the initial Certificate Principal Balance of such class and the applicable percentage (as to such class and Distribution Date, the "Targeted Principal Percentage") set forth in the following table.

                          TARGETED PRINCIPAL PERCENTAGE



                       Class A          Class B             Class C
Distribution Date     Percentage       Percentage          Percentage
-----------------     ----------       ----------          ----------
 ..................                 %                 %                   %
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................
 ..................


         The Targeted Principal Percentages of the initial Certificate Pl Balances were calculated assuming that (i) prepayments on the Mortgage Loans occur at a constant rate of % SPA and (ii) the Mortgage Loans have the Assumed Mortgage Loan Characteristics.

         There is no assurance that the Senior Principal Distribution Amount for any Distribution Date will equal the aggregate Targeted Principal Distribution Amount for the Targeted Amortization Certificates for such Distribution Date. In addition, after the aggregate Certificate Principal Balance of the Variable Rate Certificates is reduced to zero, the aggregate Certificate Principal Balance of the Targeted Amortization Certificates, to the extent still outstanding on any Distribution Date, will be reduced below the aggregate Targeted Principal Balance thereof for such Distribution Date, if the Senior Principal Distribution Amount exceeds the aggregate Targeted Principal Distribution Amount. Any excess of the Senior Principal Distribution Amount over the aggregate Targeted Principal Distribution Amount for any Distribution Date will be distributed to the holders of the Offered Certificates in accordance with the priorities set forth above. Moreover, the ability to distribute the Targeted Principal Distribution Amount for any class of Targeted

Amortization Certificates will not be maintained by the averaging of principal prepayment rates on the Mortgage Loans over several Distribution Dates. There is no assurance that distributions in reduction of the Certificate Principal Balance of the Targeted Amortization Certificates of any class will not end significantly earlier or later than the first Distribution Date for which the Targeted Principal Percentage for such class is equal to zero percent as shown in the above table. See "Yield on the Certificates" herein for a further discussion of the effect of prepayments, liquidations and repurchases of the Mortgage Loans on the rate of payments of principal and on the weighted average lives of the Offered Certificates.

         In the event that the Senior Percentage applicable to distributions on any Distribution Date were to equal 100%, which would result if the aggregate Certificate Principal Balance of the Subordinate Certificates were reduced to zero due to allocations of Realized Losses together with any distributions in respect of principal, all priorities relating to sequential distributions in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed on such Distribution Date, and each succeeding Distribution Date, to all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

         The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, and reduced by the principal portion of all monthly payments due on or before the date of determination, whether or not received, and by all amounts allocable to unscheduled principal that were distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination. See "Allocation of Losses; Subordination" herein.

         The Senior Prepayment Percentage for each Distribution Date is the percentage indicated below for the period during which such Distribution Date occurs:

    Distribution Date                    Senior Prepayment Percentage
    -----------------                    ----------------------------

    through          ....  100%
    through          ....  Senior Percentage, plus 70% of the difference between the Senior Percentage and 100%
    through          ....  Senior Percentage, plus 60% of the difference between the Senior Percentage and 100%
    through          ....  Senior Percentage, plus 40% of the difference between the Senior Percentage and 100%
    through          ....  Senior Percentage, plus 20% of the difference between the Senior Percentage and 100%
    and thereafter ......  Senior Percentage;

provided, however, that the application of the foregoing reduction provisions is subject to satisfaction of certain criteria regarding amortization, delinquency and loss experience of the Mortgage Loans, and provided further, that if the Senior Percentage as of any Distribution Date is greater than the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100%.

         The Senior Percentage initially will be approximately % and on each Distribution Date will be adjusted to reflect the then current entitlement of the holders of the Senior Certificates to distributions of scheduled payments of principal in respect of the Mortgage Loans, based on the aggregate Certificate Principal Balance of the Senior Certificates and the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the Trust Fund.

         The Senior Liquidation Percentage initially will be approximately % and on each Distribution Date, for so long as the Class G-2 Certificates are outstanding, will be adjusted to reflect the then current entitlement of the holders of the Senior Certificates under certain circumstances to distributions allocable to principal of Mortgage Loans that finally are liquidated, based on the aggregate Certificate Principal Balance of the Senior Certificates and the Class G-2 Certificates and the aggregate of the Scheduled

Principal Balances of the Mortgage Loans in the Trust Fund. The Senior Liquidation ercentage will be 100% after the Class G-2 Certificates have been retired.

Advances

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Mortgage Rate) that were due during the related Due Period and which were delinquent on the related Determination Date (any such advance, an "Advance").

         The Master Servicer will be obligated to make Advances regardless of whether such Advances are deemed to be recoverable from the related Mortgage Loans, to the extent that the Class G-2 Certificates remain outstanding. Thereafter, such Advances in respect of any Mortgage Loan are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections,
Insurance Proceeds or Liquidation Proceeds.

         All Advances will be reimbursable to the Master Servicer either (a) from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) from any portion of the Available Distribution Amount remaining on any Distribution Date after payment to the holders of the Senior Certificates of the Interest Distribution Amount and Senior Principal Distribution Amount and after payment to the holders of the Class G-1 Certificates of all interest and principal due thereon. For purposes of the foregoing, all reimbursements of Advances in the manner described in (b) above shall be allocated, to the extent practicable, to specific monthly payments which have been delinquent for the longest period of time, which allocations shall be conclusive for purposes of future reimbursements of Advances. In addition, if the Class G-2 Certificates are no longer outstanding, any Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to distributions on the Senior Certificates. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

Allocation of Losses; Subordination

         The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of a Certificate will be reduced only by amounts actually distributed thereon that are allocable to principal, and by allocation of Realized Losses thereto. Realized Losses, other than Special Hazard Excess Losses, will be allocated to the Senior Certificates only after the Certificate Principal Balances of the Class G-2 Certificates and the Class G-1 Certificates have been reduced to zero through distributions in respect of principal or through the allocation of Realized Losses. Any Special Hazard Excess Losses will be allocated among each class of Senior Certificates and Subordinate Certificates in proportion to their outstanding Certificate Principal Balances. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date following the Prepayment Period in which the Realized Loss was incurred.

         The Special Hazard Subordination Amount initially will be approximately
$   and on each Distribution Date will be reduced to equal the lesser of (a) the initial Special Hazard Subordination Amount minus the sum of (i) all Special Hazard Losses that occurred during or prior to the related Prepayment Period and
(ii) the Adjustment Amount for such Distribution Date and (b) the then outstanding aggregate Certificate Principal Balance of the Class G-1 Certificates and the Class G-2 Certificates. The Adjustment Amount, as
calculated on     1 of each year, commencing        1, 199_, and applicable to
each of the twelve succeeding Distribution Dates, will equal the amount, if any, by which the initial Special Hazard Subordination Amount minus the amount described in clause (i) of the immediately preceding sentence exceeds the greater of (x) the aggregate principal balance of the Mortgage Loans then
outstanding times the greater of (1)        %  and (2) the then highest
percentage of Mortgage Loans, by principal balance, secured by Mortgaged
Properties located in any one zip code area and (y)    times the outstanding
principal balance of the largest Mortgage Loan then outstanding.

         The Certificate Principal Balance of any Senior Certificate will bear interest at its then applicable Pass-Through Rate for so long as it is outstanding. In order to maximize the likelihood of distribution in full of the Certificate Principal Balance of each Senior Certificate, plus interest, holders of Senior Certificates will have a prior right, on each Distribution Date, to the Available Distribution Amount, to the extent necessary to satisfy the Interest Distribution Amount and the Senior Principal Distribution Amount. The Minimum Principal Distribution Amount is subject to adjustment on each Distribution Date to reflect the then applicable Senior Percentage, Senior Prepayment Percentage and Senior Liquidation Percentage, each of which may be increased (to not more than 100%) in the event of Realized Losses on the Mortgage Loans as described herein under "--Principal Distributions". Application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) to determine the Minimum Principal Distribution Amount will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by the Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, as a relative matter, the subordination afforded by the Subordinate Certificates.

         Because (i) the holders of the Senior Certificates have a prior right on each Distribution Date to the Available Distribution Amount, to the extent necessary to satisfy the Interest Distribution Amount and the Senior Principal Distribution Amount, and (ii) through upward adjustments of the Senior Percentage, the Senior Prepayment Percentage and the Senior Liquidation Percentage as described under "-- Principal Distributions", the holders of the Senior Certificates would be entitled to distributions in respect of principal based on a larger share of future collections of principal of the Mortgage Loans, any shortfalls in the amounts that otherwise would be distributable to Certificateholders, whether resulting from Mortgage Loan delinquencies or Realized Losses (other than Special Hazard Excess Losses), will be borne by the holders of the Subordinate Certificates, to the extent of the aggregate Certificate Principal Balance thereof, prior to their being borne by the holders of the Senior Certificates. However, as long as the Class G-2 Certificates remain outstanding, the holders of the Senior Certificates will be entitled to distributions on each Distribution Date in respect of Unrecovered Senior Portions only to the extent that the Available Distribution Amount for such Distribution Date exceeds the aggregate of (i) the Interest Distribution Amount for such Distribution Date, (ii) the Minimum Principal Distribution Amount for such Distribution Date, (iii) to the extent not previously paid, the Minimum Principal Distribution Amount for each preceding Distribution Date, and (iv) all interest and principal payable on the Class G-1 Certificates on such Distribution Date (such excess, if any, the "Remaining Amount"). If the Unrecovered Senior Portions exceed the Remaining Amount, there will be a consequent increase in the Senior Percentage and, in certain circumstances, in the Senior Prepayment Percentage and the Senior Liquidation Percentage. Although increases in the Senior Percentage, the Senior Prepayment Percentage and the Senior Liquidation Percentage represent an increased entitlement of the holders of the Senior Certificates to future cash flows from the Mortgage Loans, under certain limited circumstances the holders of the Senior Certificates could bear losses on the Mortgage Loans that they would not have borne if their entitlement to receive distributions in respect of Unrecovered Senior Portions was not, during the period that the Class G-2 Certificates were outstanding, subject to the entitlement of the holders of the Class G-1 Certificates to receive distributions in respect of interest and principal.


                         POOLING AND SERVICING AGREEMENT

General

         The Series 199_-     Certificates will be issued pursuant to the
Agreement, a form of which is filed as an exhibit to the Registration Statement. A Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) the Mortgage Loans, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) cash to be delivered to the Trustee by the Mortgage Loan Seller on the Closing Date in respect of each Mortgage Loan that does not have a monthly payment due in in an amount equal to one month's interest on each such Mortgage Loan at the Net Mortgage Rate thereon, (iv) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Mortgage Loan Seller. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate
trust offices of the Trustee, located in   and at the offices of its agent in
New York, New York. The Trustee will serve as Certificate Registrar. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

Assignment of the Mortgage Loans

         The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee by the Mortgage Loan Seller to reflect the transfer of the Mortgage Loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form from the Mortgage Loan Seller to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments with respect to Mortgage Loans secured by Mortgaged Properties located in California will not be recorded. The assignments of mortgage relating to Mortgaged Properties located in other states are required to be recorded by the Master Servicer in the appropriate public offices for real property records. The above procedures are intended to protect the interests of the Certificateholders; however, the Mortgage Loan Seller, in its capacity as Master Servicer, will have access to the Mortgage Loan files. In the event that the Mortgage Loan Seller transfers a mortgage note secured by a Mortgaged Property located in California and assigns the related mortgage to a bona fide purchaser for value without notice of the rights of the Certificateholders, the rights of the Trust Fund in the related Mortgage Loan may be adversely affected.

The Master Servicer

         The Mortgage Loans will be serviced by   (in such capacity, the "Master
Servicer") pursuant to the Pooling and Servicing Agreement. The Master Servicer is a .

         The executive offices of the Master Servicer are located at
                 telephone number (          )              .

         At   , 199_, the Master Servicer provided servicing for $     aggregate
principal amount of mortgage loans, substantially all of which are being serviced for third parties.

Loan Production

         The following table sets forth the number and dollar amount of the Master Servicer's mortgage loan production for the periods indicated.

                            Mortgage Loan Production


                                                                            Year Ended
                                            ---------------------------------------------------------------------------
                                            1987         1988           1989          1990          1991           1992
                                           ------       ------         ------        ------        ------         -----
                                                        (Amounts in Millions, except Average Loan Balances)
Total Loans
  Number of Loans......................
  Volume of Loans...................... $            $              $             $             $              $
Average Loan Balance................... $            $              $             $             $              $

Delinquency and Foreclosure Experience

         The following table sets forth the delinquency and foreclosure experience by number of residential mortgage loans funded and serviced by the Master Servicer, as a percentage of all such mortgage loans, as of the dates indicated.


                     Delinquency and Foreclosure Experience


                                                       At                  ,
                                 -------------------------------------------
                                   1989       1990       1991       1992       1993       1994
                                 ---------  ---------  ---------  ---------  ---------  ------
Delinquent Mortgage Loans:
         30 days................         %          %          %          %          %          %
         60 days................
         90 days or more........
Total of delinquencies..........         %          %          %          %          %          %
                                 ========   ========   ========   ========   ========   ========
Foreclosures pending*...........         %          %          %          %          %          %
                                 ========   ========   ========   ========   ========   ========

--------------------
*  Includes bankruptcies which preclude foreclosures.

The Trustee

                           , a national banking association, will act as Trustee
for the Series 199_- Certificates pursuant to the Agreement. The Trustee's
principal executive offices are located at          , and its telephone number
is (   )                 .

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Series 199_- Certificates will be equal to accrued interest at the Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. The Servicing Fee Rate as to each Mortgage Loan is equal to % per annum. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Master Servicer's servicing compensation is subject to reduction in any month to cover shortfalls in collections of interest resulting from principal prepayments in full or in part. See "Yield on the Certificates" herein. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Certificates-Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.

Voting Rights

         At all times, % of all Voting Rights will be allocated among all holders of the Senior Certificates, the Class G-1 Certificates and the Class G-2 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, and % of all Voting Rights will be allocated among holders of the Class R Certificates in proportion to the percentage interests in such class evidenced by their respective Certificates.

Termination

         The circumstances under which the obligations created by the Agreement will terminate in respect of the Series 199_- Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Series 199_- Certificates on any Distribution Date, once the aggregate principal balance of the Mortgage Loans at the time of purchase is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises such option, the portion of the purchase price allocable to the Offered Certificates of each class will be, to the extent of available funds, 100% of their then aggregate outstanding Certificate Principal Balance plus one month's accrued interest thereon at the then applicable Pass-Through Rate plus any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Trustee will make an election to treat the Trust Fund evidenced by the Series 199_- Certificates as a "real estate mortgage investment conduit" (a "REMIC"). The Senior Certificates, the Class G-1 Certificates and the Class G-2 Certificates will be designated "regular interests" in the REMIC, and the Class R Certificates will be designated as the "residual interest" in the REMIC.

         The Offered Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Internal Revenue Code of 1986 (the "Code"), assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code, generally in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

         The Offered Certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and original issue discount for federal income tax purposes is % of the Standard Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs --Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations under the Agreement and in respect of compliance with applicable laws and regulations, (ii) the Master Servicer, if the Master Servicer has breached its obligations under the Agreement and in respect of compliance with applicable laws and regulations, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Certificateholders. See "Description of the Certificates--General" and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated , 199_ (the "Underwriting Agreement"), the Depositor has agreed to sell and Salomon Smith Barney Inc. (the "Underwriter"), an affiliate of the Depositor, has agreed to purchase the classes of Certificates offered by this Prospectus Supplement. The Underwriter is obligated to purchase all classes of Certificates offered by this Prospectus
Supplement if it purchases any.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be % of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest on their respective initial Certificate Principal Balances at their respective initial Pass-Through Rates from 1, 199_, in the case of the Targeted Amortization Certificates, and 25, 199_, in the case of the Variable Rate Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York.

                                     RATING

         It is a condition to the issuance of the Series 199_- Certificates that
the Offered Certificates be rated not lower than "              " by
                          ("     ") and "            " by
("             ").

         The ratings of on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. rating opinions address the structural, legal and issuer-related aspects associated with the certificates, including the nature of the underlying Mortgage Loans. ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

                     ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Agreement. ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream on the mortgage pool is adequate to make
payments required under the Certificates.              rating on the Offered
Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                                LEGAL INVESTMENT

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1992. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Offered Certificates. The Federal Financial Institutions Examination Council, which includes the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Credit Union Administration (the "NCUA"), the Comptroller of the Currency (the "OCC") and the Office of Thrift Supervision (the "OTS"), has issued a supervisory policy statement (the "Policy Statement") that is applicable to all depository institutions (to the extent adopted by their respective federal regulators), setting forth guidelines for and imposing significant restrictions on investments in "high-risk mortgage securities". The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high-risk if it exhibits greater price volatility than a benchmark fixed-rate thirty-year mortgage backed pass-through security. According to the Policy Statement, prior to purchase, a depository institution would be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable, and a failure to adhere to the monitoring, reporting and diligence requirements would be considered an unsafe and unsound practice. There can be no assurance as to which classes of the Offered Certificates would be treated as high-risk under the Policy Statement. The Policy Statement has been adopted by the FRB, the FDIC, the OCC and the OTS with an effective date of February 10, 1993, and may be considered by the NCUA at a later date.

         A predecessor to the OTS, the Office of Regulatory Activities of the Federal Home Loan Bank System, issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities. In the event the NCUA adopts the Policy Statement, it is likely that the regulations issued by the NCUA will take precedence in the event of a conflict with the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Offered Certificates. See "Legal Investment" in the Prospectus.

================================================================================
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change since the date hereof. This Prospectus Supplement and the prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such solicitation.

                                 -------------

                                TABLE OF CONTENTS
                                                           Page
                                                           ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement............................S-
The Mortgage Pool...........................................S-
Yield on the Certificates...................................S-
Description of the Certificates.............................S-
Pooling and Servicing Agreement.............................S-
Certain Federal Income Tax Consequences.....................S-
Method of Distribution......................................S-
Legal Opinions..............................................S-
Rating......................................................S-
Legal Investment............................................S-

                                   PROSPECTUS
Summary of Prospectus...........................................
The Mortgage Pools..............................................
Use of Proceeds.................................................
Yield Considerations............................................
Maturity and Prepayment Considerations..........................
The Depositor...................................................
Mortgage Loan Program...........................................
Description of the Certificates.................................
Description of Credit Support...................................
Description of Primary Insurance Policies.......................
Certain Legal Aspects of Mortgage Loans.........................
Certain Federal Income Tax Consequences.........................
ERISA Considerations............................................
Legal Investment................................................
Methods of Distribution.........................................
Legal Matters...................................................
Financial Information...........................................
Index of Principal Definitions..................................

Until       , 199_, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus in which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================
                       $           (APPROXIMATE)

                   SENIOR MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 199_-


                           SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                   DEPOSITOR


                                MASTER SERVICER


                             SALOMON SMITH BARNEY
-------------------------------------------
                             ---------------------------------------------------

PROSPECTUS SUPPLEMENT
DATED --------, 199-

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion, Dated November 6, 1998




Prospectus Supplement                                                [Version 2]
(To Prospectus Dated            , 199_)

                           (APPROXIMATE)

Mortgage Pass-Through Certificates, Series 199_-

Variable Pass-Through Rate

Salomon Brothers Mortgage Securities VII, Inc.
Depositor

MASTER SERVICER

The Series 199_- Certificates will consist of a single class of Certificates representing the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of conventional one- to four-family adjustable rate first mortgage loans (the "Mortgage Loans"). The Mortgage Loans have original terms to maturity of [15 or 30] years and an aggregate principal
balance as of         , 199_ (the "Cut-off Date") of approximately $           ,
subject to a permitted variance as described herein under "The Mortgage Pool". All of the Mortgage Loans were originated or acquired by
                   , and will be sold to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") on or prior to the date of initial issuance of the Certificates.


Principal and interest on the Certificates are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding
business day, beginning in         199_ (each, a "Distribution Date"). As
described more fully herein, distributions of interest on the Certificates will be based on the then applicable Variable Pass-Through Rate, which, subject to the limitations described herein, is equal to the weighted average of the adjustable mortgage interest rates on the Mortgage Loans, net of servicing compensation, determined in the manner described herein. The Variable
Pass-Through Rate initially is equal to   % per annum.


There is currently no secondary market for the Certificates and there can be no assurance that a secondary market for the Certificates will develop. Salomon Brothers Inc (the "Underwriter") intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.


No election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.


THE SERIES 199_- CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THE SERIES 199_-   CERTIFICATES NOR THE UNDERLYING MORTGAGE
LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates, before deducting expenses payable by the Depositor, will be % of the aggregate initial Certificate Principal Balance of the Certificates, plus accrued interest thereon
at the initial Variable Pass-Through Rate from       , 199_.


The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made at the office of Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048, on or about , 199_.

-----------------------

SALOMON SMITH BARNEY

--------------------------------------------------------------------------------

The date of this Prospectus Supplement is    ,199_.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its
Prospectus dated          , 199_, of which this Prospectus Supplement is a part
and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Principal Definitions is included at the end of the Prospectus.

Title of Series................  Mortgage Pass-Through Certificates, Series
                                 199_- (the "Certificates"). The Certificates
                                 will be issued in a single class and represent the entire beneficial ownership interest in a Trust Fund consisting primarily of a pool of Mortgage Loans with an aggregate principal
                                 balance of approximately $      as of , 199_
                                 (the "Cut-off Date"). The Certificates will be issued pursuant to a Pooling and Servicing
                                 Agreement, to be dated as of       , 199_,
                                 among the Depositor, the Master Servicer and the Trustee (the "Agreement").

Depositor of Mortgage Loans....  Salomon Brothers Mortgage Securities VII, Inc.,
                                 an indirect wholly-owned subsidiary of Salomon Inc and an affiliate of Salomon Smith Barney Holdings Inc. See "The Depositor" in the Prospectus.

Master Servicer and Mortgage
 Loan Seller...................  See "Pooling and Servicing Agreement -- The
                                 Master Servicer" herein.

Trustee........................  See "Pooling and Servicing Agreement--The
                                 Trustee" herein.

The Mortgage Pool..............  The Mortgage Pool consists of adjustable rate, fully amortizing Mortgage Loans. The Mortgage Loans are secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity of [15 or 30] years and, as of the Cut-off Date, are expected to have a weighted average remaining term to maturity of approximately months. The Mortgage Rate on each Mortgage Loan is subject to annual adjustment on the adjustment date applicable thereto (each such date, an "Adjustment Date") to equal the sum of the Index (as described below) and a fixed percentage amount (a "Gross Margin"), subject to annual and lifetime rate caps as described herein. Substantially all of the Mortgage Loans were originated with an initial Mortgage Rate below the sum of the applicable Index and Gross Margin, rounded as described herein. See "The Mortgage Pool" herein.

The Index......................  [to be provided]

Variable Pass-Through Rate.....  The Variable Pass-Through Rate on each
                                 Distribution Date on the Certificates will equal the weighted average, as determined for each related Due Period (as defined below), of the Net Mortgage Rates on each of the Mortgage Loans. The initial Variable Pass-Through Rate is equal to % per annum. The Net Mortgage Rate on each Mortgage Loan is equal to the then current Mortgage Rate minus the rate at which the servicing fee (as to each Mortgage Loan, the "Servicing Fee Rate") accrues. The Servicing Fee Rate with respect to each Mortgage Loan will equal approximately % per annum. See "Description of the Certificates-Interest Distributions" and
                                 "Pooling and Servicing Agreement-- Servicing and Other Compensation and Payment of Expenses" herein.

Distributions General..........  Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest and principal, as described herein. All distributions will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

                                 The Available Distribution Amount for any
                                 Distribution Date includes scheduled payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received during the related Prepayment Period, any P&I Advances made by the Master Servicer for the Distribution Date and any amounts paid by the Master Servicer to cover the Interest Shortfall (as defined herein) for such Distribution Date, net of certain amounts reimbursable to the Master Servicer and the Trustee.

                                 The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The Determination Date with respect to any Distribution Date is
                                 the       day of the month in which such
                                 Distribution Date occurs or, if such day is not a business day, then on the immediately preceding business day. See "Description of the Certificates--General" herein.

Interest Distributions.........  Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest in an aggregate amount equal to thirty days' interest accrued on the Certificate Principal Balance of the Certificates at the Variable Pass-Through Rate for such Distribution Date, less the Net Interest Shortfall (as defined herein), if any, for such Distribution Date (with respect to any Distribution Date, the "Interest Distribution Amount"). See "Description of the Certificates--Interest Distributions" herein.

Principal Distributions........  Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed to such holders, a distribution allocable to principal equal to the sum of (i) all scheduled principal payments due on the Mortgage Loans during the related Due Period and received on or prior to the related Determination Date or as to which a P&I Advance was made in respect of such Distribution Date and (ii) all prepayments and all other unscheduled principal recoveries received with respect to the Mortgage Loans in the related Prepayment Period (with respect to any Distribution Date, the "Principal Distribution Amount"). See "Description of the Certificates--Principal Distributions" herein.

Special Prepayment
  Considerations...............  The rate of principal payments on the
                                 Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage pass-through certificates generally, the Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to in crease, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Special Yield Considerations...  The yield to maturity on the Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof (and of any losses on the Mortgage Loans) to reduce the Certificate Principal Balance of such Certificates, as well as other factors such as the then applicable Variable Pass-Through Rate (and any adjustments thereto) and the purchase price for such Certificates. The yield to maturity on the Certificates will be lower than that otherwise produced if larger than anticipated principal prepayments are made on the Mortgage Loans having Net Mortgage Rates higher than the Variable Pass-Through Rate. In addition, the yield to investors on the Certificates will be adversely affected by any allocation thereto of Net Interest Shortfalls on the Mortgage Loans.

                                 In general, if the Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                 The proceeds to the Depositor from the sale of the Certificates were determined based on a number of assumptions, including a prepayment
                                 assumption of     % of the Standard Prepayment
                                 Assumption and weighted average lives
                                 corresponding thereto. The yield assumptions for the Certificates that are to be offered hereunder will vary as determined at the time of sale. See "Yield on the Certificates" herein.

Advances.......................  The Master Servicer is required to make a P&I
                                 Advance to the Certificateholders in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. [Pool Insurer] will be required under the Mortgage Pool Insurance Policy described below to make any such P & I Advance if the Master Servicer fails in its obligation to do so. The advance obligations of the Master Servicer and [Pool Insurer] are subject to a dollar limitation
                                 acceptable to          in connection with its
                                 ruling of the Certificates. See "Description of the Certificates--P & I Advances" herein and "Description of the Certificates-- Advances in respect of Delinquencies" in the Prospectus.

Mortgage Pool Insurance and
  Other Insurance and
  Credit Support...............  A mortgage pool insurance policy will be obtained covering defaults on the Mortgage
                                 Loans (the "Mortgage Pool Insurance Policy"). The Mortgage Pool Insurance Policy will be
                                 provided by        and will be in an initial
                                 amount equal to not less than    % of the
                                 aggregate principal balance of the Mortgage
                                 Loans as of the Cut-off Date. Each Mortgage
                                 Loan is required to be covered by a standard
                                 hazard insurance policy (a "Primary Hazard
                                 Insurance Policy"). In addition, each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy covering the amount of such Mortgage Loan in excess of 75% of the original value of the related Mortgaged Property (a "Primary Mortgage Insurance Policy"). The Mortgage Loans also will be covered by a special hazard insurance policy (the "Special Hazard Insurance Policy") issued
                                 by                         . Credit support to
                                 cover certain losses in connection with
                                 bankruptcy proceedings will be pro vided in the form and in the amount acceptable to in connection with its rating of the Certificates.

                                 The amount of coverage under the foregoing insurance policies and credit support is limited in amount, and payment thereunder is subject to certain conditions and limitations. In the event losses occur that are not covered by such insurance or credit support, or losses occur in amounts exceeding such coverage, such losses will be borne by Certificateholders. See "Description of the Certificates--Insurance and Related
                                 Arrangements" herein and "Description of Credit Support" in the Prospectus.

Denominations..................  The Certificates will be issued in registered form in minimum percentage interests
                                 corresponding to initial Certificate Principal
                                 Balances of approximately $      and multiples
                                 of $      in excess thereof, with one
                                 Certificate evidencing an amount equal to the remainder of the aggregate initial Certificate Principal Balance of the Certificates.

Optional Termination...........  At its option, the Master Servicer may purchase all of the Mortgage Loans in the Trust Fund, together with any properties in respect thereof acquired by the Trustee for the benefit of the Certificateholders, and thereby effect termination of the Trust Fund and early retirement of the Certificates, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans and any such properties remaining in the Trust Fund is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement--Termination" herein and "Description of the Certificates--Termination" in the Prospectus.

Certain Federal Income Tax
  Consequences.................  For federal income tax purposes, the Trust Fund will be classified as a grantor trust and not as an association that is taxable as a corporation. Under Proposed OID Regulations as defined in the Prospectus), original issue discount may be created with respect to a Mortgage Loan when the rate that would be produced at its origination by the sum of the Index and the related Gross Margin, rounded as described herein, is greater than the initial Mortgage Rate on such Mortgage Loan. Investors should consult their own tax advisors as to the application of the Proposed OID Regulations to the Mortgage Loans. The Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986 (the "Code"), "qualifying real property loans" under Section 593(d) of the Code," qualified mortgages" under Section 860G(a)(3)(A) of the Code, "real estate assets" under Section 856(C)(5)(A) of the Code, and the interest thereon will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating It is a condition to the issuance of the Certificates that the Certificates be rated not
                               lower than         by             . The rating
                               does not address the frequency of prepayments of Mortgage Loans. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. See "Yield on the Certificates" and Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment...............  The Certificates will constitute "mortgage related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation is enacted prior to October 3, 1992. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations...........  The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction
                                 Exemption 89-89, to the Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" in the Prospectus.

                                THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of approximately             Mortgage Loans
with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately
$          (subject to a permitted variance of plus or minus     %). The
Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on oneto four-family residential properties consisting of detached or semi-detached one-family dwelling units, twoto four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included
in the Mortgage Pool will be acquired by the Depositor from                  ,
in its capacity as Mortgage Loan Seller, pursuant to a Mortgage Loan Purchase
Agreement between the Depositor and                . In addition,
will be the Master Servicer for the Certificates.

     Each Mortgage Loan had a Mortgage Rate at origination of not less than
      % and not more than       % per annum. On the first Adjustment Date with
respect to each Mortgage Loan, and on each annual Adjustment Date thereafter, the Mortgage Rate on each Mortgage Loan will be adjusted to equal the sum of (i) [index description] (the "Index") and (ii) the Gross Margin; provided, however,
that the Mortgage Rate will not increase or decrease by more than       % on any
related Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of the Mortgage Loan (the "Lifetime Rate Cap"). Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount that will amortize fully the outstanding principal balance of the Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and Lifetime Rate Caps, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and Gross Margin, rounded as described herein. See "The Index" herein.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (where relevant, expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all of the Mortgage Loans):

     The Mortgage Loans will have Mortgage Rates ranging from        % to
        %, Net Mortgage Rates ranging from     % to     %, Gross Margins ranging
from      % to     %, Lifetime Rate Caps ranging from % to % and maximum
Lifetime Net Mortgage Rates ranging from      % to     %. The weighted average
of the Mortgage Rates will be approximately       %, the weighted average of the
Net Mortgage Rates will be         %, the weighted average Gross Margin will be
approximately         %, the weighted average Lifetime Rate Cap will be
approximately  % and the weighted average maximum Lifetime Net Mortgage Rate
will be   %.


     The first Adjustment Date on each Mortgage Loan will occur either         ,
or           months from the origination date thereof. The latest first
Adjustment Date on any Mortgage Loan occurs in and the weighted average next
Adjustment Date for all of the Mortgage Loans is                  .

     All of the Mortgage Loans have monthly payments due on the first day of each month (each, a "Due Date"). Mortgage Loans, with an aggregate principal
balance of $        as of the Cut-off Date, have an original term to maturity of
[15] years; all of the remaining Mortgage Loans have original terms to maturity of [30] years. The weighted average remaining term to maturity of the Mortgage
Loans will be approximately years and          months. None of the Mortgage
Loans will have a first Due Date prior to           or will have a remaining
term to maturity of less than approximately         years and           months
or greater than approximately        years and        months.

     The Mortgage Loans will have principal balances at origination of not less
than $         or more than $        and principal balances as of the Cut-off
Date of not less than approximately $      or more than approximately $      .
The Mortgage Loans will have an average outstanding principal balance as of the
Cut-off Date of approximately $            .

     Not more than approximately      % of the Mortgage Loans will have
Loan-to-Value Ratios at origination exceeding 80%, all of which are insured by Primary Mortgage Insurance Policies. Each such insurance policy provides coverage in an amount equal at least to the excess of the original principal balance of the Mortgage Loan covered thereby plus accrued interest thereon and related foreclosure expenses over 75% of the Value of the related Mortgaged Property. Any Mortgage Loan having a Loan-to-Value Ratio of less than or equal to 80% at origination is not so insured. No Mortgage Loan will have a
Loan-to-Value Ratio at origination exceeding      %. There can be no assurance
that the Loan-to-Value Ratio of any Mortgage Loan is less than or equal to its Loan-to Value Ratio as of the date of origination thereof.

     Approximately    % of the Mortgage Loans will be secured by Mortgaged
Properties located in       ; approximately     % of the Mortgage Loans will be
secured by Mortgaged Properties located in     ; and approximately     % of the
Mortgage Loans will be secured by Mortgaged Properties located in the      . Not
more than approximately     % of the Mortgage Loans will be secured by Mortgaged
Properties located in any one zip code area.

     With respect to not less than approximately    % of the Mortgage Loans, the
mortgagor represented in its loan application that the Mortgaged Property would
be owner-occupied as a primary residence. Not less than approximately     % of
the Mortgage Loans will be secured by detached one-family dwelling units. Not
more than approximately      % of the Mortgage Loans will be secured by units in
two- to four-family dwellings, individual condominium units, individual units in
planned unit developments or townhouses. Not more than approximately      % of
the Mortgage Loans are Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan.

     The Mortgage Loans secured by Mortgaged Properties that are owner-occupied as primary residences do not contain "due-on-sale" clauses and are subject to assumption by purchasers of the Mortgaged Properties who meet the credit requirements and underwriting standards as described under "Underwriting Standards". If a Mortgage Loan is assumed by a qualified buyer, a reasonable assumption fee may be paid which will be retained by the Master Servicer as additional servicing compensation. All Mortgage Loans secured by Mortgaged Properties that are not owner-occupied as primary residences contain customary "due-on-sale" clauses.

     Not more than approximately     % of the Mortgage Loans were originated
pursuant to a limited documentation program, as described herein under "Underwriting Standards".

     Certain of the Mortgage Loans were subject to buydown agreements at origination, however, the buydown period with respect to each such Mortgage Loan has expired and all related buydown funds have been applied.

THE INDEX

     [provide description of index]

UNDERWRITING STANDARDS

     The Mortgage Loans were originated or acquired by the Mortgage Loan Seller or by its affiliates or were purchased by the Mortgage Loan Seller from unaffiliated financial institutions or other entities approved by HUD as mortgagees. All of the Mortgage Loans were originated generally in accordance with the underwriting criteria generally described in the Prospectus, except as described below. Prior to the issuance of the Certificates, each Mortgage Loan originated within the 12 month period preceding the Cut-off Date, and a sample of all other Mortgage Loans originated prior to such time, will be reviewed by [Pool Insurer] to ensure compliance with its credit, appraisal and underwriting standards. [Description of differences with Prospectus description under the heading "Mortgage Loan Program--Underwriting Standards."]

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage

Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A detailed description of the Mortgage Loans on Form 8-K (the "Form 8-K") will be available to purchasers of Certificates at or before initial issuance of the Certificates and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans included in the Trust Fund outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.

                            YIELD ON THE CERTIFICATES

     The rate of principal payments on the Certificates, the aggregate amount of distributions on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules (which will change periodically to accommodate adjustments to the Mortgage Rates as described above under "The Mortgage Pool-General") of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Depositor, the Master Servicer or the Mortgage Loan Seller, as the case may be). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

     All of the Mortgage Loans are adjustable rate mortgage loans. The yield to maturity of the Certificates will be affected by the Mortgage Rates and the monthly payments on the Mortgage Loans as they adjust from time to time. The Variable Pass-Through Rate on the Certificates for each Distribution Date will be equal to the weighted average of the then applicable Net Mortgage Rates on the Mortgage Loans. As described herein under "Description of the Certificates-Interest Distributions", the Net Mortgage Rate on any Mortgage Loan at any time is equal to the then applicable Mortgage Rate minus the Servicing Fee Rate. A Mortgage Loan with a relatively high Gross Margin and a relatively low Lifetime Rate Cap will reach its maximum lifetime Net Mortgage Rate at a lower Index value than a Mortgage Loan with a relatively low Gross Margin and a relatively high Lifetime Rate Cap at the same Index value. In addition, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or full or partial prepayments) on Mortgage Loans having Net Mortgage Rates higher or lower than the then current Variable Pass-Through Rate may affect the yield on the Certificates. The yield to maturity of the Certificates will be lower than that otherwise produced if larger than anticipated principal prepayments are made on the Mortgage Loans having Net Mortgage Rates higher than the Variable Pass-Through Rate.

     The timing of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a claim is paid under certain insurance policies, including the Mortgage Pool Insurance Policy, accrued interest is paid only to the date of payment of the claim, without regard to when such payment will be distributed to Certificateholders. When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied on the first day of the month of receipt, with a resulting reduction in interest payable for the month in which the partial principal prepayment is made (as to any Distribution Date, the aggregate interest shortfall resulting from insurance claims paid and prepayments made during the related Prepayment Period is the "Interest Shortfall"). The Master Servicer is obligated to pay from its own funds only those Interest Shortfalls attributable to prepayments made by mortgagors, but only to the extent that its total servicing compensation for the related Due Period exceeds the Minimum Servicing Compensation (as defined herein) for such Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, to the extent that any Interest Shortfall exceeds the amount that the Master Servicer is obligated to pay from its own funds (as to any Distribution Date, such excess is the "Net Interest Shortfall"), the effect of any such principal prepayments made and insurance claims paid during any Prepayment Period will be to reduce the amount of interest collected that is available for distribution to Certificateholders. See "Description of the Certificate--Interest Distributions" herein.

     The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate mortgage loans over an extended period of time, and the Depositor's experience with respect to adjustable rate mortgage loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans comprising the Mortgage Pool. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fell significantly below the then current Mortgage Rates on the Mortgage Loans or significantly below the Lifetime Rate Caps on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the then current Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data are available with respect to the rate of default on adjustable rate mortgage loans. Increases in required monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a borrower's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards" herein and, with respect to protection against borrower default included in the Trust Fund, see "Description of the Certificates-- Insurance and Related Arrangements" herein.

     The Mortgage Rates on the Mortgage Loans will adjust annually (although not on the same Adjustment Dates) and increases in the Mortgage Rates on the Mortgage Loans will be limited by the Periodic Rate Caps and by Lifetime Rate Caps on the Mortgage Loans. In addition, the Mortgage Rate on each Mortgage Loan will be based on the Index (which may not rise and fall consistently with interest rates on adjustable rate residential mortgage loans or other objective indices of interest rates generally) plus the related Gross Margin (which may be different from then current margins on residential mortgage loans). See "The Mortgage Pool-The Index" herein. As a result, the Mortgage Rates on the Mortgage Loans (and therefore the Variable Pass-Through Rate) at any time may not equal the prevailing rates for similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated in light of prevailing rates.

     The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the Variable Pass-Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans.

     Certain of the Mortgage Loans are subject to assumption as described above under "The Mortgage Pool-General" herein. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will consist of a single class representing the entire beneficial ownership interest in a Trust Fund consisting primarily of a pool of Mortgage Loans, with an aggregate principal balance of approximately $
as of         , 199_ (the "Cut-off Date").

     All distributions will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made either by check mailed to the address of each Certificateholder as it appears in the Certificate Register or, upon written request to the Trustee no later than five business days prior to the Record Date for such Distribution Date by any holder of Certificates having an aggregate initial Certificate
Principal Balance of not less than $          , by wire transfer in immediately
available funds to the account of such Certificateholder specified in the request.

INTEREST DISTRIBUTIONS

     Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest in an aggregate amount equal to thirty days' interest accrued on the Certificate Principal Balance of the Certificates at the Variable Pass-Through Rate for such Distribution Date, less the Net Interest Shortfall, if any, for such Distribution Date (with respect to any Distribution Date, the "Interest Distribution Amount"). See "Yield on the Certificates" herein.

     The Variable Pass-Through Rate on the Certificates for each Distribution Date will equal the weighted average of the Net Mortgage Rates on each of the Mortgage Loans determined for the respective Adjustment Dates applicable to the Due Date immediately preceding such Distribution Date. The initial Variable
Pass-Through Rate is equal to   % per annum. The Net Mortgage Rate on a Mortgage
Loan is equal to the then applicable Mortgage Rate minus the Servicing Fee Rate,
which will be approximately     % per annum.

     The Certificate Principal Balance of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined in the Prospectus), as described below.

PRINCIPAL DISTRIBUTIONS

     Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed to such holders, a distribution allocable to principal in the following aggregate amount (with respect to any Distribution Date, the "Principal Distribution Amount"):

     (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date or as to which a P & I Advance was made in respect of such Distribution Date; and

     (ii) the aggregate of the following amounts: (1) the principal portion of all full and partial principal prepayments made by the respective mortgagors during the related Prepayment Period, (2) the principal portion of all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase or repurchase during the related Prepayment Period (or, in the case of a substitution, certain amounts representing a principal adjustment) of any Mortgage Loan (including any converted Mortgage Loan) as required by the Pooling and Servicing Agreement.

P&I ADVANCES

     Subject to the following limitations, prior to each Distribution Date the Master Servicer will be obligated to advance its own funds, or funds held in the Certificate Account that are in excess of the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the aggregate of payments of principal and interest (net of servicing compensation) that were due during the related Due Period and delinquent on the Determination Date, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure (each, an "REO Property"). Such advances (each, a " P & I Advance") are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. No P & I Advances will be made by the Master Servicer with respect to Interest Shortfalls (i.e., those shortfalls in interest collections attributable to prepayments and payments of certain insurance claims, as described herein under "Yield on the Certificates"); however, subject to the limitations described herein under "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses", an adjustment to the Master Servicer's servicing compensation will be made to cover certain Interest Shortfalls. The failure by the Master Servicer to make a P & I Advance as required under the Pooling and Servicing Agreement will constitute, under certain circumstances, an Event of Default thereunder, in which case the Trustee or another entity acting as Master Servicer will be obligated to make any such P & I Advance, subject to the limitations set forth in the Pooling and Servicing Agreement. In the event that the Master Servicer or any successor thereto fails to make a required P & I Advance, [Pool Insurer] will be required, upon notice from the Trustee, to make the P & I Advance, subject to the terms and conditions of the Mortgage Pool Insurance Policy. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses", and "Insurance and Related Arrangements" herein. The advance obligations of the Master Servicer and [Pool Insurer] are subject to a dollar limitation,
acceptable to       in connection with its rating of the Certificates.

ALLOCATION OF LOSSES

     The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of a Certificate will be reduced only by amounts actually distributed thereon that are allocable to principal, and by allocation of Realized Losses thereto. The coverage described below under "Insurance and Related Arrangements" is designed to protect Certificateholders from certain losses and other shortfalls on the Mortgage Loans. As a result, Realized Losses will occur only if such losses are not so covered, or to the extent coverage in respect thereof has been exhausted.

INSURANCE AND RELATED ARRANGEMENTS

     GENERAL. All of the Mortgage Loans are the subject of insurance coverage provided by the Mortgage Pool Insurance Policy and the Special Hazard Insurance Policy. In addition, each Mortgage Loan is covered by a Primary Hazard Insurance Policy as described under "Description of Primary Insurance Policies" in the Prospectus. Each Mortgage Loan that had a loan-to-value ratio at origination in excess of 80% also will be covered by a Primary Mortgage Insurance Policy.

     MORTGAGE POOL INSURANCE POLICY. The Master Servicer will obtain a Mortgage Pool Insurance Policy to cover losses (subject to the limitations described herein) by reason of default of the mortgagors, to the extent such losses are not covered by any Primary Mortgage Insurance Policy. Subject to the limitations described herein, the Mortgage Pool Insurance Policy will cover losses by reason of default in payments on the Mortgage Loans in an initial amount equal to not
less than     % of the aggregate principal balance of the Mortgage Loans on the
Cut-off Date. The Master Servicer will pay the premiums for such policy, will present claims thereunder on behalf of itself, the Trustee and Certificateholders and, subject to certain limitations set forth in the Pooling and Servicing Agreement, will use its best reasonable efforts to maintain such policy during the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through the payment of claims.

                             [Describe Pool Insurer]

     The Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, except for Fraud Losses (as defined below) to the extent described below.

     The Mortgage Pool Insurance Policy will provide that no claims may be validly presented thereunder in respect of any Mortgage Loan unless (i) any required Primary Mortgage Insurance Policy is in effect and a claim thereunder has been submitted and settled, (ii) the Primary Hazard Insurance Policy has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the effective date of the Mortgage Pool Insurance Policy, and
(iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, [Pool Insurer] will have the option either (i) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (ii) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Mortgage Insurance Policy. In each case, [Pool Insurer]'s obligation will be reduced by any amount received pursuant to any applicable Primary Mortgage Insurance Policy.

     The Mortgage Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or the originator of the Mortgage Loan, except for certain Fraud Losses as described below, (ii) failure to construct a Mortgaged Property in accordance with plans and specifications and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the representations made by the Master Servicer under the Pooling and Servicing Agreement or the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement and in such event might give rise to an obligation on the part of the Master Servicer or the Mortgage Loan Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured by the Master Servicer or the Mortgage Loan Seller.

     Subject to the limitations described below, [Pool Insurer] has agreed to waive its rights to deny a claim under the Mortgage Pool Insurance Policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation (a "Fraud Loss"). It is anticipated that the maximum coverage provided by the Mortgage Pool Insurance Policy with respect to Fraud Losses will be limited to
(i) during the first year after issuance of the Certificates, % of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) during
the          through          year after issuance of the Certificates, the
lesser of (a)     % of the aggregate principal balance of the Mortgage Loans as
of the Cut-off Date and (b) the excess of     % of the original aggregate
principal balance of the Mortgage Loans over the aggregate amount of payments made by [Pool Insurer] in respect of Fraud Losses. In addition, coverage provided by the Mortgage Pool Insurance Policy with respect to Fraud Losses will be reduced by an amount equal to the Purchase Price paid in connection with any required purchase by the Master Servicer or the Mortgage Loan Seller of a Mortgage Loan as to which a Fraud Loss has occurred, net of any net liquidation proceeds received with respect to the related Mortgage Loan. Any Fraud Losses in excess of the applicable limitations or any Fraud Losses occurring more than years after the issuance of the Certificates will not be covered by the Mortgage Pool Insurance Policy and will be borne by Certificateholders if the Master Servicer or the Mortgage Loan Seller breaches its obligation to purchase the related Mortgage Loan. The required amount of coverage provided by the Mortgage Pool Insurance Policy with respect to Fraud
Losses will be established by               in connection with its rating of the
Certificates and may differ from the amount described herein.

     Pursuant to the Mortgage Pool Insurance Policy, [Pool Insurer] will agree to make any P&I Advance if the Master Servicer is obligated but fails to make such P&I Advance and [Pool Insurer] receives notice thereof from the Trustee as provided in the Mortgage Pool Insurance Policy. [Pool Insurer] will not be obligated to advance more than four months of delinquent installments of principal and interest with respect to a Mortgage Loan unless foreclosure proceedings are commenced prior to the expiration of such four-month period, in which case [Pool Insurer] will continue to make P&I Advances so long as such foreclosure proceedings are diligently pursued, or stayed pursuant to bankruptcy proceedings. Any such P&I Advance will be reimbursable to [Pool Insurer] by reduction of the amount of the claim payable by [Pool Insurer] with respect to the related Mortgage Loan or otherwise as provided in the Mortgage Pool Insurance Policy. If P&I Advances by [Pool Insurer] exceed the amount of the claim payable by [Pool Insurer] with respect to the related Mortgage Loan, [Pool Insurer] will be entitled to reimbursement therefor from collections on unrelated Mortgage Loans prior to making distributions to Certificateholders. The obligation of [Pool Insurer] to make any P&I Advance is subject to a dollar
limitation acceptable to                        in connection with its rating of
the Certificates. See "P&I Advances" herein.

     The original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by [Pool Insurer] upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under the Mortgage Pool Insurance Policy reach the original policy limit, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further Realized Losses will be borne by holders of the Certificates. In addition, in the event of exhaustion of coverage under such policy, the Master Servicer would not be obligated to make a P&I Advance in respect of any delinquent Mortgage Loan unless the Master Servicer could determine that such P&I Advance would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise. See "P&I Advances" herein.

     Since the Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against [Pool Insurer], such policy will not provide coverage against hazard losses. The Primary Hazard Insurance Policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. In addition, if any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy or the Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expand its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy. See "Special Hazard Insurance Policy" herein. As a result, Realized Losses resulting from certain hazard risks will not be insured against and therefore will be borne by Certificateholders.

     If the Mortgage Pool Insurance Policy is cancelled or terminated for any reason other than the exhaustion of the coverage thereunder, the Master Servicer will use its best reasonable efforts to obtain a comparable policy from an
insurer that is acceptable to         in connection with its rating of the
Certificates. The replacement policy will provide coverage in an amount equal to the then remaining coverage amount of the Mortgage Pool Insurance Policy; provided, however, that if the premium cost of the replacement policy exceeds the premium cost of the Mortgage Pool Insurance Policy, the coverage amount of the replacement policy will be reduced so that the premium cost therefor will not exceed the premium cost of the Mortgage Pool Insurance Policy.

     SPECIAL HAZARD INSURANCE POLICY. The Master Servicer will obtain a Special Hazard Insurance Policy covering the Mortgage Loans. The Master Servicer will pay the premiums for such policy, will present claims thereunder on behalf of itself, the Trustee and Certificateholders and, subject to certain limitations set forth in the Pooling and Servicing Agreement, will use its best reasonable efforts to maintain such policy during the term of the Mortgage Pool Insurance Policy, unless coverage under the Special Hazard Insurance Policy has been exhausted through the payment of claims.

     The Special Hazard Insurance Policy will, subject to limitations described below, protect Certificateholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards) including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of Primary Hazard Insurance Policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in Primary Hazard Insurance Policies. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the Prospectus. The Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination and certain other risks. The Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer. It is anticipated that aggregate claims under the Special
Hazard Insurance Policy will be limited to a maximum of       % of the aggregate
principal balance of the Mortgage Loans as of the Cut-off Date or _____ the unpaid principal balance of the largest Mortgage Loan as of the Cut-off Date, whichever is greater. The required amount of coverage provided by the Special
Hazard Insurance Policy will be established by          in connection with its
rating of the Certificates and may differ from the amount described herein.

     Subject to the foregoing limitations, the Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the Primary Hazard Insurance Policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount.

     If the Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of the coverage thereunder, the Master Servicer will use its best reasonable efforts to obtain a comparable policy from an
insurer that is acceptable to         in connection with its rating of the
Certificates. The replacement policy will provide coverage in an amount equal to the then remaining coverage amount of the Special Hazard Insurance Policy; provided, however, that if the premium cost of the replacement policy exceeds the premium cost of the Special Hazard Insurance Policy, the coverage amount of the replacement policy will be reduced so that the premium cost therefor will not exceed the premium cost of the Special Hazard Insurance Policy.

                        [Describe Special Hazard Insurer]

     COVERAGE IN RESPECT OF CERTAIN ADDITIONAL LOSSES AND SHORTFALLS. In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent that the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result in connection with a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Pursuant to the Pooling and Servicing Agreement, [Mortgage Loan Seller]
will provide credit support in an amount acceptable to                 in
connection with its rating of the Certificates to cover Deficient Valuations, Debt Service Reductions and shortfalls in collections of interest payments due to application of the Relief Act. Such credit support may be in the form of funds deposited into a separate account, a letter of credit, a mortgagor
bankruptcy bond or another method acceptable to                   . Any such
losses and shortfalls not covered by such credit support, or in excess of the amount of such credit support, will be borne by Certificateholders.

                         POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. A Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed with the Securities and Exchange Commission within fifteen days of initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) the Mortgage Loans, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any REO Properties and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Mortgage Loan Seller. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in and at the offices of its agent in New York, New York. The Trustee will serve as Certificate Registrar. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee by the Mortgage Loan Seller to reflect the transfer of the Mortgage Loan to the Trust Fund, (ii) the original mortgage with evidence of recording indicated thereon, promptly after receipt thereof from the applicable recorder's office, and (iii) an assignment of the mortgage in recordable form from the Mortgage Loan Seller to the Trustee, reflecting the transfer of the Mortgage Loan to the Trust Fund. The assignments of mortgage are required to be recorded by the Master Servicer in the appropriate public offices for real property records, except with respect to Mortgage Loans secured by Mortgaged Properties located in states where, in the opinion of counsel acceptable to the Trustee, such recording is not necessary to protect the interest of the Trustee in such Mortgage Loans. The above procedures are intended to protect the interests of the Certificateholders; however, the Mortgage Loan Seller, in its capacity as Master Servicer, will have access to the Mortgage Loan files. In the event that the Mortgage Loan Seller transfers a mortgage note secured by a Mortgaged Property located in any state where an assignment of mortgage has not been recorded and assigns the related mortgage to a bona fide purchaser for value without notice of the rights of the Certificateholders, the rights of the Trust Fund in the related Mortgage Loan may be adversely affected.


COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Certificate Account for the Certificates is comprised of two separate accounts. The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of its servicing compensation, into an account held for the benefit of Certificateholders (the "Collection Account"). As described under "Description of the Certificates--P&I Advances" herein, amounts on deposit in the Collection Account may under certain circumstances be applied by the Master Servicer toward the making of any required P&I Advances of delinquent Mortgage Loan payments or toward reimbursement of P&I Advances previously made by it. On or before the second business day immediately preceding each Distribution Date, the Master Servicer will withdraw the Available Distribution Amount for such Distribution Date from the Collection Account and deliver such amount to the Trustee for deposit into an account maintained by the Trustee for the benefit of the Certificateholders (the "Distribution Account"). The Master Servicer will be entitled to all interest or other income earned on amounts held in the Collection Account and the Distribution Account (which may be invested in Permitted Investments, as defined in the Prospectus).

THE MASTER SERVICER

                           will act as Master Servicer (in such capacity, the
"Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement. The Master Servicer is a


     The executive offices of the Master Servicer are located at , telephone number ( )


     The following table presents information on the Master Servicer's portfolio of loans secured by one- to four- family residences, including both loans owned and serviced by the Master Servicer and mortgage loans serviced for others, setting forth the number and principal balance of such mortgage loans. As of
      , of these loans, approximately $                in principal amount were
owned by the Master Servicer and approximately $          in principal amount
were owned by other entities. The table also presents loss (recovery/gain) experience for the portfolio of mortgage loans owned in whole or in part by the Master Servicer. There can be no assurance that the loss (recovery/gain) experience will continue.



                                                       Years Ended December 31,                    Quarters Ended
                                              -------------------------------------------  -----------------------------
                                                   1993          1992           1991            1994            1993
                                                   ----          ----           ----            ----            ----
                                                        (Dollars in Thousands)                 (Dollars in Thousands)
Total portfolio principal balance............ $              $              $              $              $
Total portfolio principal loans (number of
  loans).....................................
Loss (recovery/gain) experience:
     Loan charge-offs, net of (recoveries)... $              $              $              $              $
     Loss (gains) on sales of foreclosed
       properties............................ $              $              $              $              $
                                               -------------  ------------   ------------   -------------  -------------
     Total................................... $              $              $              $              $
                                               =============  ============   ============   =============  =============

     The following table indicates the Master Servicer's delinquency experience as of the dates indicated, expressed as a percentage of the total number of mortgage loans secured by one- to four- family residences in its combined portfolio of loans owned by the Master Servicer and loans serviced for others. The percentages expressed below include mortgage loans in the process of foreclosure.



                                                                                                    Number of
                                                      Number of Mortgage Loans                    Mortgage Loans
                                                       (% of Total Portfolio)                 (% of Total Portfolio)
                                                         As of December 31,                       As of        ,
                                            -------------------------------------------- --------------------------------
                                                 1993           1992           1991           1994              1993
                                                 ----           ----           ----           ----              ----
Number of days delinquent
30-59.....................................               %              %              %               %                 %
60-89.....................................               %              %              %               %                 %
90 or more................................               %              %              %               %                 %
In foreclosure............................               %              %              %               %                 %
                                            -------------   ------------   ------------  --------------   ---------------
Subtotal..................................               %              %              %               %                 %
Second Mortgages..........................               %              %              %               %                 %
                                            -------------   ------------   ------------  --------------   ---------------
Total.....................................               %              %              %               %                 %
                                            =============   ============   ============  ==============   ===============


     The following table indicates the Master Servicer's delinquency experience as of the dates indicated, expressed as a percentage by aggregate principal amount of the mortgage loans secured by one- to four- family residences in its combined portfolio of loans owned by the Master Servicer and loans serviced for others.


                                                                                                 Dollar Amount of
                                               Dollar Amount of Mortgage Loans                  Mortgage Loans (%
      60 or More Days Delinquent                   (% of Total Portfolio)                       of Total Portfolio)
          (or in Foreclosure)                        As of December 31,                          As of          ,
-------------------------------------- -----------------------------------------------    --------------------------------
                                           1993            1992             1991              1992              1991
                                           ----            ----             ----              ----              ----
First mortgages.......................             %                %                %                 %                 %
Second mortgages......................             %                %                %                 %                 %


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. The Servicing Fee Rate as to each Mortgage
Loan is equal to approximately       % per annum. As additional servicing
compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Master Servicer's servicing compensation in excess of its Minimum Servicing Compensation is subject to reduction in any month to cover Interest Shortfalls resulting from principal prepayments in full or in part. The Minimum Servicing Compensation in respect of
any Due Period is equal to approximately one twelfth of        % times the
Scheduled Principal Balance of each outstanding Mortgage Loan. See "Yield on the Certificates" herein. The Master Servicer is obligated to pay certain insurance premiums, including without limitation premiums on the Mortgage Pool Insurance Policy and Special Hazard Insurance Policy, and certain ongoing expenses, including without limitation compensation of the Trustee, associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates-- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer.

     The Master Servicer will be required to take all action necessary to present claims under any insurance policies to the applicable insurer on behalf of the Trustee and the Certificateholders. If the Master Servicer undertakes litigation or retains outside attorneys or investigators, the costs thereof will be borne by the Trust Fund. The Master Servicer will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators if the Master Servicer reasonably believes that such advances will not be promptly reimbursed.

THE TRUSTEE

                          , a national banking association, will act as Trustee
for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's principal executive offices with respect to the Pooling and Servicing Agreement are located at
and its telephone number is              .

VOTING RIGHTS

     At all times, all Voting Rights will be allocated among all holders of the Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Certificates-- Termination" in the Prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, once the aggregate principal balance of the Mortgage Loans and any REO Properties at the time of purchase is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding Certificate Principal Balance plus thirty days' interest thereon at the applicable Variable Pass-Through Rate plus any previously unpaid interest thereon. In no event will the trust created by the Pooling and Servicing Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Pooling and Servicing Agreement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund will be classified as a grantor trust and not as an association that is taxable as a corporation. No election will be made to treat the Trust Fund as a real estate mortgage investment conduit for federal income tax purposes. The Certificates will be treated as assets described in Section 7701(a) (19) (C) of the Internal Revenue Code of 1986 (the "Code"), "qualifying real property loans" under Section 593(d) of the Code, "obligation[s] (including any participation or certificate of beneficial ownership therein) that [are] principally secured by an interest in real property" under Section 860G(a) (3) (A) of the Code, "real estate assets" under

Section 856 (c) (5) (A) of the Code, and the interest thereon will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) (3) (B) of the Code.

     It is anticipated that interest income will be reported to the Internal Revenue Service and to Certificateholders in accordance with the Mortgage Rate on each Mortgage Loan. However, because the Mortgage Rates on the Mortgage Loans are initially less than the sum of the related Index and the related Gross Margin, rounded as described herein, the Mortgage Loans may be treated as having been issued with original issue discount. Although not entirely certain, the rules of the Code relating to original issue discount would apply to a Mortgage Loan by assuming that such Mortgage Loan bears interest in each period after its origination at the rate such Mortgage Loan would bear in such period if the Index remained constant over the life of such Mortgage Loan at its value as of the date of its origination. Applying this assumption would effectively convert such Mortgage Loan to a fixed rate debt instrument to which the rules described in the Prospectus under the heading "Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" could be applied. The application of these rules would require the amount of interest income (including original issue discount) reported with respect to the Mortgage Loans to be greater than the interest accrued and paid at the Variable Pass-Through Rate, until the accrual period in which the Mortgage Rates on the Mortgage Loans, assuming the Index on the respective origination dates remained constant, would first have reached the sum of the Index and the related Gross Margin, rounded as described herein. If interest actually distributed with respect to an accrual period differed from the amount of interest that would have been distributed at the assumed rate, an adjustment would be made in the income of such period to reflect such difference.

     An insignificant percentage of the Mortgage Loans were originated before July 18, 1984, which Mortgage Loans will not be eligible for exemption from U.S. withholding tax. See "Certain Federal Income Tax Consequences--Grantor Trust Funds--Foreign Investors" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting
Agreement, dated         , 199_ (the "Underwriting Agreement"), the Depositor
has agreed to sell and Salomon Smith Barney Inc. (the "Underwriter"), an affiliate of the Depositor, has agreed to purchase the classes of Certificates offered by this Prospectus Supplement. The Underwriter is obligated to purchase all classes of Certificates offered by this Prospectus Supplement if it purchases any.

     Distribution of the Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates,
before deducting expenses payable by the Depositor, will be       % of the
aggregate initial Certificate Principal Balance of the Certificates, plus accrued interest thereon at the initial Variable Pass-Through Rate from the Cut-off Date. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATING

     It is a condition to the issuance of the Certificates that the Certificates
be rated not lower than                 by                .

     The ratings of           on mortgage pass-through certificates address the
likelihood of the receipt by certificateholders of all distributions on the
underlying mortgage loans to which they are entitled.        rating opinions
address the structural, legal and issuer-related aspects associated with the certificates, including the nature of the underlying mortgage loans.
ratings on pass-through certificates do not represent any assessment of the likelihood or the rate of principal prepayments. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                LEGAL INVESTMENT

     The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1992. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. The Federal Financial Institutions Examination Council, which includes the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Credit Union Administration (the "NCUA"), the Comptroller of the Currency (the "OCC") and the Office of Thrift Supervision (the "OTS"), has issued a supervisory policy statement (the "Policy Statement") that is applicable to all depository institutions (to the extent adopted by their respective federal regulators), setting forth guidelines for and imposing significant restrictions on investments in "high-risk mortgage securities". The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high-risk if it exhibits greater price volatility than a benchmark fixed-rate thirty-year mortgage backed pass-through security. According to the Policy Statement, prior to purchase, a depository institution would be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable, and a failure to adhere to the monitoring, reporting and diligence requirements would be considered an unsafe and unsound practice. There can be no assurance as to whether the Certificates would be treated as high-risk under the Policy Statement. The Policy Statement has been adopted by the FRB, the FDIC, the OCC and the OTS with an effective date of February 10, 1993, and may be considered by the NCUA at a later date.

     A predecessor to the OTS, the Office of Regulatory Activities of the Federal Home Loan Bank System, issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities. In the event the NCUA adopts the Policy Statement, it is likely that the regulations issued by the NCUA will take precedence in the event of a conflict with the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" in the Prospectus.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change since the date hereof. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such solicitation.

                                   ----------
                                TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----
                               PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement.........................................S-
The Mortgage Pool........................................................S-
Yield on the Certificates................................................S-
Description of the Certificates..........................................S-
Pooling and Servicing Agreement..........................................S-
Certain Federal Income Tax Consequences..................................S-
Method of Distribution...................................................S-
Legal Opinions...........................................................S-
Rating...................................................................S-
Legal Investment.........................................................S-

                                   PROSPECTUS
Summary of Prospectus....................................................
The Mortgage Pools.......................................................
Use of Proceeds..........................................................
Yield Considerations.....................................................
Maturity and Prepayment Considerations...................................
The Depositor............................................................
Mortgage Loan Program....................................................
Description of the Certificates..........................................
Description of Credit Support............................................
Description of Primary Insurance Policies................................
Certain Legal Aspects of Mortgage Loans..................................
Certain Federal Income Tax Consequences..................................
ERISA Considerations.....................................................
Legal Investment.........................................................
Methods of Distribution..................................................
Legal Matters............................................................
Financial Information....................................................
Index of Principal Definitions...........................................

                                   ----------

Until _________________, 199_, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.



                         $                (APPROXIMATE)






                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                  SERIES 199_-








                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                   DEPOSITOR





                                MASTER SERVICER






              ------------------------------------

                              SALOMON SMITH BARNEY

                              --------------------------------------------------

Prospectus Supplement
Dated        , 199_.


================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1998


                                                                     [Version 3]

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______, 199_)

                           $____________ (Approximate)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   (Depositor)

                                [MASTER SERVICER]
                                 Master Servicer

                       Mortgage Pass-Through Certificates

                             Series 199_-_, Class A
                           Variable Pass-Through Rate

         The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, [adjustable-rate] mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by [first] [first and junior] liens on [multifamily][commercial] properties. The Mortgage Loans were originated or acquired by ________________ (the "Mortgage Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

         The Certificates will consist of four classes of Certificates, designated as the Class A Certificates, Class B Certificates, Class C Certificates and Class R Certificates (the Class B, Class C and Class R Certificates, collectively, the "Subordinate Certificates"). The Class A Certificates will evidence approximately an initial __% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial __% undivided interest in the Trust Fund. Only the Class A Certificates are being offered hereby.

         [As more fully described herein, each Mortgage Loan provides for periodic adjustments (which may occur monthly, quarterly, semi-annually or annually) of the mortgage interest rate (the "Mortgage Rate") thereon and the monthly payment due thereon, in each case subject to the limitations described herein. Accordingly, a significant increase in the Mortgage Rate and the amount of the scheduled monthly payment due thereafter may result, which may increase the likelihood of default on and prepayment of such Mortgage Loan. In most cases, because the Mortgage Rate on a Mortgage Loan will be subject to adjustment monthly, while the monthly payment due thereon will be subject to adjustment annually, in each case subject to the limitations described herein, and because the application of payment caps limits adjustments to the monthly payments on certain Mortgage Loans, the Mortgage Loans (and consequently the Class A Certificates) may be subject to accelerated, reduced or negative amortization. Certain of the Mortgage Loans continue to be in an initial fixed interest rate period and have not experienced the first adjustment to their respective Mortgage Rates.] The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool".

         Distributions on the Class A Certificates will be made, to the extent of available funds, on the 25th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest on the Class A Certificates on each Distribution Date will be based on the then-applicable variable pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") of such class outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class A Certificates from time to time will equal the weighted average of the Class A Remittance Rates (as defined herein) on the Mortgage Loans. The Pass-Through Rate for the Class A Certificates on the first Distribution Date will be ____% per annum and is expected to change thereafter because the weighted average of the Class A Remittance Rates is expected to change for succeeding Distribution Dates. Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates-Distributions-Priority" and "-Calculations of Principal".

         ______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. If the Master Servicer fails to make any such Advance or otherwise fails to perform its servicing obligations, the Trustee will be obligated to assume such servicing obligations and to make such Advance to the extent described herein. See "Description of the Certificates-Advances" herein. The only obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.

                               ------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]

                               ------------------

         It is a condition of the issuance of the Class A Certificates that they be rated [not lower than] "____________" by _______________.

         An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The yield to maturity on the Class A Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. See "Special Considerations" herein and "Special Considerations-Average Life of Certificates; Prepayments; Yields" and "Yield Considerations" in the Prospectus. As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class A Certificates. See "Description of the Certificates-Distributions-Priority" herein.

         There is currently no secondary market for the Class A Certificates. Salomon Smith Barney Inc. (the "Underwriter"), through one or more of its affiliates, currently expects to make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Secondary Market" herein.


=============================================================================================================================
                                   INITIAL CERTIFICATE         PRICE TO             UNDERWRITING            PROCEEDS TO
                                        PRINCIPAL              PUBLIC(2)              DISCOUNT            DEPOSITOR(2)(3)
                                        AMOUNT(1)
Class A.........................       $__________            $__________            $__________            $__________
=============================================================================================================================

(1)  Subject to a permitted variance of plus or minus ___%.
(2)  Plus accrued interest from ________ 1, 199__.
(3) Before deducting expenses payable by the Depositor estimated at $____________. --------------------

          The Class A Certificates will be purchased by the Underwriter from the Depositor. The Class A Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part, and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made at the offices of Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048 on or about _________________, 199_.



         THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


         UNTIL _________, 199__, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


---------------------------
      SALOMON SMITH BARNEY
      --------------------------------------------------------------------------

The date of this Prospectus Supplement is ________________, 199__

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE
PROSPECTUS.

Title of Certificates.................Salomon Brothers Mortgage Securities VII,
                                      Inc., Mortgage Pass-Through Certificates,
                                      Series 199_-_, Variable Pass- Through Rate
                                      (the "Certificates").

Depositor.............................Salomon Brothers Mortgage Securities VII,
                                      Inc., a Delaware corporation and an
                                      indirect wholly-owned subsidiary of
                                      Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. (the "Underwriter"). See "The Depositor" in the Prospectus.

Master Servicer.......................________________________, a
                                      ____________________. See "Pooling and
                                      Servicing Agreement-The Master Servicer" herein.

Trustee...............................____________, a
                                      ____________________________.

Cut-off Date..........................____________ 1, 199_.

Delivery Date.........................____________ 1, 199_.

Denominations.........................The Class A Certificates will be issuable in registered form, in denominations of
                                      $_________ and integral multiples of
                                      $_____ in excess thereof[, with one
                                      Certificate of such class evidencing an
                                      additional amount equal to the remainder of the Certificate Balance thereof].

The Mortgage Pool.....................The Mortgage Pool will consist of __
                                      conventional, adjustable rate Mortgage
                                      Loans secured by [first] [first and
                                      junior] liens on [multifamily][commercial] properties (the "Mortgaged Properties") located in __ different states. The Mortgage Loans will have an aggregate principal balance as of the Cut- off Date of $___________ and individual principal balances at origination of at least $__________ but not more than $__________, with an average principal balance at
                                      origination of approximately $_______.
                                      [___ of the Mortgage Loans, representing
                                      ___% of the Mortgage Loans by aggregate
                                      principal balance as of the Cut-off Date, are secured by a junior mortgage lien.] The Mortgage Loans will have terms to maturity from the date of origination or modification of not more than ___ years, and a weighted average remaining term to maturity of approximately ___ months as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans will bear interest at Mortgage Rates ranging from ___% per annum to ___% per annum, with a weighted average Mortgage Rate of approximately ___% per annum.

                                      ___ of the Mortgage Loans, representing
                                      _____% of the Mortgage Loans by aggregate principal balance as of the Cutoff Date, provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month; the remainder of the Mortgage Loans provide for Monthly Payments to be due on the 5th, 10th or 15th day of each month (the date in any month on which a Monthly Payment on a Mortgage Loan is first due, the "Due Date"). [The rate per annum at which interest accrues on each Mortgage Loan is subject to adjustment on specified Due Dates (each such date, an "Interest Rate Adjustment Date") by adding a fixed percentage amount (a "Gross Margin") to the value of the then-applicable Index (as described below) subject, in the case of substantially all of the Mortgage Loans, to maximum and minimum lifetime Mortgage Rates as described herein. __ of the Mortgage Loans, representing _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur monthly; the remainder of the Mortgage Loans provide for adjustments to the Mortgage Rate to occur quarterly, semi-annually or annually. Each of the Mortgage Loans provides for an initial fixed interest rate period; _____ of the Mortgage Loans, representing _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is scheduled to occur on _________________.]

                                      [The amount of the Monthly Payment on each Mortgage Loan is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the applicable Mortgage Rate, subject, in the case of several Mortgage Loans, to payment caps, which limit the amount by which the Monthly Payment may adjust on any Payment Adjustment Date as described herein. __ of the Mortgage Loans, representing _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Mortgage Loans provide for adjustments of the Monthly Payment to occur monthly, quarterly or semi-annually.]

                                      [__ Mortgage Loans, representing _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, permit negative amortization. Substantially all of the Mortgage Loans that permit negative amortization contain provisions that limit the extent to which the amount of their respective original principal balances may be exceeded as a result thereof. For a further description of yield considerations in connection with an investment in negative amortizing mortgage loans, see "Effect of Prepayments [and Negative Amortization] on Investment Expectations" in the Summary, "Special Considerations-Adjustable Rate Mortgage
                                      Loans; Negative Amortization" and "Certain
                                      Yield, Prepayment and

                                      Maturity Considerations" herein and "Yield
                                      Considerations" in the Prospectus.]

                                      [All of the Mortgage Loans provide for
                                      monthly payments of principal based on
                                      amortization schedules significantly
                                      longer than the remaining term of such
                                      Mortgage Loans, thereby leaving
                                      substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. See "Special
                                      Considerations-Balloon Payments" herein.]

                                      For a further description of the Mortgage
                                      Loans, see "Description of the Mortgage
                                      Pool" herein.

[The Index............................As of any Interest Rate Adjustment Date,
                                      the Index used to determine the Mortgage
                                      Rate on each Mortgage Loan will be the
                                      __________________________________. See
                                      "Description of the Mortgage Pool-The
                                      Index" herein.]

The Class A Certificates..............The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will consist of Class A Certificates, Class B Certificates, Class C Certificates and Class R Certificates. The Class A Certificates represent a type of interest referred to in the Prospectus as "Senior Certificates"; and the Class B, Class C and Class R Certificates represent a type of interest referred to in the Prospectus as "Subordinated Certificates". As these designations suggest, the Class A Certificates are entitled to a certain priority, relative to the Class B, Class C and Class R Certificates, in right of distributions on the Mortgage Loans. Only the Class A Certificates are offered hereby. The Class A Certificates have an initial Certificate Balance of $__________ (the initial "Class A Balance"), representing an initial interest of approximately __% in a trust fund (the "Trust Fund"), which will consist primarily of the Mortgage Pool.

                                      Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day, beginning on __________ 25, 199_ (each, a "Distribution
                                      Date"). Distributions on each Distribution
                                      Date will be made by check or wire
                                      transfer of immediately available funds, as provided in the Pooling and Servicing Agreement, to the Certificateholders of record as of the last business day of the month preceding the month of such Distribution Date (each, a "Record Date"), except that the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the Pooling and Servicing Agreement. The relative interests in the aggregate outstanding principal balance of the Mortgage Loans represented by the Class A, Class B and Class C Certificates are subject to change over time because of the disproportionate allocation of principal payments to the Class A Certificates, the allocation of negative amortization and the allocation of certain losses and certain shortfalls first to the Subordinate Certificates, prior to the allocation of such losses and shortfalls to the Class A Certificates, as discussed herein.

Pass-Through Rate on the
  Class A Certificates................The Pass-Through Rate on the Class A
                                      Certificates for any Distribution Date is equal to the weighted average of the Class A Remittance Rates in effect for the Mortgage Loans as of the commencement of the related Due Period. The Class A Remittance Rate in effect for any Mortgage Loan as of any date of determination (i) prior to its first Interest Rate Adjustment Date is equal to the related Mortgage Rate then in effect minus __ basis points (the "Net Mortgage Rate") and
                                      (ii) from and after its first Interest
                                      Rate Adjustment Date is equal to the
                                      related Mortgage Rate then in effect minus the excess of the related Gross Margin over ___ basis points.

Interest Distributions
  on the Class A Certificates.........Holders of the Class A Certificates will be entitled to receive on each
                                      Distribution Date, to the extent of the
                                      Available Distribution Amount for such
                                      Distribution Date, distributions allocable to interest in an aggregate amount (the "Class A Interest Distribution Amount") equal to thirty days' interest accrued on the Class A Balance outstanding immediately prior to such Distribution Date at the then applicable Pass-Through Rate, less the Class A Certificates' allocable share (calculated as described herein) of (i) the aggregate amount of negative amortization in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period and (ii) the aggregate portion of Prepayment Interest Shortfalls incurred during the related Due Period that was not covered by the application of the Master Servicer's servicing compensation for the related Due Period. The amount, if any, by which the Class A Interest Distribution Amount for any Distribution Date is reduced as a result of negative amortization on the Mortgage Loans shall constitute the "Class Negative Amortization" for such Distribution Date in respect of the Class A Certificates and shall be added to the Class A Balance on such Distribution Date. If the Available Distribution Amount for any Distribution Date is less than the Class A Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Class A Interest Distribution Amount distributable to holders of Class A Certificates on subsequent Distribution Dates, to the extent of available funds.

                                      The Available Distribution Amount for any
                                      Distribution Date generally includes: (i) scheduled payments on the Mortgage Loans due during or prior to the related Due Period and collected as of the related Determination Date (to the extent not distributed on previous Distribution Dates) and certain unscheduled payments and other collections on the Mortgage

                                      Loans collected during the related Due
                                      Period, net of amounts payable or
                                      reimbursable to the Master Servicer
                                      therefrom; (ii) any Advances made by the Master Servicer for the related Distribution Date; and (iii) that portion of the Master Servicer's servicing compensation for the related Due Period applied to cover Prepayment Interest Shortfalls incurred during the related Due Period. See "Description of the Certificates-Distributions-Calculations of
                                      Interest" herein.

Principal Distributions
  on the Class A
  Certificates........................Holders of the Class A Certificates will be entitled to receive on each
                                      Distribution Date, to the extent of the
                                      balance of the Available Distribution
                                      Amount remaining after the payment of the Class A Interest Distribution Amount for such Distribution Date, distributions in respect of principal in an amount (the "Class A Principal Distribution Amount") generally equal to the aggregate of (i) the then Class A Scheduled Principal Distribution Percentage (calculated as described herein) of all scheduled payments of principal (including the principal portion of any Balloon Payments) due on the Mortgage Loans during or, if and to the extent not previously received or advanced and distributed on prior Distribution Dates, prior to the related Due Period that were paid by the mortgagors as of the related Determination Date or advanced by the Master Servicer in respect of such Distribution Date and (ii) all principal prepayments and, to the extent not previously advanced, any other unscheduled principal recoveries received during the related Due Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund. Distributions in respect of principal of the Class A Certificates on any Distribution Date shall be limited to the sum of (i) the Class A Balance outstanding immediately prior to such Distribution Date and (ii) the Class Negative Amortization, if any, for such Distribution Date in respect of the Class A Certificates. See "Description of the Certificates-Distributions-Calculations of
                                      Principal" herein.

Advances..............................The Master Servicer is required to make advances ("Advances") in respect of
                                      delinquent Monthly Payments on the
                                      Mortgage Loans, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates-Advances" herein and "Description of the Certificates-Advances in Respect of Delinquencies" in the Prospectus.

Subordination.........................The rights of holders of the Subordinate
                                      Certificates to receive distributions of amounts collected on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class A Certificates of the full amount of the Class A Interest Distribution Amount and the [ultimate receipt of principal equal to the initial Class A Balance]. The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, will be accomplished by the application of the Available Distribution Amount to the Class A Certificates prior to the application thereof to the Subordinate Certificates. See "Description of the
                                      Certificates-Subordination" herein.

The Subordinate
  Certificates........................The Class B Certificates have an initial
                                      Certificate Balance of $__________ (the
                                      initial "Class B Balance") and the Class C
                                      Certificates have an initial Certificate
                                      Balance of $_______ (the initial "Class C
                                      Balance"), representing ___% and ----%,
                                      respectively, of the Mortgage Loans by
                                      aggregate principal balance as of the
                                      Cut-off Date. Interest shall accrue on the Class B Balance and Class C Balance at a Pass-Through Rate equal to the weighted average of the Net Mortgage Rates in effect from time to time on the Mortgage Loans.

                                      The Class R Certificates, which have no
                                      Pass-Through Rate and initially have a
                                      Certificate Balance of $______ (the
                                      initial "Class R Balance"), represent the right to receive on any Distribution Date the balance, if any, of the Available Distribution Amount remaining after the payment of all interest and principal due on the other Classes of Certificates. Subsequent to the first Distribution Date, the Class R Balance will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the sum of the Class A Balance, Class B Balance and Class C Balance.

                                      The Subordinate Certificates are not
                                      offered hereby.

Optional Termination..................At its option, the Master Servicer may purchase all of the Mortgage Loans, and
                                      thereby effect termination of the Trust
                                      Fund and early retirement of the then
                                      outstanding Certificates, on any
                                      Distribution Date on which the aggregate
                                      Stated Principal Balance of the Mortgage
                                      Loans remaining in the Trust Fund is less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement-Termination" herein and
                                      "Description of the
                                      Certificates-Termination" in the
                                      Prospectus.

Effects of Prepayments [and
  Negative Amortization] on
  Investment Expectations.............The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted.
                                      The investment performance of the Class A
                                      Certificates may vary materially and
                                      adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. These effects are summarized below. For a detailed discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Lock-out Periods and Prepayment Premiums, see "Special Considerations" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus. IN DECIDING WHETHER TO PURCHASE ANY CLASS A CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                                      YIELD. If an investor purchases an Offered
                                      Certificate at an amount equal to its
                                      unpaid principal balance (that is, at
                                      "par"), the effective yield to that
                                      investor (assuming that there are no
                                      interest shortfalls and assuming the full return of the purchaser's invested principal) will approximate the pass-through rate on that Certificate. If an investor pays less or more than the unpaid principal balance of the Certificate (that is, buys the Certificate at a "discount" or "premium," respectively), then, based on the assumptions set forth in the preceding sentence, the effective yield to the investor will be higher or lower, respectively, than the pass-through rate on that Certificate, because such discount or premium will be amortized over the life of the Certificate. Any deviation in the actual rate of prepayments on the Mortgage Loans from the rate assumed by the investor will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will change the investor's actual yield from that anticipated. [With respect to any Mortgage Loan that permits negative amortization, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the remaining principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then-applicable Mortgage Rate. Accordingly, such Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the then-applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the then-applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).] An investor that purchases a Class A Certificate at a discount should carefully consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Class A Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

                                      REINVESTMENT RISK. As stated above, if a Certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that Certificate. However, the total return on any purchaser's investment, including an investor who purchases at par, will be reduced to the extent that principal distributions received on its Certificate can not be reinvested at a rate as high as the pass-through rate of the Certificate. Investors in the Class A Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans may coincide with periods of low prevailing market interest rates may be relatively large. Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance Mortgage Loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to an investor for reinvestment at such low prevailing interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

                                      WEIGHTED AVERAGE LIFE VOLATILITY. One
                                      indication of the impact of varying
                                      prepayment rates on a security is the
                                      change in its weighted average life. The
                                      "weighted average life" of Class A
                                      Certificate is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. Low rates of prepayment may result in the extension of the weighted average life of a Certificate; high rates, in the shortening of such weighted average life. In general, if the weighted average life of a Certificate purchased at par is extended beyond that initially anticipated, such Certificate's market value may be adversely affected even though the yield to maturity on the Certificate is unaffected. The weighted average lives of the Class A Certificates, under various prepayment scenarios, are displayed in the tables appearing under the heading "Certain Yield, Prepayment and Maturity Considerations" herein.

Certain Federal Income Tax
  Consequences........................An election will be made to treat the
                                      Trust Fund as a real estate mortgage
                                      investment conduit ("REMIC") for federal income tax purposes. Upon the issuance of the Class A Certificates, _____________, counsel to the Depositor, will deliver its opinion generally to the effect that assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                      For federal income tax purposes, the Class
                                      R Certificates will be the sole class of "residual interests" in the REMIC and the Class A, Class B and Class C Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

                                      The Class A Certificates [may][will not] be treated as having been issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a [constant prepayment rate][standard prepayment assumption] of ___%. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                      For further information regarding the
                                      federal income tax consequences of
                                      investing in the Class A Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations..................[A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                      Section 4975 of the Code should review
                                      carefully with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                      Section 4975 of the Code.] [The U.S.
                                      Department of Labor has issued an
                                      individual exemption, Prohibited
                                      Transaction Exemption 89-89, to the
                                      Underwriter that generally exempts from
                                      the application of certain of the
                                      prohibited transaction provisions of
                                      Section 406 of the Employee Retirement
                                      Income Security Act of 1974, as amended
                                      ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Class A Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. A fiduciary of any employee benefit plan subject to ERISA or the Code should consult with its legal advisors regarding the requirements of ERISA and the Code.] See "ERISA Considerations" herein and in the Prospectus.

Rating................................It is a condition to the issuance of the
                                      Class A Certificates that they be rated
                                      [not lower than] "__" by
                                      ______________________. A security rating
                                      is not a recommendation to buy, sell or
                                      hold securities and may be subject to
                                      revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment......................The appropriate characterization of the
                                      Class A Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class A Certificates, may be subject to significant interpretative uncertainties.
                                      The Class A Certificates will [not] be
                                      "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 [so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA]. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Class A Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                             SPECIAL CONSIDERATIONS
        [Description will depend on the particulars of the Mortgage Pool]


     SPECIAL PREPAYMENT CONSIDERATIONS. The rate and timing of principal payments on the Class A Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. [The rate of principal payments on the Class A Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans, and by the extent to which the Master Servicer is able to enforce such provisions. Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.] [As is the case with mortgage-backed securities generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.]

     As described herein, prior to reduction of the Class A Balance to zero, all principal prepayments on and other unscheduled recoveries of principal of the Mortgage Loans will be allocated to the Class A Certificates. To the extent that no prepayments or other unscheduled recoveries of principal are distributed on the Subordinate Certificates, the subordination afforded the Class A Certificates by the Subordinate Certificates, in the absence of offsetting losses on the Mortgage Loans allocated thereto, will be increased.

     See "Description of the Certificates-Distributions-Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

     SPECIAL YIELD CONSIDERATIONS. The yield to maturity on the Class A Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balance of such class. The yield to maturity on the Class A Certificates will also depend on changes in the Index and the effect of any maximum lifetime Mortgage Rate, minimum lifetime Mortgage Rate, Payment Cap and Periodic Rate Cap applicable to each Mortgage Loan. The yield to investors on the Class A Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments. Neither the Certificates not the Mortgage Loans are guaranteed by any governmental entity or private insurer.

     In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time or purchase.

     See "Certain Federal Income Tax Consequences" herein and in the Prospectus and "Yield Considerations" in the Prospectus.

     RISKS ASSOCIATED WITH CERTAIN OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES. [Description of type of property, lease provisions, nature of tenants and operating income.]

     LIMITED RECOURSE. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

     ENVIRONMENTAL LAW CONSIDERATIONS. The Depositor has found no evidence that environmental assessments have ever been conducted with respect to any of the Mortgaged Properties. However, the Depositor will agree in the Pooling and Servicing Agreement that if it is shown that a materially adverse environmental situation or condition (each, as more particularly described herein, a "Disqualifying Condition") existed on any Mortgaged Property as of the Delivery Date, the Depositor will cure the Disqualifying Condition or repurchase the affected Mortgage Loan, subject to the satisfaction of certain conditions described under "Description of the Mortgage Pool-Representations and Warranties; Repurchases" herein, including the condition that the affected Mortgage Loan be at least 60 days delinquent.

     The Pooling and Servicing Agreement requires that the Master Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for any such Disqualifying Condition. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for Disqualifying Conditions. See "Servicing of the Mortgage Loans-Realization Upon Defaulted Mortgage Loans" herein and "Description of the Agreements-Realization Upon Defaulted Whole Loans", "Special Considerations-Environmental Risks" and "Certain Legal Aspects of Mortgage Loans-Environmental Legislation" in the Prospectus.

     GEOGRAPHIC CONCENTRATION. ____ Mortgage Loans, which represent ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by liens on Mortgaged Properties located in ____________. In general, that concentration increases the exposure of the Mortgage Pool to any adverse economic, regulatory or other developments that may occur in ___________. In recent periods, ______________ (along with other regions of the United States) has experienced a significant downturn in the market value of real estate.

     CONCENTRATION OF MORTGAGE LOANS, BORROWERS AND OPERATORS. [Description of concentrations, if applicable]

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. Concentration of borrowers and operators also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans. Similarly, if an operator of more than one Mortgaged Property were to experience financial difficulties, any adverse effects of that difficulty, such as a reduction in the level of operating performance or, if the operator were to become a debtor in a bankruptcy proceeding, an interruption in payments to the borrower needed for debt service, could adversely affect the Mortgage Pool to a greater degree than if the operator operated fewer Mortgaged Properties.

     BALLOON PAYMENTS. None of the Mortgage Loans is fully amortizing over its term to maturity. Thus, each Mortgage Loan will have a substantial payment (that is, a Balloon Payment) due at its stated maturity unless prepaid prior thereto. In addition, Mortgage Loans that permit negative amortization could require balloon payments substantially larger than expected under certain interest rate scenarios. Loans with balloon payments involve a greater risk to the lender than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Special Considerations-Balloon Payments" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement enables the Master Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans-Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Master Servicer, will extend the weighted average life of such Class of Certificates. See "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

     ADJUSTABLE RATE MORTGAGE LOANS; NEGATIVE AMORTIZATION. All of the Mortgage Loans are adjustable rate Mortgage Loans. In addition, ____ of the Mortgage Loans, which represent _____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, allow negative amortization to occur. Increases in the required Monthly Payments on Mortgage Loans in excess of those assumed in the original underwriting of those loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates. Moreover, increases in the principal balances of Mortgage Loans due to the deferral and capitalization of interest payments may result in a default rate that is higher than that of adjustable rate mortgage loans that do not provide for negative amortization. In addition, in the case of the Mortgage Loans that permit negative amortization, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, such Mortgage Loans may be subject to (i) slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), (ii) negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or (iii) accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).

     EFFECT OF MORTGAGOR DEFAULTS. The aggregate amount of distributions on the Class A Certificates, the yield to maturity of the Class A Certificates, the rate of principal payments on the Class A Certificates and the weighted average life of the Class A Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Class A Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Class A Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

     As and to the extent described herein, the Master Servicer will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances. The Master Servicer's right to receive such payments of interest are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Class A Certificates that would not otherwise have resulted absent the accrual of such interest.


     Even if losses on the Mortgage Loans are not borne by an investor in the Class A Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to the Class A Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Class A Certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Class A Certificate, to the extent that Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount generally consist of, as more fully described herein, principal of the Mortgage Loans actually collected or advanced. The Master Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due by up to ____ months, subject to certain conditions described in the Pooling and Servicing Agreement. The Master Servicer's obligation to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates-Advances". Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of Class A Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to the Class A Scheduled Principal Distribution Percentage of that portion of the Available Distribution Amount that represents the principal portion of (i) any payment made by the related mortgagor under a forbearance arrangement or (ii) any related Advance made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of Class A Certificates will extend the weighted average life of the Class A Certificates.

     As described under "Description of the Certificates-Distributions" herein, if the portion of Available Distribution Amount distributable in respect of interest on the Class A Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

[The following paragraphs may be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:

     ABSENCE OF PERFECTED SECURITY INTERESTS IN PERSONAL PROPERTY. In order to perfect a security interest in borrower-owned personal property pledged as security for repayment of a mortgage loan, a lender must file one or more UCC-1 financing statements with appropriate offices of official records. Unless a financing statement is continued by another filing every five years, perfection lapses and subsequent lienors may obtain priority over the lien granted to the lender. At the time the Mortgage Loans were transferred by the RTC to ____, there were many cases where UCC-1 financing statements in favor of the mortgage holder had not been filed or had lapsed, and several cases where lien searches disclosed prior liens on the pledged personal property. In addition, the RTC did not at that time complete any UCC financing statements necessary to effect a record transfer of the RTC's liens to ____. The Depositor has agreed in the Pooling and Servicing Agreement to use its best reasonable efforts to cause UCC-1 financing statements to be executed and filed if not previously executed and filed, to cause the lapsed UCC-1 financing statements to be continued, and to cause the Trustee to become the record assignee of all existing, continued or newly executed UCC financing statements. In cases where this is not accomplished (for example, where required borrower cooperation is not obtained) or, even if accomplished, in cases where there exist third party liens on personal property pledged to secure a Mortgage Loan that were perfected prior to such filing or continuation, it may be impossible for the Trustee in the case of a Mortgage Loan default to acquire or transfer title to pledged personal property, which may include beds, furniture, kitchen equipment, medical equipment or other property used in Mortgaged Property operations.

               TROUBLED ORIGINATORS. The Mortgage Loans were originated or purchased by the [Originating Institutions], each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the [Originating Institutions] may have adversely affected either or both of (i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such [Originating Institutions] and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the _____________ from the Mortgage Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the [Originating Institutions] pursuant to a certain mortgage loan sale agreement, dated _______, 199__ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC, as receiver of the [Originating Institutions], has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage Rate[, except in the case of ___ Mortgage Loans as to which a repurchase for a breach of the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases to par over approximately __ years]. See "Description of the Mortgage Pool-Representations and Warranties of the Originating Institutions" herein. The RTC, acting in its corporate capacity, has guaranteed such obligations of the RTC, acting in its capacity as receiver. The agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".

               LIMITED INFORMATION. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the [Originating Institutions], as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the [Originating Institutions] had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Class A Certificates, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.]

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         The Trust Fund will consist primarily of __ conventional, adjustable interest rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $___________. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a [first] [first or junior] fee lien on a [multifamily][commercial] property (a "Mortgaged Property"). The Mortgaged Properties consist of [description commercial or multifamily properties]. [Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.] ALL PERCENTAGES OF THE MORTGAGE LOANS DESCRIBED HEREIN ARE APPROXIMATE PERCENTAGES (EXCEPT AS OTHERWISE INDICATED) BY AGGREGATE PRINCIPAL BALANCE AS OF THE CUT-OFF DATE.

         The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by __________ (the "Mortgage Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the _____________ from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of _______________, 199_ between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to ____________, as Trustee, pursuant to the Pooling and Servicing Agreement. ___________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         Under the Seller's Agreement, the Mortgage Asset Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including the Mortgage Asset Seller's repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Asset Seller is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements-Representations and Warranties; Repurchases" in the Prospectus.

         The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly (____% of the Mortgage Loans), semi-annually (_____% of the Mortgage Loans) or annually (____% of the Mortgage Loans). Each of the Mortgage Loans provided for an initial fixed interest rate period; _____ Mortgage Loans, representing _____% of the Mortgage Loans, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in _______________.

         Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately _____% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ___%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than ___% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

[THE INDEX

         As of any Payment Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be a per annum rate equal to ________________, as most recently available as of the date ___ days prior to the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

         The Index is currently calculated based on information reported in _____________. Listed below are the weekly average yields on actively traded
________________ as reported in _________________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Mortgage Loan.

                                 [NAME OF INDEX]

MONTH                     1990        1991          1992          1993
-----                    ------      ------        ------        -----
                         1994
                         ----

January ..............
February .............
March ................
April ................
May ..................
June .................
July .................
August ...............
September ............
October ..............
November .............
December .............

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         Approximately _____% of the Mortgage Loans have Due Dates that occur on the first day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the fifth day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the tenth day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.

         As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to ______% per annum; (ii) a weighted average Mortgage Rate of -----% per annum; (iii) Gross Margins ranging from ___ basis points to ___ basis points; (iv) a weighted average Gross Margin of _____ basis points; (v) principal balances ranging from $_______ to $_________ and with

____ Mortgage Loans having a principal balance as of the Cut-off Date that exceeds its original principal balance; (vi) an average principal balance of $_________; (vii) original terms to maturity ranging from __ months to ___ months; (viii) a weighted average original term to maturity of ___ months; (ix) remaining terms to maturity ranging from _ months to ___ months; (x) a weighted average remaining term to maturity of __ months; (xi) Loan-to-Value ("LTV") Ratios ranging from ____% to ____%; (xii) a weighted average LTV Ratio of ____%;
(xiii) as to the _____% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ___% per annum to ____% per annum and (B) a weighted average minimum lifetime Mortgage Rate of
____% per annum; (xiv) as to the _____% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from ____% per annum to _____% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _____% per annum, (xv) Debt Service Coverage Ratios ranging from ___% to ___% and (xvi) a weighted average Debt Service Coverage Ratio of ___%.

         ___% of the Mortgage Loans are secured by first liens; ___% by second liens; ___% by third liens and ___% by fourth liens. Loans secured by junior liens involve a greater degree of risk than loans secured by first liens, and the more junior a lien is, the greater the risk will be. See "Special Considerations-Junior Mortgage Loans" in the Prospectus.

         ___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Special
Considerations-Balloon Payments" herein.

         No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.

         The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                       MORTGAGE RATES AS OF THE CUT-OFF DATE


                                                         Aggregate Principal             % by Aggregate Principal
                                  Number of              Balance Outstanding                Balance Outstanding
      Mortgage Rates                Loans               as of the Cut-off Date            as of the Cut-off Date
      --------------               -------              ----------------------            ----------------------

Total                                                            $                                         100.00%
                                        ===                      =============                             =======

         As of the Cut-off Date, the weighted average Mortgage Rate was ___% per annum.

                                  PROPERTY TYPE


                                                         Aggregate Principal             % by Aggregate Principal
                                  Number of              Balance Outstanding                Balance Outstanding
           Type                     Loans               as of the Cut-off Date            as of the Cut-off Date
           ----                    -------              ----------------------            ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


                                                   GROSS MARGINS

                                                        Aggregate Principal           % by Aggregate Principal
                                  Number of             Balance Outstanding              Balance Outstanding
       Gross Margins                Loans             as of the Cut-off Date           as of the Cut-off Date
       -------------               -------            ----------------------           ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


         As of the Cut-off Date, the weighted average Gross Margin was ___% per annum.


                                    FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES


                                                        Aggregate Principal            % by Aggregate Principal
                                  Number of             Balance Outstanding               Balance Outstanding
         Frequency                  Loans              as of the Cut-off Date           as of the Cut-off Date
         ---------                 -------             ----------------------           ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======

         As of the Cut-off Date, the weighted average frequency of adjustments to Mortgage Rates was months. ___% of Mortgage Loans, with an aggregate
principal balance of $      as of the Cut-off Date, have not experienced their
first Interest Rate Adjustment Date.

                  FREQUENCY OF ADJUSTMENTS TO MONTHLY PAYMENTS


                                                        Aggregate Principal          % by Aggregate Principal
                                  Number of             Balance Outstanding            Balance Outstanding
         Frequency                  Loans             as of the Cut-off Date          as of the Cut-off Date
         ---------                 -------            ----------------------          ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


         As of the Cut-off Date, the weighted average frequency of Payment Adjustment Dates was __ months. ________ of the Mortgage Loans, with an aggregate principal balance of $_________ as of the Cut-off Date, have not experienced their first Payment Adjustment Date.


                                          MAXIMUM LIFETIME MORTGAGE RATES

           Maximum                                      Aggregate Principal          % by Aggregate Principal
          Lifetime                Number of             Balance Outstanding            Balance Outstanding
      Mortgage Rates(%)             Loans             as of the Cut-off Date          as of the Cut-off Date
      -----------------            -------            ----------------------          ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


         As of the Cut-off Date, the weighted average Maximum Lifetime Mortgage Rate was _____% per annum.


[(A)     Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off
         Date.
(C) This calculation does not include the ___ Mortgage Loans without a lifetime rate cap or the ____ Mortgage Loans with lifetime rate caps which are currently not determinable.]


                                          MINIMUM LIFETIME MORTGAGE RATES


           Maximum                                      Aggregate Principal          % by Aggregate Principal
          Lifetime                Number of             Balance Outstanding            Balance Outstanding
      Mortgage Rates(%)             Loans             as of the Cut-off Date          as of the Cut-off Date
      -----------------            -------            ----------------------          ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


         As of the Cut-off Date, the weighted average Minimum Lifetime Mortgage Rate was _____% per annum.


[(A) Represents Mortgage Loans without interest rate floors.

(B) This calculation does not include the _____ Mortgage Loans without interest rate floors.]

                    PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                             Aggregate Principal           % by Aggregate Principal
                                        Number of            Balance Outstanding             Balance Outstanding
     Principal Balances ($)               Loans             as of the Cut-off Date          as of the Cut-off Date
     ----------------------              -------            ----------------------          ----------------------


Total                                                              $                                         100.00%
                                          ===                      =============                             =======


         The average principal balance of the Mortgage Loans at origination was $______________. No Mortgage Loan had a principal balance at origination of greater than $______________ or less than $--------------.


                        PRINCIPAL BALANCES AT ORIGINATION


                                                             Aggregate Principal           % by Aggregate Principal
                                        Number of            Balance Outstanding             Balance Outstanding
     Principal Balances ($)               Loans             as of the Cut-off Date          as of the Cut-off Date
     ----------------------              -------            ----------------------          ----------------------


Total                                                            $                                         100.00%
                                            ===                  =============                             =======

Average Principal Balance
at Origination:


         The average principal balance of the Mortgage Loans as of the Cut-off Date was $______________. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than $______________ or less than $______________.


                            ORIGINAL TERM TO MATURITY



                                                      Aggregate Principal            % by Aggregate Principal
       Original                 Number of             Balance Outstanding               Balance Outstanding
     Term (Months)                Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                        ===                      =============                             =======


         The weighted average original term to maturity was ___ months.

               REMAINING TERM TO MATURITY AS OF THE CUT-OFF DATE


                                                      Aggregate Principal            % by Aggregate Principal
       Original                 Number of             Balance Outstanding               Balance Outstanding
     Term (Months)                Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                       ===                       =============                             =======




         As of the Cut-off Date, the weighted average term to maturity was ___ months.


                        MORTGAGE LOAN YEAR OF ORIGINATION

                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
         Year                     Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======



         The following table sets forth the respective years in which the Mortgage Loans are scheduled to mature. The table provides an indication (which does not account for any scheduled amortization, prepayments or negative amortization) of the concentration of Balloon Payments that will be due in those years. See "Special Considerations-Balloon Payments" herein.

                    MORTGAGE LOAN YEAR OF SCHEDULED MATURITY




                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
         Year                     Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======


         The following table[s] set[s] forth the range of Cut-off Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A Cut-off Date LTV Ratio, since it is most often based on the value of a Mortgaged Property determined as of loan origination, is not necessarily a reliable measure of the borrower's current equity in that Mortgaged Property. In a declining real estate market, the fair market value of the Mortgaged Property could have decreased from the value determined at origination, and the actual loan-to-value ratio of a Mortgage Loan may be higher than its Cut-off Date LTV Ratio.


                             CUT-OFF DATE LTV RATIOS

                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
      LTV Ratio(%)                Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


                                      S-22





Total                                                              100.00%                              $
                                      ===                        ===========                            =======

         As of the Cut-off Date, the weighted average Cut-off Date LTV Ratio was ___% per annum.




        CUT-OFF DATE LTV RATIOS - [FIRST] [SECOND] [THIRD] [FOURTH] LIEN
                                 MORTGAGE LOANS

                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
      LTV Ratio(%)                Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                              100.00%                              $
                                      ===                        ===========                            =======



         As of the Cut-off Date, the weighted average Cut-off Date LTV Ratio for the [first] [second] [third] [fourth] lien Mortgage Loans was ___% per annum.

         The following table sets forth the range of Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of Net Operating Income produced by the related Mortgaged Property for the period (annualized if the period was less than one year) covered by the operating statement to the amount of the Monthly Payment in effect as of the Cut-off Date multiplied by 12. "Net Operating Income" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance and less fixed expenses (such as insurance, real estate and other taxes to be paid by mortgagor). Net Operating Income generally does not reflect capital expenditures. The following table was prepared using operating statements obtained from the respective mortgagors. The information contained therein was unaudited, and the Depositor has made no attempt to verify its accuracy. [In the case of _________ Mortgage Loans, operating statements could not be obtained. Accordingly, Debt Service Coverage Ratios for those Mortgage Loans were not calculated. As a result, no conclusions should be drawn as to those ____ Mortgage Loans on the basis of the information set forth below.] The last day of the period (which may not correspond to the end of the calendar year most recent to the Cut-off Date) covered by each operating statement or cost report from which a Debt Service Coverage Ratio was calculated is set forth in Annex A with respect to the related Mortgage Loan. Certain of the Mortgaged Properties have relatively short operating histories, and such performance may be less indicative of future performance than in the case of a property with a stable operating history over an extended period of time. However, even with respect to Mortgaged Properties with longer operating histories, operating income produced by Mortgaged Properties in the past should not be construed as indicative of the future performance of any Mortgaged Property.

                          DEBT SERVICE COVERAGE RATIOS
                             AS OF THE CUT-OFF DATE


                                                      Aggregate Principal            % by Aggregate Principal
         Debt Service          Number of             Balance Outstanding               Balance Outstanding
        Coverage Ratio           Loans              as of the Cut-off Date           as of the Cut-off Date
        --------------           -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======


         As of the Cut-off Date, the weighted average Debt Service Coverage Ratio was ___x.


[(A) The debt service coverage ratios for these loans were not calculated due to a lack of operating statements with respect to years after 198_.
(B) This calculation does not include the ___ Mortgage Loans where debt service coverage ratios were not calculated.]

                                              GEOGRAPHIC DISTRIBUTION


                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
         State                    Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======

         [regional breakdown to be provided as appropriate]

         ___% of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). The following table sets forth the Lock-out Dates for such Mortgage Loans.


                          MORTGAGE LOAN LOCK-OUT DATES



                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
     Lock-out Date                Loans              as of the Cut-off Date           as of the Cut-off Date
     -------------                -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======


         ___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance penalty (a "Prepayment Premium") in the amount set forth in the following table.


                        MORTGAGE LOAN PREPAYMENT PREMIUMS


                                                      Aggregate Principal            % by Aggregate Principal
                                Number of             Balance Outstanding               Balance Outstanding
 Prepayment Premiums              Loans              as of the Cut-off Date           as of the Cut-off Date
 -------------------              -----              ----------------------           ----------------------


Total                                                            $                                         100.00%
                                      ===                        =============                             =======


         [Set forth in Annex A to this Prospectus Supplement are certain individual characteristics of the Mortgage Loans.]

UNDERWRITING STANDARDS

         All of the Mortgage Loans were originated or acquired by ________, generally in accordance with the underwriting criteria described herein.

         [Description of underwriting standards.]

         The Mortgage Loans selected for inclusion in the Mortgage Pool from loans in the [Mortgage Asset Seller's] portfolio were not so selected on any basis which would have a material adverse effect on the Certificateholders.

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class A Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class A Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class A Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of four classes to be designated as the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates. The Class B, Class C and Class R Certificates (the "Subordinate Certificates") will be subordinate to the Class A Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class A Certificates are offered hereby.

         The Class A Certificates will have an initial Certificate Balance of $__________, representing __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class B Certificates will have an initial Certificate Balance of $__________, representing __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class C Certificates will have an initial Certificate Balance of $_______, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class R Certificates will be [zero]. The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class A, Class B and Class C Certificates (respectively, the "Class A Balance", "Class B Balance" and "Class C Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and (ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans. The Certificate Balance of the Class R Certificates (the "Class R Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class A Balance, Class B Balance and Class C Balance. The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus (b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date, minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination, (ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

         None of the Subordinate Certificates are offered hereby.

DISTRIBUTIONS

         METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a business day, then on the next succeeding business day, commencing in _____ 199_ (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $_________, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class A Certificate is equal to the initial denomination thereof as of the _____________, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

         The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

         PRIORITY. On each Distribution Date, the Master Servicer shall apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, first, to distributions of interest to holders of the Class A Certificates, in the amount equal to all Distributable Certificate Interest in respect of the Class A Certificates for such Distribution Date and, to the extent not previously distributed, for all preceding Distribution Dates and second, to distributions of principal to holders of the Class A Certificates, in an amount, not to exceed the sum of the Class A Balance outstanding immediately prior to such Distribution Date and any Class Negative Amortization in respect of the Class A Certificates for such Distribution Date, equal to the sum of (A) the then Class A Scheduled Principal Distribution Percentage of the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date.

         On or after the reduction of the Class A Balance to zero, the Available Distribution Amount will be paid solely to the holders of the Subordinate Certificates.

         CALCULATIONS OF INTEREST. The "Distributable Certificate Interest" in respect of the Class A Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"); and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").

         The "Accrued Certificate Interest" in respect of the Class A Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class A Certificates for any Distribution Date is equal to the weighted average of the Class A Remittance Rates in effect for the Mortgage Loans as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class A Remittance Rate"). The "Class A Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus ___ basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over ___ basis points. The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.

         The portion of Net Aggregate Prepayment Interest Shortfall and the Aggregate Mortgage Loan Negative Amortization for any Distribution Date that will be allocated to the Class A Certificates on such Distribution Date will be equal to the then applicable Class A Interest Allocation Percentage. The "Class A Interest Allocation Percentage" for any Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class A Balance (net of any Uncovered Portion thereof) outstanding immediately prior to such Distribution Date, multiplied by (b) the Weighted Average Class A Remittance Rate for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net Mortgage Rate" in effect for any Mortgage Loan as of any date of determination is equal to the related Mortgage Rate then in effect minus ___ basis points. The "Uncovered Portion" of the Class A Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class A Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.

         CALCULATIONS OF PRINCIPAL. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

         The Class A Scheduled Principal Distribution Percentage for any Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class A Certificates. The "Class A Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class A Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class A Balance, the Class B Balance and the Class C Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.

         The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of
(i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period (exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).

         The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.

SUBORDINATION

         In order to maximize the likelihood of distribution in full of the Class A Interest Distribution Amount and the Class A Scheduled Principal Distribution Amount, on each Distribution date, holders of the Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Class Interest Distribution Amount and the Class A Scheduled Principal Distribution Amount.

         The entitlement to the Class A Certificates of the entire Unscheduled Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage
Loans.

         To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class A Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the Subordinate afforded the Class A Certificates by the Subordinate Certificates.

ADVANCES

         On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of (i) all Monthly Payments (net of the Servicing
Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date and
(ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

              CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity on the Class A Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Class A Certificates will also be affected by the level of the Index. The rate of principal payments on the Class A Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

         [Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class A Certificates depending upon characteristics of the Mortgage Loans.]

WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

         The table of Percent of Initial Certificate Balance Outstanding for the Class A Certificates at the respective percentages of [CPR][SPA] set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans: (i) an outstanding principal balance of $____________, a remaining amortization term of ___ months and a term to balloon of ___ months; (ii) an interest rate equal to
___% per annum until the _______ Due Date and thereafter an interest rate equal to ___% per annum (at an assumed Index of ___%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of [CPR][SPA]; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing in __________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur;
(vii) the initial Certificate Balance of the Class A Certificates is $______________; (viii) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class A Certificates are purchased on ___________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is _____% per annum.

         Based on the foregoing assumptions, the table indicates the weighted average life of the Class A Certificates and sets forth the percentages of the initial Certificate Balance of the Class A Certificates that would be outstanding after the Distribution Date in ____________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.


           PERCENT OF INITIAL CLASS A CERTIFICATE BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF [CPR][SPA]

DISTRIBUTION DATE

Initial Percent.........  ____%    ____%     ____%     ____%   ____%   ____%

_________ 25, 1994......
_________ 25, 1995......
_________ 25, 1996......
_________ 25, 1997......
_________ 25, 1998......
_________ 25, 1999......
_________ 25, 2000......
_________ 25, 2001......
_________ 25, 2002......
_________ 25, 2003......

_________ 25, 2004......

Weighted Average Life
  (Years) (+)...........
----------
+ The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution
     Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199__ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master
Servicer and the Trustee.

         Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The Depositor will provide to a prospective or actual Class A Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

         [The Master Servicer will be required to service and administer the Mortgage Loans, either directly or through sub-servicers, on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to the Mortgage Loans in the jurisdictions where the Mortgaged Properties are located, and with a view to the maximization of timely recovery of principal and interest, but without regard to: (i) any relationship that the Master Servicer or any affiliate of the Master Servicer or any affiliate of the Master Servicer may have with the related mortgagor; (ii) the ownership of any Certificate by the Master Servicer or any affiliate of the Master Servicer;
(iii) the Master Servicer's obligation to make Advances and advances to cover certain servicing expenses; and (iv) the Master Servicer's right to receive compensation for services under the Pooling and Servicing Agreement or with respect to any particular transaction.]

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the _____________, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the _____________, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage File"): (i) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by _______________________________ which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii) the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (iv) an assignment of the Mortgage, executed by the __________________________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form;
(v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by ______________________________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within ___ days of the _____________) to cause each assignment of the Mortgage described in clauses (iv) and (v) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

THE MASTER SERVICER

         GENERAL. ______________________, a ______________ corporation, will act as Master Servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement. The Master Servicer[, a wholly-owned subsidiary of ______________,] [is engaged in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. _____________ primarily originates mortgage loans through a branch system consisting of _________ offices in ________ states, and through mortgage loan brokers.]

         The executive offices of the Master Servicer are located at ________________, telephone number (___) _____________.

         The information set forth herein concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on [multifamily][commercial] mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.



                                as of December 31, 19              as of December 31, 19                 as of , 19
                                ----------------------             ----------------------                ----------
                                                 By Dollar                         By Dollar                     By Dollar
                               By No. of          Amount          By No. of         Amount         By No.        Amount of
                                 Loans              of              Loans             of             of            Loans
                                                   Loans                             Loans         Loans
                               ---------          ------          ---------         ------         ------        ---------

                                                              (Dollar Amount in Thousands)
Total Portfolio            __________          $______        __________         $______        ______        $_______
                                               --                                --             ----          -
Period of
Delinquency
  31 to 59 days
  60 to 89 days
  90 days or more          __________          _______        __________         _______        ______        ________
                                               ---                               ---            ----          -
Total Delinquent           __________          $______        __________         $______        ______        $_______
Loans                                          __                                __             ____          _
Percent of                          %                   %              %                  %              %             %
Portfolio
Foreclosures
pending (1)
Percent of                          %                   %              %                  %              %             %
Portfolio
Foreclosures
Percent of
Portfolio                           %                   %              %                  %              %             %
-------------

----------
(1)  Includes bankruptcies which preclude foreclosure.

         There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

         [A discussion re: trends, changes and anomalies and matters expected to have a material impact on future conditions].

[SPECIAL SERVICERS

         The Master Servicer is permitted, at its own expense, to utilize agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such agents or attorneys.

         The Master Servicer currently intends to engage [____________] ("______"), a ______ corporation, as its agent to perform certain servicing functions primarily related to property inspections, foreclosure and the operation and sale of REO Property. See "Description of the Agreements-Realization Upon Defaulted

Whole Loans" in the Prospectus. ____________ is [describe organization] of [multifamily] [commercial] properties and has extensive experience in the [describe relevant experience] of [multifamily] [commercial] properties.]

CERTIFICATE ACCOUNT

         The Master Servicer is required to deposit on a daily basis all amounts received with respect of the Mortgage Loans, net of its servicing compensation, into a separate Certificate Account maintained with _____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds- General" and "-Certificate Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Servicing Fee Rate with respect to each Mortgage Loan equals ____% per annum. [The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan serviced by the Special Servicer (each such Mortgage Loan, a Specially Serviced Mortgage Loan"), will accrue at the Special Servicing Fee Rate and will be computed on the basis of the same principal amount for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Special Servicing Fee Rate with respect to each Specially Serviced Mortgage Loan equals __% per annum. As further compensation for its servicing activities, the Special Servicer shall also be entitled to receive (i) the Liquidation Fee for the procurement (directly or through an agent thereof) of a purchaser in connection with the liquidation of a Mortgaged Property securing any defaulted Mortgage Loan, out of related liquidation proceeds, provided that the payment of such Liquidation Fee would not be a violation of, and would not subject the Trustee or the Trust Fund to liability under, any state or local statute, regulation or other requirement (including without limitation, those governing the licensing of real estate brokers or salesmen), and (ii) the Management Fee in connection with the operation and management of any REO Property, out of related revenues. Any "Liquidation Fee" payable to the Special Servicer will be equal to ___% (if the relevant sale occurs at a foreclosure sale, trustee's sale or other similar proceeding) or ___% (if the relevant sale occurs subsequent to such Mortgaged Property's having become an REO Property), as applicable, of the gross liquidation proceeds. The "Management Fee" in respect of any REO Property is payable to the Special Servicer monthly and is equal to ___% of the gross revenues derived from such REO Property.]

         As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. Although the Master Servicer is required to service and administer the Mortgage Pool in accordance with the general servicing standard described above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption fees, prepayment penalties and late payment charges may under certain circumstances provide the Master Servicer with an economic disincentive to comply with such standard. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements-Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer [and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer].

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates-Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

         At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates (net, in the case of the Class A, Class B and Class C Certificates, of any Uncovered Portion of the related Certificate Balance). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

         The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement.

         Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and
(ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Class A Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.


                                 USE OF PROCEEDS

         The net proceeds from the sale of Class A Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Class A Certificates, _______________________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

         For federal income tax purposes, the Class R Certificates will be the sole class of "residual interests" in the REMIC and the Class A, Class B and Class C Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

         See "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

         [The Class A Certificates [may][will not] be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% [CPR][SPA]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" and "-Original Issue Discount" in the Prospectus.]

         The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" and "-Premium" in the Prospectus.

         The Class A Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code[, assets described in
Section 7701(a)(19)(C) of the Code] and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. [In addition, interest (including original issue discount) on the Class A Certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code.] [Moreover, the Class A Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code.] [The Class A Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code.] See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.


                              ERISA CONSIDERATIONS

         [A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

         [The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 91-23 (the "Exemption"), on April 18, 1991 to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Smith Barney Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A Certificates.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder.

First, the acquisition of the Class A Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated [not lower than] "___________" by _______________. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificate.

         Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1.] See "ERISA Considerations" in the Prospectus.

         Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                                LEGAL INVESTMENT

         The Class A Certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") [so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA]. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representations as to the proper characterization of the Class Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute a legal investment under SMMEA or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class A Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class A Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates will be _____% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date at a rate of ___% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates currently expects to make a market in the Class A Certificates offered hereby; however, it has not obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates-Reports to Certificateholders", which will include information as to the outstanding principal balance of the Class A Certificates and the status of the applicable forms of credit enhancement. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.


                                  LEGAL MATTERS

         Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATING

         It is a condition to issuance that the Class A Certificates be rated [not lower than] "___" by __________________. However, no person is obligated to maintain the rating on the Class A Certificates, and ____________________ is not obligated to monitor its rating following the _____________.

         _______________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _______________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _______________'s rating on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. See "Special Considerations" herein.

         There can be no assurance as to whether any rating agency not requested to rate the Class A Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class A Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by _______________'s pursuant to the Depositor's request.

         The rating of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                    [ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         Attach Mortgage Loan Schedule that details relevant and available information regarding the Mortgage Loans, such as the information included under the following headings:

1.       Loan ID number

2.       Original balance

3.       Current balance

4.       Current rate

5.       Current payment

6.       Note date

7.       Original term

8.       Remaining term

9.       Maturity date

10.      Amortization

11.      Origination appraisal

12.      Borrowing entity

13.      Property name

14.      Street

15.      City

16.      State

17.      Zip code

18.      Rate index

19.      First rate change

20.      Next rate change

21.      First payment change

22.      Next payment change

23.      Rate adjustment frequency

24.      Payment adjustment frequency

25.      Period payment cap

26.      Life rate cap

27.      Life rate floor

28.      Negative amortization cap percent

29.      Negative amortization cap amount

30.      Annualized recent net operating income

31.      Most recent net operating income year

32.      Most recent debt service coverage ratio

33.      LTV and current balances based upon the
         Appraised Value]

================================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                 ---------------

                                TABLE OF CONTENTS
                                                              Page
                                                              ----
                              Prospectus Supplement
Summary..............................................           S-
Special Considerations...............................           S-
Description of the Mortgage Pool.....................           S-
Description of the Certificates......................           S-
Pooling and Servicing Agreement......................           S-
Use of Proceeds......................................           S-
Certain Federal Income Tax
     Consequences....................................           S-
ERISA Considerations.................................           S-
Legal Investment.....................................           S-
Method of Distribution...............................           S-
Legal Matters........................................           S-
Rating...............................................           S-
                                   Prospectus
Available Information................................            2
Incorporation of Certain Information
  by Reference.......................................            3
Summary of Prospectus................................            8
Special Considerations...............................           17
Description of the Trust Funds.......................           22
Use of Proceeds......................................           27
Yield Considerations.................................           27
The Depositor........................................           31
Description of the Certificates......................           31
Description of the Agreements........................
                                                                39
Description of Credit Support........................           51
Certain Legal Aspects of Mortgage Loans..............           53
Certain Federal Income Tax Consequences..............           64
State Tax Considerations.............................           90
ERISA Considerations.................................           90
Legal Investment.....................................
                                                                93
Method of Distribution...............................           94
Legal Matters........................................           95
Financial Information................................           95
Rating...............................................           95
Index of Principal Definitions.......................           96

================================================================================


================================================================================
                                SALOMON BROTHERS
                               MORTGAGE SECURITIES
                                    VII, INC.







                                $----------------
                                  (APPROXIMATE)



                                     CLASS A

                                    MORTGAGE
                                  PASS-THROUGH
                                  CERTIFICATES

                                 SERIES 199_-___

                           VARIABLE PASS-THROUGH RATE







                              PROSPECTUS SUPPLEMENT
                              ____________ __, 199_




                              SALOMON SMITH BARNEY

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion, Dated November 6, 1998

                                                                     [Version 4]

PROSPECTUS SUPPLEMENT
(To Prospectus Dated ____________, 19__)

                                $----------------

                 Salomon Brothers Mortgage Securities VII, Inc.
                                     Company

                           Salomon MBN Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                 Collateralized Mortgage Notes, Series 19__-___

         The Salomon MBN Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between Salomon Brothers Mortgage Securities VII, Inc. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________
aggregate principal amount of Collateralized Mortgage Notes, Series 19__-____ (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the
Indenture Trustee. The Issuer will also issue $___________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__- ____ (the "Certificates"). The Notes and the Certificates are collectively referred to herein as the "Securities". Only the Notes are offered hereby.

         The Notes will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of adjustable-rate, conventional, residential, one- to four-family first lien mortgage loans (the "Mortgage Loans"). In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Payments of principal and interest on the Notes will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Notes at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Notes" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE ___ IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Notes that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE NOTES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Notes.
____________________ (the "Underwriter") intends to make a secondary market in the Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

         THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______.

         The Notes are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Notes will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer.........................  The Notes will be issued by Salomon MBN Trust
                                 19__-___, a Delaware business trust established pursuant to the Trust Agreement, dated as of ________ 1, 19__ between the Company and the Owner Trustee.

The Notes......................  $____________ Collateralized Mortgage Notes,
                                 Series 19__-__. Only the Notes are offered hereby. The Notes will be issued pursuant to an Indenture, dated as of ________ 1, 19__ between the Issuer and ___________________, as
                                 Indenture Trustee.

Company........................  Salomon Brothers Mortgage Securities VII, Inc.
                                 (the "Company"). See "The Company" in the
                                 Prospectus.

Master Servicer................  [Name of Master Servicer] (the "Master
                                 Servicer"). See "[Name of Master Servicer]" in the Prospectus.

Owner Trustee..................  _________________, ____________.

Indenture Trustee..............  __________________, ____________.

Delivery Date..................  On or about ____________, 19__.

Payment Date...................  The [______] day of each month (or, if such day is not a business day, the next business day), beginning on ___________________, 19__, (each, a "Payment Date").

[Denominations and
Registration...................  The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Notes will be offered in registered form, in minimum denominations of $______ and integral multiples of $_____ in excess thereof. The Book-Entry Notes will be represented by one or more Bond certificates registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein. See "Description of the Notes--Book Entry Notes" herein.]

The Mortgage Pool..............  The Mortgage Loans are secured by first liens on one- to four-family residential real
                                 properties (each, a "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $______ but not more than $_________ with an average principal balance at origination of approximately $_________. The Mortgage Loans have terms to maturity of __ years from the date of origination and a weighted average remaining term to stated maturity of approximately ____ years and __ months as of the Cut-off Date. The Mortgage Rate on each Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 2% (the "Periodic Rate Cap"), (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from ______% to ______% and (iii) with respect to approximately
                                 ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _____% to ______% per annum. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index......................  As of any Adjustment Date with respect to any
                                 Mortgage Loan, the Index applicable to the determination of the related Mortgage Rate will be a rate equal to the monthly weighted average cost of funds for members of the

                                 Federal Home Loan Bank of San Francisco as most recently available 45 days prior to the Adjustment Date (the "Cost of Funds Index" or "Index").

Interest Payments .............  Interest on the Notes will be paid monthly on each Payment Date, commencing in ___ 19__, at the Bond Interest Rate for the related Interest Period (as defined below). The Bond Interest Rate for an Interest Period will be equal to LIBOR plus ___% as described herein under "Description of the Notes--Interest on the Notes." Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the date of initial issuance of the Notes (the "Closing Date") through the day preceding such Payment Date (each such period, an "Interest Period")) on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments ............  On any Payment Date, to the extent of funds available therefor, Bondholders will be
                                 entitled to receive principal payments
                                 generally equal to the amount, if any,
                                 necessary to bring the Outstanding Reserve
                                 Amount up to the Reserve Amount Target. In no event will principal payments on the Notes on any Payment Date exceed the Bond Principal Balance thereof on such date. On the Payment Date in __________, principal will be due and payable on the Notes in an amount equal to the Bond Principal Balance for such Payment Date.

                                 The "Bond Principal Balance" of the Notes on any day is the initial balance thereof as of the Closing Date reduced by all payments of principal thereon as of such day.

P&I Collections................  All collections on the Mortgage Loans will be allocated by the Master Servicer in accordance with the terms of the Mortgage Loans between amounts collected in respect of interest and amounts collected in respect of principal. See "Description of the Servicing Agreement--P&I Collections" herein, which describes the calculation of the Interest Collections and the Principal Collections on the Mortgage Loans for the Collection Period related to each Payment Date.

                                 With respect to any Payment Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement

                                 (together, the "P&I Collections") will equal
                                 (a) Interest Collections for such Payment Date and (b) Principal Collections for such Payment Date.


Outstanding Reserve
Amount.........................  The distribution of the Additional Principal
                                 Distribution Amount, if any, on the Mortgage
                                 Loans will create the Outstanding Reserve
                                 Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the Bond Principal Balance on such day (after giving effect to all distributions on such Payment
                                 Date).

                                 As of the Closing Date, the Reserve Amount
                                 Target is equal to ___% of the Cut-Off Date
                                 Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed on such Payment Date will be reduced and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

Insurer........................  ______________. See "The Insurer" herein.

Policy.........................  On the Closing Date, the Insurer will issue a
                                 Policy in favor of the [Indenture Trustee on behalf of the Issuer]. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. The Policy will not guarantee payments on the Certificates. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the outstanding Bond Principal Balance of the Notes and (b) the amount, if any, [by which the Bond Principal Balance of the Notes exceeds the Pool Balance at the end of the related Collection Period]. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _______ (after giving effect to all other amounts distributable and allocable to principal on such Payment Date). See "The Policy" herein and "Description of Credit Enhancement" in the Prospectus.

The Certificates...............  $________ Trust Certificates, Series 19__-__.
                                 The Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Final Payment of Principal on
 the Notes.....................  The Notes will be payable in full on ________.
                                 In addition, the Issuer will pay the Notes in full upon the exercise by the [Master Servicer] of its option to purchase all Mortgage Loans and all property acquired in respect of such Mortgage Loans. See "The
                                 Agreements--Termination; Redemption of Notes" in the Prospectus.

Federal Income Tax
 Consequences..................  In the opinion of Tax Counsel (as defined in the Prospectus), for federal income tax
                                 purposes, the Notes will be characterized as indebtedness of the Issuer and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                                 For further information regarding certain federal income tax consequences of an investment in the Notes see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment...............  So long as the Notes are rated in the top two rating agencies, the Notes will constitute
                                 "mortgage related securities" for purposes of SMMEA. See "Legal Investment Considerations" herein.

Rating.........................  It is a condition to the issuance of the Notes that they be rated "____" by ____________ and "____" by___________ (each a "Rating Agency").
                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Notes:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Delinquent Mortgage Loans") as of the Cut-off Date. Prospective investors in the Notes should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ______ _, 19__, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         In addition, ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange County, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from _______________ and ________________ (the "Sellers"). The Sellers will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Bondholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Notes--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, THE WALL STREET JOURNAL and USA TODAY.

         Listed below are the historical values of the Cost of Funds Index since 19___. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                                                COST OF FUNDS INDEX

Month                   19__      19__      19__        19__       19__       19__       19__       19__
=====                  =====     =====     ======      ======     ======     ======     =====      =====
January.............
February............
March...............
April...............
May.................
June................
July................
August..............
September...........
October.............
November............
December............

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap.

Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans.........................
Mortgage Rates:
         Weighted Average.............................
         Range........................................
Range of Net Mortgage Rates.......................
Note Margins:
         Weighted Average.............................
         Range........................................
Maximum Mortgage Rates:
         Weighted Average.............................
         Range........................................
Maximum Net Mortgage Rates (1):
         Weighted Average.............................
         Range........................................
Weighted Average Months to Next
Adjustment Date after ____________, 19__(2)......

----------
(1) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(2) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately

         ____ years and __ months. The weighted average Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately _____%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to- Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

     MONTH OF                      NUMBER OF                     AGGREGATE                   PERCENTAGE OF
  ADJUSTMENT DATE               MORTGAGE LOANS               PRINCIPAL BALANCE               MORTGAGE POOL
  ---------------               --------------               -----------------               -------------


      Total..................


         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.

                                                                                                      WEIGHTED
                                                                                                       AVERAGE
                                             NUMBER                                  WEIGHTED         ORIGINAL
                                               OF               AGGREGATE             AVERAGE         LOAN-TO-
                                            MORTGAGE            PRINCIPAL            MORTGAGE           VALUE
PRINCIPAL BALANCE                             LOANS              BALANCE               RATE             RATIO
-----------------                           --------            ---------            --------         ---------











Total, Average or Weighted Average......    _______            $____________           ________%        _______%

              [Specific information with respect to the Mortgage Loans will be available to purchasers of the Notes on or before the time of issuance of such Notes. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

         [Underwriting standards as appropriate.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

              Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Sellers that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

                                                         AT DECEMBER 31, 19__               AT DECEMBER 31, 19__
                                                         --------------------               --------------------
                                                      NUMBER          PRINCIPAL           NUMBER           PRINCIPAL
                                                     OF LOANS           AMOUNT           OF LOANS           AMOUNT
                                                     --------           ------           --------           ------
                                                                         (DOLLARS IN THOUSANDS)

Total Loans Outstanding..........................                 $                                    $

DELINQUENCY(1)
   Period of Delinquency:
         31-60 Days..............................                 $                                    $
         61-90 Days..............................
         91-120 Days or More.....................
                                                               --              -----                --             -
   Total Delinquencies...........................                 $                                    $
                                                              === =            =====                == =         ===

Delinquencies as a Percentage of
Total Loans Outstanding..........................              %                 %                   %             %



                                               AT DECEMBER 31, 19__                     AT DECEMBER 31, 19__
                                               --------------------                     --------------------
                                            NUMBER              PRINCIPAL             NUMBER             PRINCIPAL
                                           OF LOANS              AMOUNT              OF LOANS             AMOUNT
                                           --------             ---------            --------            ---------
                                                                 (DOLLARS IN THOUSANDS)

FORBEARANCE LOANS(2).................                               $                                        $
Forbearance Loans as a
Percentage of Total Loans
Outstanding..........................                               %                   %

FORECLOSURES PENDING(3)..............                               $                                        $
Foreclosures Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

BANKRUPTCIES PENDING(4)..............                               $                                        $
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending..............................                               $                                        $

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending as a Percentage of Total
Loans Outstanding....................          %                    %                   %                    %

REO PROPERTIES(5)....................                               $                                        $
REO Properties as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller's that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning ____ and _____ has been provided by [Names of Sellers].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER

GENERAL

         The Salomon MBN Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Notes and the Certificates, (iii) making payments on the

Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
__________________ is a [Delaware] banking corporation and its principal offices are located at ____________________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Notes are offered hereby.

         The Notes will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-

Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Notes will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY SECURITIES

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Bondholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book- Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book- Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Securities, see "Description of the Notes--Form of Notes" in the Prospectus.]

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Securities, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Notes having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE NOTES

         Interest payments will be made on the Notes on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Notes in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from P&I Collections [and with respect to the Notes, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE NOTES

         On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Notes in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Notes in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Notes on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

                (i) to the Notes, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Notes;

                           (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Notes; and

                           (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

                (ii) to the Insurer, the aggregate of all payments, if any, made by the Insurer under the Policy [and any other amounts].

                (iii) as payment for the premium for the Policy;

                (iv) to reimburse prior draws made on the Policy (with interest thereon);

                (v) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and

                (vi) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Notes on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Notes based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or
(iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceed the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Notes that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

MATURITY

         The Notes will be payable in full on ___________. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Notes are paid in full together with all amounts due and owing to the Insurer.


                            DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer] pursuant to an insurance agreement (the "Insurance Agreement") between the Insurer, the Master Servicer and the Trustee. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Bond Rate on the outstanding Bond Principal Balance of the Notes and
(b) the amount (the "Guaranteed Principal Payment Amount"), if any, [by which the Bond Principal Balance of the Notes exceeds the sum of the Pool Balance at the end of the related Collection Period (after giving effect to all amounts paid and allocable to principal on the Notes that are applied to reduce the Bond Principal Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Notes by the Indenture Trustee, as principal pro rata, based on the outstanding Bond Principal Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such Payment Date). In the absence of payments under the Policy, Bondholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by overcollateralization. The Policy does not guarantee any payments to the Certificates.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Notes will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof.

         In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by overcollateralization or the Policy, losses resulting from default by Mortgagors may be allocated to the Notes. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

         With respect to the Mortgage Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Mortgage Loans prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments on the Mortgage Loans. The rate of principal payments may fluctuate substantially from time to time.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Issuer by the Company were or will be purchased by the Company from [Name of Master Servicer] (the "Seller") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Company the Initial Mortgage Loans. Pursuant to an assignment by the Company executed on the Closing Date, upon such transfer to the Company, the Initial Mortgage Loans will be transferred by the Company to the Issuer, as well as the Company's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Mortgage Loans. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Company all of its right, title and interest in and to the Mortgage Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"). The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Company, as provided in the Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Company's request, deliver to ____________________ (the "Custodian") (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Company that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Company, that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Company, the Seller was the sole owner and holder of the Initial Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Company, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Mortgage Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Company by the Seller in the Purchase Agreement will be assigned by the Company to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Bondholders against the Seller.

         With respect to any Mortgage Loan, the "Transfer Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Mortgage Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                            ASSIGNMENT TO THE ISSUER

         The Master Servicer expressly acknowledges and consents to the Company's transfer of its rights relating to the Mortgage Loans and its obligation to pay for the Subsequent Mortgage Loans under the Purchase Agreement to the Issuer, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Master Servicer.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I COLLECTIONS

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Mortgage Loan for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

                (i) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date; and

                (ii) to pay to itself various reimbursement amounts and other amounts as provided in the Servicing Agreement.

         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) Principal Collections for such date.

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Transfer Price for any Defective Loans. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.

         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, minus all collections credited against the Principal Balance of such Mortgage Loan prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Notes and (c) such proposed successor servicer is reasonably acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Bondholders or the Insurer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Insurer or the Insurer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Insurer with the consent of 51% of the outstanding principal amount of the Notes and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Insurer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Insurer or the Insurer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement with respect to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or mortgage loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Insurer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Notes.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Notes, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

                (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

                (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

                (iii) the Bond Principal Balance of the Notes after giving effect to the payment of principal on such Payment Date;

                (iv) P&I Collections for the related Collection Period;

                (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period;

                [(vi) the amount paid, if any, under the Policy separately stating the portion thereof included in (i) and (ii) above; and]

                (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Notes on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Notes and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Notes [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Notes will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Notes will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Notes.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Company has been advised by the Underwriter that it presently intends to make a market in the Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Notes be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Notes by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by ___________ and ___________________________. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                   ----------
                                TABLE OF CONTENTS
[To be updated]                                                             Page
                                                                            ----
                              Prospectus Supplement

Summary..............................................................         S-
Risk Factors.........................................................         S-
Description of the Mortgage Pool.....................................         S-
Servicing of the Mortgage Loans......................................         S-
The Issuer...........................................................         S-
The Owner Trustee....................................................         S-
Description of the Securities........................................         S-
Description of the Purchase
     Agreement.......................................................         S-
Assignment to the Issuer.............................................         S-
Description of the Servicing
     Agreement.......................................................         S-
Description of the Indenture.........................................         S-
Federal Income Tax Consequences......................................         S-
ERISA Considerations.................................................         S-
Legal Investment.....................................................         S-
Method of Distribution...............................................         S-
Legal Matters........................................................         S-
Ratings..............................................................         S-

                                   Prospectus

Summary of Prospectus ...............................................
Risk Factors.........................................................
The Mortgage Pools...................................................
Servicing of Mortgage Loans..........................................
Description of Credit Enhancement....................................
Purchase Obligations.................................................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder.......................................
The Company..........................................................
The Agreements.......................................................
Yield Considerations.................................................
Maturity and Prepayment Considerations...............................
Certain Legal Aspects of Mortgage Loans..............................
Federal Income Tax Consequences......................................
State and Other Tax Consequences.....................................
ERISA Considerations.................................................
Legal Investment Matters ............................................
Use of Proceeds......................................................
Methods of Distribution..............................................
Legal Matters........................................................
Financial Information................................................
Rating...............................................................
Index of Principal Definitions.......................................


                            Salomon Brothers Mortgage
                              Securities VII, Inc.

                                Salomon MBN Trust
                                    19__-___


                               $__________________

                                 Collateralized
                                 Mortgage Notes


                                Series 19__-___


                                   ----------

                             PROSPECTUS SUPPLEMENT

                                   ----------


                   ------------------------------------------


                               ____________, 19__



                                 [UNDERWRITER]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  Subject to Completion, Dated November 6, 1998
                                                                  [VERSION 1]
MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES
(ISSUABLE IN SERIES)


Principal and interest with respect to the Certificates and the Notes (together, the "Securities") will be payable each month on the date specified in the related Prospectus Supplement, commencing with the month following the month in which the applicable Cut-off Date (as defined herein) occurs.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

The Securities offered hereby and by Supplements to this Prospectus will be offered from time to time in series.

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of certain assets deposited into a trust fund (the "Trust Fund" or the "Trust Fund Assets"). The Trust Fund for any series of Securities will consist of a segregated pool of (a) various types of one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, (b) pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"), (c) pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities ("Private Mortgage-Backed Securities") or (d) funding agreements secured by Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities (each, a "Funding Agreement"), or any combination thereof, together with other assets described herein.

Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal and interest on the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Securities" and "Description of Credit Support".

The only obligations of the Depositor with respect to a series of Securities will be pursuant to its representations and warranties. The Master Servicer with respect to a series of Securities evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Mortgage Loans. The Securities of each series will not represent an obligation of or interest in the Depositor, the Master Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Securities will not be guaranteed or insured by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related prospectus supplement by GNMA, FNMA or FHLMC, the Securities of any series evidencing interests in a Trust Fund including Agency Securities will not be so guaranteed. Each Trust Fund will be held in trust for the benefit of the holders of (i) the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement or (ii) the related series of Notes pursuant to an Indenture, each as more fully described herein. If so provided in the related Prospectus Supplement, with respect to each series of Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See "Federal Income Tax Consequences".


PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

With respect to each series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                              SALOMON SMITH BARNEY



RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                    -------------------------------------------
                                                 TABLE OF CONTENTS
CAPTION                                                                                                        PAGE
-------                                                                                                        ----


Available Information.......................................................................................      4
Reports to Securityholders..................................................................................      4
Incorporation of Certain Information by Reference...........................................................      4
Summary of Prospectus.......................................................................................      5
Risk Factors................................................................................................     16
The Trust Funds.............................................................................................     25
     The Mortgage Loans.....................................................................................     25
     Agency Securities......................................................................................     30
     Private Mortgage-Backed Securities.....................................................................     36
     Funding Agreements.....................................................................................     37
Use of Proceeds.............................................................................................     38
Yield Considerations........................................................................................     38
Maturity and Prepayment Considerations......................................................................     40
The Depositor...............................................................................................     41
Mortgage Loan Program.......................................................................................     41
     Underwriting Standards.................................................................................     41
     Qualifications of Originators and Mortgage Loan Sellers................................................     43
     Representations by or on behalf of Mortgage Loan Sellers; Repurchases..................................     43
Description of the Securities...............................................................................     45
     General................................................................................................     46
     Assignment of Trust Fund Assets........................................................................     47
     Deposits to Certificate Account........................................................................     51
     Payments on Mortgage Loans.............................................................................     52
     Payments on Agency Securities and Private Mortgage-Backed Securities...................................     53
     Distributions..........................................................................................     54
     Available Distribution Amount..........................................................................     54
     Interest on the Securities.............................................................................     55
     Principal of the Securities............................................................................     55
     Pre-Funding Account....................................................................................     56
     Allocation of Losses...................................................................................     56
     Advances in Respect of Delinquencies...................................................................     57
     Reports to Securityholders.............................................................................     58
     Collection and Other Servicing Procedures..............................................................     59
     Sub-Servicing..........................................................................................     60
     Realization Upon Defaulted Mortgage Loans..............................................................     61
     Retained Interest; Servicing or Administration Compensation and Payment
     of Expenses............................................................................................     62
     Evidence as to Compliance..............................................................................     63
     Certain Matters Regarding the Master Servicer and the Depositor........................................     64
     Events of Default and Rights Upon Events of Default....................................................     65
     Amendment..............................................................................................     68
     Termination............................................................................................     68
     Optional Purchase of Defaulted Mortgage Loans..........................................................     69
     Duties of the Trustee..................................................................................     70
     The Trustee............................................................................................     70
Description of Credit Support...............................................................................     70
     Subordination..........................................................................................     70
     Letter of Credit.......................................................................................     72
     Mortgage Pool Insurance Policy.........................................................................     73
     Special Hazard Insurance Policy........................................................................     75
     Bankruptcy Bond........................................................................................     76
     Financial Guarantee Insurance..........................................................................     77
     Reserve Fund...........................................................................................     77
     Cash Flow Agreements...................................................................................     77
Description of Primary Insurance Policies...................................................................     77
     Primary Mortgage Insurance Policies....................................................................     78
     Primary Hazard Insurance Policies......................................................................     78
     FHA Insurance..........................................................................................     79
     VA Guarantees..........................................................................................     80



CAPTION                                                                                                        PAGE
-------                                                                                                        ----



Certain Legal Aspects of Mortgage Loans.....................................................................     80
     General................................................................................................     81
     Single-Family Loans and Multifamily Loans..............................................................     81
     Leases and Rents.......................................................................................     82
     Cooperative Loans......................................................................................     82
     Contracts..............................................................................................     83
     Foreclosure on Mortgages...............................................................................     85
     Foreclosure on Cooperative Shares......................................................................     86
     Repossession with respect to Contracts.................................................................     87
     Louisiana Law..........................................................................................     88
     Rights of Redemption with respect to Single-Family Properties and
Multifamily Properties......................................................................................     89
     Notice of Sale; Redemption Rights with respect to Manufactured Homes...................................     89
     Anti-Deficiency Legislation and Other Limitations on Lenders...........................................     89
     Junior Mortgages.......................................................................................     91
     Consumer Protection Laws with respect to Contracts.....................................................     91
     Other Limitations......................................................................................     92
     Enforceability of Certain Provisions...................................................................     93
     Subordinate Financing..................................................................................     94
     Applicability of Usury Laws............................................................................     95
     Alternative Mortgage Instruments.......................................................................     95
     Formaldehyde Litigation with respect to Contracts......................................................     96
     Soldiers' and Sailors' Civil Relief Act of 1940........................................................     96
     Environmental Legislation..............................................................................     97
     Forfeitures in Drug and RICO Proceedings...............................................................     98
     Negative Amortization Loans............................................................................     98
Federal Income Tax Consequences.............................................................................     98
     General................................................................................................     98
     REMICs.................................................................................................     99
     Notes..................................................................................................    117
     Grantor Trust Funds....................................................................................    117
     Partnership Trust Funds................................................................................    127
State and Other Tax Consequences............................................................................    134
ERISA Considerations........................................................................................    134
     Representation from Plans Investing in Notes with "Substantial Equity
Features"
     or Certain Securities..................................................................................    139
     Tax Exempt Investors...................................................................................    140
     Consultation with Counsel..............................................................................    140
Legal Investment............................................................................................    140
Methods of Distribution.....................................................................................    141
Legal Matters...............................................................................................    142
Financial Information.......................................................................................    142
Index of Principal Definitions..............................................................................    143


     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Securityholders (as defined herein).

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752- 6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

     The Trustee will mail monthly reports concerning each Trust Fund to all registered holders of Securities (the "Securityholders") of the related series. With respect to each series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively. See "Description of the Securities--Reports to Securityholders".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Securities offered hereby evidencing interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Securities offered hereby.

                              SUMMARY OF PROSPECTUS


     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Securities.........................Mortgage Pass-Through Certificates,
                                            issuable in series (the
                                            "Certificates") or Mortgage-Backed
                                            Notes, issuable in series (the
                                            "Notes," and together with the
                                            Certificates, the "Securities").

Depositor...................................Salomon Brothers Mortgage Securities
                                            VII, Inc., an indirect wholly-owned
                                            subsidiary of Salomon Smith Barney
                                            Holdings Inc. and an affiliate of
                                            Salomon Smith Barney Inc. See "The
                                            Depositor".

Master Servicer.............................The Master Servicer (the "Master
                                            Servicer") for each series of
                                            Securities evidencing interests in a
                                            Trust Fund including Mortgage Loans
                                            will be named in the related
                                            Prospectus Supplement, which may be
                                            the Depositor or an affiliate of the
                                            Depositor. See "Description of the
                                            Securities--Certain Matters
                                            Regarding the Master Servicer and
                                            the Depositor".

Issuer......................................With respect to each series of
                                            Notes, the Issuer (the "Issuer")
                                            will be the Depositor or an owner
                                            trust established by it for the
                                            purpose of issuing such series of
                                            Notes. Each such owner trust will be
                                            created pursuant to a trust
                                            agreement (the "Owner Trust
                                            Agreement") between the Depositor,
                                            acting as depositor and the Owner
                                            Trustee. Each series of Notes will
                                            represent indebtedness of the Issuer
                                            and will be issued pursuant to an
                                            indenture (the "Indenture") between
                                            the Issuer and the Trustee whereby
                                            the Issuer will pledge the Trust
                                            Fund to secure the Notes under the
                                            lien of the Indenture. As to each
                                            series of Notes where the Issuer is
                                            an owner trust, the ownership of the
                                            Trust Fund will be evidenced by
                                            certificates (the "Equity
                                            Certificates") issued under the
                                            Owner Trust Agreement, which are not
                                            offered hereby. The Notes will
                                            represent nonrecourse obligations
                                            solely of the Issuer, and the
                                            proceeds of the Trust Fund will be
                                            the sole source of payments on the
                                            Notes, except as described herein
                                            under "Description of Credit
                                            Support" and in the related
                                            Prospectus Supplement.

Trustees....................................The Trustee or Indenture Trustee
                                            (each, the "Trustee") for each
                                            series of Certificates and each
                                            series of Notes, respectively, will
                                            be named in the related Prospectus
                                            Supplement. The Owner Trustee (the
                                            "Owner Trustee") for each series of
                                            Notes will be named in the related
                                            Prospectus Supplement.

Description of Securities...................Each series of Securities will include one or more classes. Each
                                            series of Securities (including any
                                            class or classes of Securities of
                                            such series not offered hereby) will
                                            represent either (i) with respect to
                                            each series of Certificates, in the
                                            aggregate the entire beneficial
                                            ownership interest in, or (ii) with
                                            respect to each series of Notes,
                                            indebtedness of, a segregated pool
                                            of Mortgage Loans, or beneficial
                                            interests therein, Agency
                                            Securities, Private Mortgage-Backed
                                            Securities or Funding Agreements, or
                                            any combination thereof (each, a
                                            "Trust Fund Asset"), and certain
                                            other assets as described below (a
                                            "Trust Fund"). Unless otherwise
                                            provided in the related Prospectus
                                            Supplement, each class of Securities
                                            (other than certain Strip Securities
                                            as defined below) will have a stated
                                            principal amount (a "Principal
                                            Balance") and will be entitled to
                                            payments of interest thereon based
                                            on a fixed, variable or adjustable
                                            interest rate (a "Security Interest
                                            Rate"). The Security Interest Rate
                                            of each Security offered hereby will
                                            be stated in the related Prospectus
                                            Supplement as the "Pass- Through
                                            Rate" with respect to a Certificate
                                            and the "Note Interest Rate" with
                                            respect to a Note. The related
                                            Prospectus Supplement will specify
                                            the Security Interest Rate for each
                                            class or, in the case of a variable
                                            or adjustable Security Interest
                                            Rate, the method for determining the
                                            Security Interest Rate.

                                            A series of Securities may include
                                            one or more classes of Securities
                                            (collectively, the "Senior
                                            Securities") that are senior to one
                                            or more classes of Securities
                                            (collectively, the "Subordinate
                                            Securities") in respect of certain
                                            distributions of principal and
                                            interest and allocation of losses on
                                            the Mortgage Loans. In addition,
                                            certain classes of Senior (or
                                            Subordinate) Securities may be
                                            senior to other classes of Senior
                                            (or Subordinate) Securities in
                                            respect of such distribution or
                                            losses. With respect to any series
                                            of Notes, the related Equity
                                            Certificates, insofar as they
                                            represent the beneficial ownership
                                            interest in the Issuer, will be
                                            subordinate to the related Notes.
                                            Credit enhancement also may be
                                            provided with respect to any series
                                            by means of various pool insurance
                                            policies, letters of credit, reserve
                                            funds or other types of credit
                                            support, or any combination of the
                                            foregoing, as described herein and
                                            in the related Prospectus
                                            Supplement. See "Description of
                                            Credit Support".

                                            A series may include one or more
                                            classes of Securities entitled (i)
                                            to principal distributions, with
                                            disproportionate, nominal or no
                                            interest distributions, or (ii) to
                                            interest distributions, with
                                            disproportionate, nominal or no
                                            principal distributions ("Strip
                                            Securities"). In addition, a series
                                            may include two or more classes of
                                            Securities which differ as to
                                            timing, sequential order, priority
                                            of payment, security interest rate
                                            or amount of distributions of
                                            principal or interest or both, or as
                                            to which distributions of principal
                                            or interest or both on any class may
                                            be made upon the occurrence of
                                            specified events, in accordance with
                                            a schedule or formula, or on the
                                            basis of collections from designated
                                            portions of the Mortgage Pool, which
                                            series may include one or more
                                            classes of Securities ("Accrual
                                            Securities"), as to which certain
                                            accrued interest will not be
                                            distributed but rather will be added
                                            to the principal balance thereof on
                                            each Distribution Date, as
                                            hereinafter defined, in the manner
                                            described in the related Prospectus
                                            Supplement.

                                            With respect to each series of
                                            Certificates, one or more elections
                                            may be made to treat the related
                                            Trust Fund or a designated portion
                                            thereof as a "real estate mortgage
                                            investment conduit" or "REMIC" as
                                            defined in the Internal Revenue Code
                                            of 1986 (the "Code"). If any such
                                            election is made with respect to a
                                            series of Certificates, one of the
                                            classes of Certificates comprising
                                            such series will be designated as
                                            evidencing all "residual interests"
                                            in the related REMIC as defined in
                                            the Code.

                                            The Securities will not represent an
                                            interest in or obligation of the
                                            Depositor or any affiliate thereof
                                            except as set forth herein, nor will
                                            the Securities or any Mortgage Loans
                                            be insured or guaranteed by any
                                            governmental agency or
                                            instrumentality. Although payment of
                                            principal and interest on Agency
                                            Securities will be guaranteed as
                                            described herein and in the related
                                            Prospectus Supplement by GNMA, FNMA
                                            or FHLMC, the Securities of any
                                            series including Agency Securities
                                            will not be so guaranteed.

The Trust Funds.............................Each Trust Fund will consist primarily of (a) a pool (a "Mortgage
                                            Pool") of one- to four-family
                                            residential mortgage loans,
                                            multifamily residential mortgage
                                            loans, cooperative apartment loans
                                            or manufactured housing conditional
                                            sales contracts and installment loan
                                            agreements (collectively, the
                                            "Mortgage Loans"), or beneficial
                                            interests therein, or real property
                                            acquired upon foreclosure or
                                            comparable conversion of such
                                            Mortgage Loans, (b) Agency
                                            Securities, (c) Private
                                            Mortgage-Backed Securities or (d)
                                            Funding Agreements, or any
                                            combination thereof.

  A. The Mortgage Loans.....................As more specifically described herein, the Mortgage Loans will be
                                            secured by first or junior liens on,
                                            or security interests in, (i) one-
                                            to four-family residential
                                            properties, (ii) rental apartment
                                            buildings or projects containing
                                            five or more residential units
                                            (including apartment buildings owned
                                            by cooperative housing
                                            corporations), (iii)
                                            cooperative loans (the "Cooperative
                                            Loans") secured primarily by shares
                                            in a private cooperative housing
                                            corporation (a "Cooperative") that
                                            give the owner thereof the right to
                                            occupy a particular dwelling unit in
                                            the Cooperative or (iv) new or used
                                            manufactured homes (collectively,
                                            the "Mortgaged Properties"). The
                                            Mortgaged Properties may be located
                                            in any one of the fifty states or
                                            the District of Columbia. Unless
                                            otherwise provided in the related
                                            Prospectus Supplement, all Mortgage
                                            Loans will have individual principal
                                            balances at origination of not less
                                            than $25,000 or more than $5,000,000
                                            and original terms to maturity of
                                            not more than 40 years. All Mortgage
                                            Loans will have been originated by
                                            persons unaffiliated with the
                                            Depositor and will have been
                                            purchased, either directly or
                                            indirectly, by the Depositor on or
                                            before the date of initial issuance
                                            of the related series of Securities.
                                            Unless otherwise provided in the
                                            related Prospectus Supplement, each
                                            Trust Fund will contain one of the
                                            following types of Mortgage Loans:

                                            (1) Fully amortizing Mortgage Loans
                                            with a fixed rate of interest (an
                                            "Interest Rate") and level monthly
                                            payments to maturity;

                                            (2) Fully amortizing Mortgage Loans
                                            with an Interest Rate adjusted
                                            periodically (with corresponding
                                            adjustments in the amount of monthly
                                            payments) to equal the sum (which
                                            may be rounded) of a fixed
                                            percentage amount and an index ("ARM
                                            Loans"), as described in the related
                                            Prospectus Supplement;

                                            (3) ARM Loans that provide for an
                                            election, at the borrower's option,
                                            to convert the adjustable Interest
                                            Rate to a fixed interest rate, as
                                            described in the related Prospectus
                                            Supplement;

                                            (4) ARM Loans that provide for
                                            negative amortization or accelerated
                                            amortization resulting from delays
                                            in or limitations on the payment
                                            adjustments necessary to amortize
                                            fully the outstanding principal
                                            balance of the loan at its then
                                            applicable Interest Rate over its
                                            remaining term;

                                            (5) Fully amortizing Mortgage Loans
                                            with a fixed Interest Rate and level
                                            monthly payments, or payments of
                                            interest only, during the early
                                            years of the term, followed by
                                            periodically increasing monthly
                                            payments of principal and interest
                                            for the duration of the term or for
                                            a specified number of years, as
                                            described in the related Prospectus
                                            Supplement;

                                            (6) Fixed Interest Rate Mortgage
                                            Loans providing for level payments
                                            of principal and interest on the
                                            basis of an
                                            assumed amortization schedule and a
                                            balloon payment at the end of a
                                            specified term; and

                                            (7) Another type of Mortgage Loan
                                            described in the related Prospectus
                                            Supplement.

                                            All of the Mortgage Loans will be
                                            covered by standard hazard insurance
                                            policies insuring against losses due
                                            to fire and various other causes.
                                            Certain of the Mortgage Loans will
                                            be covered by primary mortgage
                                            insurance policies to the extent
                                            provided herein and in the related
                                            Prospectus Supplement and if so
                                            provided in the related Prospectus
                                            Supplement, certain of the Mortgage
                                            Loans will be insured or guaranteed
                                            by the Federal Housing
                                            Administration (the "FHA") or the
                                            United States Department of Veterans
                                            Affairs (the "VA"). See "Description
                                            of Primary Insurance Policies".

  B. Agency Securities......................The Agency Securities evidenced by a series of Certificates will consist
                                            of (i) Mortgage Participation
                                            Certificates issued and guaranteed
                                            as to timely payment of interest
                                            and, unless otherwise specified in
                                            the related Prospectus Supplement,
                                            ultimate payment of principal by the
                                            Federal Home Loan Mortgage
                                            Corporation ("FHLMC Certificates"),
                                            (ii) Guaranteed Mortgage
                                            Pass-Through Certificates issued and
                                            guaranteed as to timely payment of
                                            principal and interest by the
                                            Federal National Mortgage
                                            Association ("FNMA Certificates"),
                                            (iii) fully modified pass- through
                                            mortgage-backed certificates
                                            guaranteed as to timely payment of
                                            principal and interest by the
                                            Government National Mortgage
                                            Association ("GNMA Certificates"),
                                            (iv) stripped mortgage-backed
                                            securities representing an undivided
                                            interest in all or a part of either
                                            the principal distributions (but not
                                            the interest distributions) or the
                                            interest distributions (but not the
                                            principal distributions) or in some
                                            specified portion of the principal
                                            and interest distributions (but not
                                            all of such distributions) on
                                            certain FHLMC, FNMA or GNMA
                                            Certificates and, unless otherwise
                                            specified in the Prospectus
                                            Supplement, guaranteed to the same
                                            extent as the underlying securities,
                                            (v) another type of guaranteed
                                            pass-through certificate issued or
                                            guaranteed by GNMA, FNMA or FHLMC
                                            and described in the related
                                            Prospectus Supplement or (vi) a
                                            combination of such Agency
                                            Securities. All GNMA Certificates
                                            will be backed by the full faith and
                                            credit of the United States. No
                                            FHLMC or FNMA Certificates will be
                                            backed, directly or indirectly, by
                                            the full faith and credit of the
                                            United States.

                                            The Agency Securities may consist of
                                            pass-through securities issued under
                                            FHLMC's Cash or Guarantor Program,
                                            the GNMA I Program, the GNMA II
                                            Program or
                                            another program specified in the
                                            Prospectus Supplement. The payment
                                            characteristics of the Mortgage
                                            Loans underlying the Agency
                                            Securities will be described in the
                                            related Prospectus Supplement.

  C. Private Mortgage-Backed
        Securities..........................Private Mortgage-Backed Securities
                                            may include (a) mortgage
                                            participations or pass-through
                                            certificates representing beneficial
                                            interests in certain mortgage loans
                                            or (b) collateralized mortgage
                                            obligations secured by such mortgage
                                            loans. Although individual mortgage
                                            loans underlying a Private
                                            Mortgage-Backed Security may be
                                            insured or guaranteed by the United
                                            States or an agency or
                                            instrumentality thereof, they need
                                            not be, and the Private
                                            Mortgage-Backed Securities
                                            themselves will not be so insured or
                                            guaranteed. See "The Trust
                                            Funds-Private Mortgage-Backed
                                            Securities" herein.

  D. Funding Agreements.....................Funding Agreements are obligations of a Finance Company (as defined
                                            herein) which are secured by
                                            Mortgage Loans, Agency Securities or
                                            Private Mortgage- Backed Securities.
                                            See "The Trust Funds-Funding
                                            Agreements" herein.

Pre-Funding Account.........................If so specified in the related
                                            Prospectus Supplement, a portion of
                                            the proceeds of the sale of one or
                                            more Classes of Securities of a
                                            series may be deposited in a
                                            segregated account to be applied to
                                            acquire additional Mortgage Loans
                                            from the Mortgage Loan Seller,
                                            subject to the limitations set forth
                                            herein under "Description of the
                                            Securities--Pre-Funding Account."
                                            Monies on deposit in the Pre-Funding
                                            Account and not applied to acquire
                                            such additional Mortgage Loans
                                            within the time set forth in the
                                            related Agreement (as defined
                                            herein) may be treated as principal
                                            and applied in the manner described
                                            in the related Prospectus
                                            Supplement.

Certificate Account.........................Each Trust Fund will include one or more accounts (collectively, the
                                            "Certificate Account") established
                                            and maintained on behalf of the
                                            Securityholders into which the
                                            Master Servicer will, to the extent
                                            described herein and in the related
                                            Prospectus Supplement, deposit all
                                            payments and collections received or
                                            advanced with respect to the related
                                            Trust Fund Assets. A Certificate
                                            Account may be maintained as an
                                            interest bearing or a non-interest
                                            bearing account, or funds held
                                            therein may be invested in certain
                                            short-term high-quality obligations.
                                            See "Description of the
                                            Securities--Deposits to Certificate
                                            Account".

Credit Support..............................If so specified in the related
                                            Prospectus Supplement, one or more
                                            classes of Securities of a series
                                            evidencing interests in a Trust Fund
                                            that includes Mortgage Loans or
                                            Private Mortgage-Backed Securities
                                            may be provided
                                            partial or full protection against
                                            certain defaults and losses on such
                                            assets in the form of subordination
                                            of one or more other classes of
                                            Securities in such series or by one
                                            or more other types of credit
                                            support, such as a letter of credit,
                                            reserve fund, insurance policy or a
                                            combination thereof (any such
                                            coverage, "Credit Support"), and
                                            currency or interest rate exchange
                                            agreements and other financial
                                            assets, or any combination thereof
                                            (with respect to any series,
                                            collectively, "Cash Flow
                                            Agreements"). With respect to any
                                            series of Notes, the related Equity
                                            Certificates, insofar as they
                                            represent the beneficial ownership
                                            interest in the Issuer, will be
                                            subordinate to the related Notes.
                                            The amount and types of coverage,
                                            the identification of the entity
                                            providing the coverage (if
                                            applicable) and related information
                                            with respect to each type of Credit
                                            Support, if any, will be described
                                            in the Prospectus Supplement for a
                                            series of Securities. See
                                            "Description of Credit Support".

Interest on Securities......................Interest on each class of Securities
                                            (other than certain classes of Strip
                                            Securities) of each series will
                                            accrue at the applicable Security
                                            Interest Rate on the outstanding
                                            Principal Balance thereof and will
                                            be distributed to Securityholders as
                                            provided in the related Prospectus
                                            Supplement (each of the specified
                                            dates on which distributions are to
                                            be made, a "Distribution Date").
                                            Distributions with respect to
                                            interest on Strip Securities with no
                                            or, in certain cases, a nominal
                                            Principal Balance will be made on
                                            each Distribution Date on the basis
                                            of a notional amount as described
                                            herein and in the related Prospectus
                                            Supplement. Distributions of
                                            interest with respect to one or more
                                            classes of Securities may be reduced
                                            to the extent of certain
                                            delinquencies and other
                                            contingencies described herein and
                                            in the related Prospectus
                                            Supplement. See "Yield
                                            Considerations" and "Description of
                                            the Securities--Interest on the
                                            Securities".

Principal of Securities.....................The Securities of each series (other than certain Strip Securities)
                                            initially will have an aggregate
                                            Principal Balance equal to the
                                            outstanding principal balance of the
                                            Trust Fund Assets as of, unless the
                                            related Prospectus Supplement
                                            provides otherwise, the close of
                                            business on the first day of the
                                            month of formation of the related
                                            Trust Fund (the "Cut-off Date"),
                                            after application of scheduled
                                            payments due on or before such date,
                                            whether or not received. The
                                            Principal Balance of a Security
                                            represents the maximum amount that
                                            the holder thereof is entitled to
                                            receive in respect of principal from
                                            future cash flow on the assets in
                                            the related Trust Fund. The
                                            Prospectus Supplement will include
                                            the initial Principal Balance of
                                            each class of Securities offered
                                            thereby. Unless otherwise
                                            provided in the related Prospectus
                                            Supplement, distributions of
                                            principal will be made on each
                                            Distribution Date to the class or
                                            classes of Securities entitled
                                            thereto until the Principal Balance
                                            of such class has been reduced to
                                            zero. Distributions of principal of
                                            any class of Securities will be made
                                            on a pro rata basis among all of the
                                            Securities of such class. Strip
                                            Securities with no Principal Balance
                                            will not receive distributions in
                                            respect of principal. See
                                            "Description of the
                                            Securities--Principal of the
                                            Securities".

Advances....................................The Master Servicer, directly or through sub-servicers, will service
                                            and administer the Mortgage Loans
                                            included in a Trust Fund and, unless
                                            the related Prospectus Supplement
                                            provides otherwise, in connection
                                            therewith will be obligated to make
                                            certain advances with respect to
                                            delinquent scheduled payments on the
                                            Mortgage Loans. Advances made by the
                                            Master Servicer are reimbursable to
                                            the extent described herein and in
                                            the related Prospectus Supplement.
                                            The Prospectus Supplement with
                                            respect to any series may provide
                                            that the Master Servicer will obtain
                                            a cash advance surety bond, or
                                            maintain a cash advance reserve
                                            fund, to cover any obligation of the
                                            Master Servicer to make advances.
                                            The obligor on any such surety bond
                                            will be named, and the terms
                                            applicable to any such cash advance
                                            reserve fund will be described in
                                            the related Prospectus Supplement.
                                            See "Description of the
                                            Securities--Advances in respect of
                                            Delinquencies".


Optional Termination........................If so specified in the related
                                            Prospectus Supplement, a series of
                                            Securities may be subject to
                                            optional early termination through
                                            the repurchase of the assets in the
                                            related Trust Fund by the party
                                            specified therein, subject to the
                                            aggregate principal balance of the
                                            outstanding Trust Fund Assets for
                                            such series at the time of purchase
                                            being less than the percentage of
                                            the aggregate principal balance of
                                            the Trust Fund Assets at the Cut-off
                                            Date for that series specified in
                                            the related Prospectus Supplement,
                                            which percentage will be between 25%
                                            and 0% (the "Clean-up Call"). In
                                            addition to the repurchase of the
                                            assets in the related Trust Fund at
                                            the Clean-up Call, if so specified
                                            in the related Prospectus
                                            Supplement, a holder of a
                                            non-offered class of Securities (the
                                            "Call Class") will have the right,
                                            solely at its discretion, to
                                            terminate the related Trust Fund on
                                            any Distribution Date after the 12th
                                            Distribution Date following the date
                                            of initial issuance of the related
                                            series of Securities and until such
                                            date as the Clean-up Call becomes
                                            exercisable and thereby effect early
                                            retirement of the Securities of such
                                            series. Any such call will be of the
                                            entire Trust Fund at one time;
                                            multiple calls with respect to any
                                            series of Securities will not be
                                            permitted. In such case, the holders
                                            of the Securities
                                            offered hereby will be paid a price
                                            equal to 100% of the Principal
                                            Balance of the Securities offered
                                            hereby as of the day of such
                                            purchase plus accrued interest
                                            thereon at the applicable Security
                                            Interest Rate to the first day of
                                            the month following such purchase
                                            (the "Call Price"). Further, the
                                            Call Class must remit to the related
                                            Trustee for distribution to the
                                            Securityholders funds equal to the
                                            Call Price. If such funds are not
                                            deposited with the related Trustee,
                                            the Securities will remain
                                            outstanding. There will not be any
                                            additional remedies available to
                                            Securityholders. In addition, in the
                                            case of a Trust Fund for which a
                                            REMIC election or elections have
                                            been made, such termination will
                                            constitute a "qualified liquidation"
                                            under Section 860F of the Code. In
                                            connection with a call by the Call
                                            Class, the final payment to the
                                            Securityholders will be made upon
                                            surrender of the related Securities
                                            to the Trustee. Once the Securities
                                            have been surrendered and paid in
                                            full, there will not be any
                                            continuing liability from the
                                            Securityholders or from the Trust
                                            Fund to Securityholders. See
                                            "Description of the
                                            Securities--Termination".



Tax Status of the Securities................Each series of Certificates offered hereby will constitute either (i)
                                            "regular interests" ("REMIC Regular
                                            Certificates") and "residual
                                            interests" ("REMIC Residual
                                            Certificates") in a Trust Fund
                                            treated as a REMIC under Sections
                                            860A through 860G of the Code, (ii)
                                            interests ("Grantor Trust
                                            Certificates") in a Trust Fund
                                            treated as a grantor trust under
                                            applicable provisions of the Code,
                                            (iii) interests ("Partnership
                                            Certificates") in a Trust Fund
                                            treated as a partnership under
                                            applicable provisions of the Code or
                                            (iv) evidences of indebtedness
                                            ("Debt Certificates") of a Trust
                                            Fund treated as debt instruments for
                                            federal income tax purposes. Each
                                            series of Notes offered hereby will
                                            represent indebtedness of the
                                            related Trust Fund.

                                            In general, to the extent the assets
                                            and income of the Trust Fund are
                                            treated as qualifying assets and
                                            income under the following sections
                                            of the Code, REMIC Regular
                                            Certificates and REMIC Residual
                                            Certificates (i) owned by a
                                            "domestic building and loan
                                            association" will be treated as
                                            "loans secured by an interest in
                                            real property" within the meaning of
                                            Code Section 7701(a)(19)(C) and (ii)
                                            owned by a real estate investment
                                            trust will be treated as "real
                                            estate assets" for purposes of
                                            Section 856(c)(4)(A) of the Code and
                                            interest income therefrom will be
                                            treated as "interest on obligations
                                            secured by mortgages on real
                                            property" for purposes of Section
                                            856(c)(3)(B) of the Code. In
                                            addition, REMIC Regular Certificates
                                            will be "obligation[s]. . .which. .
                                            .[are] principally secured by an
                                            interest in real property" within
                                            the meaning of Section 860G(a)(3)(C)
                                            of the Code. Moreover, if 95% or
                                            more of the assets and the income of
                                            the Trust Fund qualify for any of
                                            the foregoing treatments, the REMIC
                                            Regular Certificates and (with the
                                            exception of Section 860G(a)(3)(C)
                                            of the Code) REMIC Residual
                                            Certificates will qualify for the
                                            foregoing treatments in their
                                            entirety.


                                            REMIC Residual Certificates
                                            generally will be treated as
                                            representing an interest in
                                            qualifying assets and income to the
                                            same extent described above for
                                            institutions subject to Sections
                                            7701(a)(19)(C), 856(c)(4)(A) and
                                            856(c)(3)(B) of the Code. A portion
                                            (or, in certain cases, all) of the
                                            income from REMIC Residual
                                            Certificates (i) may not be offset
                                            by any losses from other activities
                                            of the holder of such REMIC Residual
                                            Certificates, (ii) may be treated as
                                            unrelated business taxable income,
                                            for holders of REMIC Residual
                                            Certificates that are subject to tax
                                            on unrelated business taxable income
                                            (as defined in Section 511 of the
                                            Code), and (iii) may be subject to
                                            foreign withholding rules. In
                                            addition, transfers of certain REMIC
                                            Residual Certificates may be
                                            disregarded under some circumstances
                                            for all federal income tax purposes.
                                            See "Federal Income Tax
                                            Consequences--REMICs--Taxation of
                                            Owners of REMIC Residual
                                            Certificates--Excess Inclusions,"
                                            and "--Noneconomic REMIC Residual
                                            Certificates" herein.


                                            Unless otherwise provided in the
                                            related Prospectus Supplement,
                                            Grantor Trust Certificates may be
                                            either Certificates having a
                                            Principal Balance and a Pass-
                                            Through Rate ("Grantor Trust
                                            Fractional Interest Certificates")
                                            or Strip Securities ("Grantor Trust
                                            Strip Certificates"). Holders of
                                            Grantor Trust Fractional Interest
                                            Certificates generally will be
                                            treated as owning an interest in
                                            qualifying assets and income under
                                            Sections 7701(a)(19)(C),
                                            856(c)(4)(A), 856(c)(3)(B) and
                                            860G(a)(3)(A) of the Code. It is
                                            unclear whether Grantor Trust Strip
                                            Certificates will be treated as
                                            representing an ownership interest
                                            in qualifying assets and income
                                            under Sections 7701(a)(19)(C),
                                            856(c)(4)(A) and 856(c)(3)(B) of the
                                            Code, although the policy
                                            considerations underlying those
                                            Sections suggest that such treatment
                                            should be available. Partnership
                                            Certificates will be treated as
                                            partnership interests for purposes
                                            of federal income taxation, and
                                            accordingly, will not represent an
                                            interest in qualifying assets for
                                            purposes of Section 7701(a)(19)(C)
                                            of the Code, but will represent
                                            qualifying assets and income under
                                            Sections 856(c)(4)(A) and
                                            856(c)(3)(B) of the Code to the
                                            extent their proportionate share of
                                            the assets of the related Trust Fund
                                            so qualify. Debt Certificates will
                                            not represent qualifying assets or
                                            income for purposes of any of the
                                            preceding Sections.

                                            Investors are advised to consult
                                            their tax advisors and to review
                                            "Federal Income Tax Consequences"
                                            herein and in the related Prospectus
                                            Supplement.


Rating......................................At the date of issuance, as to each series, each class of Securities
                                            offered hereby will be rated in one
                                            of the four highest rating
                                            categories by one or more nationally
                                            recognized statistical rating
                                            agencies. See "Rating" in the
                                            related Prospectus Supplement.

Legal Investment............................The Prospectus Supplement for each series of Securities will specify
                                            which classes of Securities of such
                                            series, if any, will constitute
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984
                                            ("SMMEA"). Any class of Securities
                                            that is not rated in one of the two
                                            highest rating categories by one or
                                            more nationally recognized
                                            statistical rating agencies or that
                                            represents an interest in a Trust
                                            Fund that includes junior mortgage
                                            loans will not constitute "mortgage
                                            related securities" for purposes of
                                            SMMEA. See "Legal Investment".


ERISA Considerations........................A fiduciary of an employee benefit plan and certain other retirement
                                            plans and arrangements, including
                                            individual retirement accounts,
                                            annuities, Keogh plans, and bank
                                            collective investment funds and
                                            insurance company general and
                                            separate accounts in which such
                                            plans, accounts, annuities or
                                            arrangements are invested, that are
                                            subject to the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended ("ERISA"), or Section 4975
                                            of the Code (each, a "Plan") should
                                            carefully review with its legal
                                            advisors whether the purchase or
                                            holding of Securities could give
                                            rise to a transaction that is
                                            prohibited or is not otherwise
                                            permissible either under ERISA or
                                            Section 4975 of the Code. The U.S.
                                            Department of Labor has issued an
                                            individual exemption, Prohibited
                                            Transaction Exemption 91-23 (the
                                            "Exemption"), to Salomon Smith
                                            Barney Inc. ("Salomon Smith Barney")
                                            that generally exempts from the
                                            application of certain of the
                                            prohibited transaction provisions of
                                            Section 406 of ERISA and the excise
                                            taxes imposed on such prohibited
                                            transactions by Section 4975(a) and
                                            (b) of the Code, transactions
                                            relating to the purchase, sale and
                                            holding of pass-through certificates
                                            underwritten by Salomon Smith Barney
                                            and the servicing and operation of
                                            asset pools such as certain of the
                                            Trust Funds, provided that certain
                                            conditions are satisfied. If the
                                            conditions of the Exemption will not
                                            be satisfied, the Securities may not
                                            be acquired by or on behalf of, or
                                            with the assets of, a Plan unless
                                            the party acquiring such Securities
                                            provides the Depositor, the Trustee
                                            and the Master Servicer with an
                                            opinion of counsel or a
                                            certification in lieu of such
                                            opinion of counsel as described
                                            herein. See "ERISA Considerations"
                                            herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby:

     LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Securities offered hereby will not be listed on any securities exchange.

     LIMITED OBLIGATIONS

      The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities, any Mortgage Loan or any other Trust Fund Asset will be the obligations (if any) of the Depositor pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or other Trust Fund Asset, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any other Trust Fund Assets, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a purchase obligation or an agreement to purchase. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans or other Trust Fund Assets will be guaranteed or insured by any governmental agency or instrumentality, by the Depositor, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans or other Trust Fund Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

     With respect to each series of Securities, Credit Support will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Support will be provided in one or more of the forms referred to herein. See "Description of Credit Support" herein. Regardless of the form of Credit Support provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Support may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any Credit Support or losses of a type not covered by any Credit Support occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Depositor, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Support for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Depositor, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any Credit Support, or to take any other action to maintain any rating(s) of any series of Securities.

     RISKS OF DECLINING PROPERTY VALUES AND HIGH LOAN-TO-VALUE RATIOS

     An investment in securities such as the Securities which generally represent interests in mortgage loans and/or manufactured housing, conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged Properties subject to high Loan-to-Value Ratios are at greater risk since such properties initially have less equity than Mortgaged Properties with low Loan-to-Value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of Mortgaged Properties, especially those with high Loan-to-Value Ratios, would cause losses to the Trust Fund and, to the extent not covered by Credit Support, would adversely affect the yield to maturity on the Securities.

     RISKS OF NEGATIVELY AMORTIZING LOANS

     In the case of Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of Credit Support in the related Trust Fund, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans.

     RISKS OF BUYDOWN MORTGAGE LOANS

     Certain of the Mortgage Loans contained in a Mortgage Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the borrower, the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the mortgagor's employer or another source. See "Description of the Securities--Deposits to Certificate Account" herein. Generally, the mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. The inability of a Mortgagor to make such larger monthly payments could lead to losses on the Mortgage Loans, and to the extent not covered by Credit Support, may adversely affect the yield to maturity on the Securities.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Mortgage Loan Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of Credit Support, to the extent available.

     RISKS OF LOANS WITH BALLOON PAYMENTS

     Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     RISKS OF LENDING ON NON-OWNER-OCCUPIED PROPERTIES

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.


     Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     RISKS OF NON-CONFORMING LOANS

     Mortgage Loans to be included in a Mortgage Pool may be non-conforming Mortgage Loans. Non-conforming Mortgage Loans are Mortgage Loans that do not qualify for purchase by government sponsored agencies such as FNMA and FHLMC due to credit characteristics that to not satisfy such FNMA and FHLMC guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA and FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. The principal differences between conforming Mortgage Loans and non-conforming Mortgage Loans include the applicable Loan-to-Value Ratios, the credit and income histories of the related Mortgagors, the documentation required for approval of the related Mortgage Loans, the types of properties securing the Mortgage Loans, the loan sizes and the Mortgagors' occupancy status with respect to the Mortgaged Properties. As a result of these and other factors, the interest rates charged on non-conforming Mortgage Loans are often higher than those charged for conforming Mortgage Loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming Mortgage Loans as compared to conforming Mortgage Loans.

     RISKS OF HIGH LTV LOANS

      Some or all of the Mortgage Loans included in any Trust Fund may be High LTV Loans. High LTV Loans with combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Depositor, either directly or indirectly from Mortgage Loan Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Depositor and generally described herein under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related Prospectus Supplement. Nevertheless, in some cases, particularly those involving unaffiliated Mortgage Loan Sellers, the Depositor may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was completed by the Depositor or any of its affiliates. To the extent the Mortgage Loans cannot be re-underwritten or the underwriting criteria cannot be verified, the Mortgage Loans might suffer losses greater than they would had they been directly underwritten by the Depositor or an affiliate thereof. Any such losses, to the extent not covered by Credit Support, may adversely affect the yield to maturity of the Securities.

     RISKS ASSOCIATED WITH JUNIOR LIEN MORTGAGE LOANS

      Certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens and the related senior liens may not be included in the Mortgage Pool. An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the Loan-to-Value Ratio may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien Mortgage Loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien Mortgage Loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on such junior lien Mortgage Loans.

     RISKS OF NONPERFECTION OF SECURITY INTERESTS

     Any Contract included in a Mortgage Pool will be secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In the event the Master Servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a Manufactured Home securing a Contract could lead to losses that may adversely affect the yield to maturity of the Securities.

     RISKS RELATING TO LIQUIDATION OF MORTGAGED PROPERTIES

     Substantial delays can be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Support, Securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     ENVIRONMENTAL RISKS

     The Mortgaged Properties are subject to certain environmental risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, Mortgage Loans contained in a Mortgage Pool may be secured by Mortgaged Properties in violation of environmental laws, ordinances or regulations. The Master Servicer is generally prohibited from foreclosing on a Mortgaged Property unless it has taken adequate steps to ensure environmental compliance with respect to such Mortgaged Property. However, to the extent the Master Servicer errs and forecloses on Mortgaged Property that is subject to environmental law violations, and to the extent a Mortgage Loan Seller does not provide adequate representations and warranties against such violations, or is unable to honor such obligations, including the obligation to repurchase a Mortgage Loan upon the breach of a representation or warranty, a Mortgage Pool could experience losses.

     LIMITED NATURE OF RATINGS

     It is a condition to the issuance of the Securities that each series of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Security, and accordingly, there can be no assurance that the ratings assigned to any Security on the date on which such Security is originally issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Security may be adversely affected. See "Rating" in the related Prospectus Supplement.

     LIMITED REPRESENTATIONS BY AND AGAINST THE MORTGAGE LOAN SELLER

     Each Mortgage Loan Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller and evidenced by a series of Securities. In the event of a breach of a Mortgage Loan Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the related Mortgage Loan Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan as described below. However, there can be no assurance that a Mortgage Loan Seller will honor its obligation to cure, repurchase or, if permitted, replace any Mortgage Loan as to which such a breach of a representation or warranty arises. A Mortgage Loan Seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by Credit Enhancement, may adversely affect the yield to maturity of the Securities.

     In instances where a Mortgage Loan Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer may negotiate and enter into one or more settlement agreements with such Mortgage Loan Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related Securities. Neither the Depositor nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that the Mortgage Loan Sellers will carry out such purchase obligations. Such a default by a Mortgage Loan Seller is not a default by the Depositor or by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related Credit Support, to the extent available, and otherwise to one or more classes of the related series of Securities.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Mortgage Loan Seller by or on behalf of the Depositor; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Mortgage Loan Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Mortgage Loan Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. The occurrence of events during this period that are not covered by a Mortgage Loan Seller's purchase obligation could lead to losses that, to the extent not covered by Credit Support, may adversely affect the yield to maturity of the Securities.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES

     Credit Support for a particular series of Securities may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. Losses not covered by any form of Credit Support will be borne by the holders of the related Securities (or certain classes thereof). Therefore, in the event of substantial losses in any Mortgage Pool, such losses may be borne by such holders.

     BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY

     Because transfers and pledges of DTC Registered Securities can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC Registered Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of DTC and the ability to pledge DTC Registered Securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC Registered Securities may, in certain cases experience delay in the receipt of payments of principal and interest such payments will be forwarded by the related Trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC Registered Securities are recorded, the ability of beneficial

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



owners to obtain timely payment and (if the limits of applicable insurance coverage is otherwise unavailable) ultimate payment of principal and interest on DTC Registered Securities may be impaired.

     YIELD CONSIDERATIONS


     The yield to maturity of the Securities of each series offered hereby will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults and repurchases) on the related Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, if a party exercises its right to repurchase the Trust Fund Assets and effect early retirement of the Securities of that Series (including the right to repurchase the Trust Fund Assets after the 12th Distribution Date following the date of the initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable), the yield to maturity of such Securities will be affected by the occurrence of such termination. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and, if applicable, to the occurrence of an early retirement of the Securities. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities and, if applicable, to the occurrence of an early retirement of the Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.


     ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any series offered hereby. See "ERISA Considerations."

     FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES


     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs" herein. Accordingly, under certain circumstances, holders of Certificates offered hereby that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of

REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     RISKS OF OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement, certain parties will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the party entitled to such termination, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold.


     Any such purchase of Mortgage Loans and underlying property subject to the Mortgage Loans evidenced by a series of Securities shall be made at the option of the party and at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, and will be subject to the aggregate principal balance of the Mortgage Loans and/or other Trust Fund Assets in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or other Trust Fund Assets at the Cut-off Date for that series (the "Clean-up Call"). Such percentage will be between 25% and 0%. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement.

         In addition to the repurchase of the assets in the related Trust Fund at the Clean-up Call, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. In such case, the holders of the Securities offered hereby will be paid a price equal to 100% of the Principal Balance of the Securities offered hereby as of the day of such purchase plus accrued interest thereon at the applicable Security Interest Rate to the first day of the month following such purchase (the "Call Price"). Further, the Call Class must remit to the related Trustee for distribution to the Securityholders funds equal to the Call Price. If such funds are not deposited with the related Trustee, the Securities will remain outstanding. There will not be any additional remedies available to Securityholders. In addition, in the case of a Trust Fund for which a REMIC election or elections have been made, such termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the Securityholders will be made upon surrender of the related Securities to the Trustee. Once the Securities have been surrendered and paid in full, there will not be any continuing liability from the Securityholders or from the Trust Fund to Securityholders.

         A Trust Fund may also be terminated and the Certificates retired upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

     The termination of a Trust Fund and the early retirement of Securities by any party may adversely affect the yield to holders of certain classes of such Securities.

                                 THE TRUST FUNDS


THE MORTGAGE LOANS

     GENERAL

     The Mortgage Loans may consist of mortgage loans secured by first or junior liens on by one- to four-family residential properties ("Single Family Properties" and the related loans, "Single Family Loans"), mortgage loans secured by rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units

("Multifamily Properties" and the related loans, "Multifamily Loans"), mortgage loans secured by shares in a private cooperative housing corporation (a "Cooperative" and the related loans, "Cooperative Loans") that give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes (as defined herein, and the related contracts or agreements, the "Contracts"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans. The Single-Family Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") not affiliated with Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"). Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Loan Seller"), which prior holder may not be the Originator thereof and may be an affiliate of the Depositor. See "Mortgage Loan Program--Underwriting Standards".

     Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have individual principal balances at origination of not less than $25,000 or more than $5,000,000, (ii) have monthly payments due on the first day of each month, (iii) have original terms to maturity of not more than 40 years and (iv) be one of the following types of mortgage loans:

         (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

         (2) Fully amortizing Mortgage Loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

         (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

         (4) ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

         (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

         (6) Fixed Interest Rate Mortgage Loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

         (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

     Unless otherwise specified in the related Prospectus Supplement, the following requirements as to the Loan-to-Value Ratio of each Mortgage Loan of the type described above shall apply. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The Value of a Single-Family Property, Multifamily Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan.


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



Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     A Mortgaged Property may have been subject to secondary financing at origination of the Mortgage Loan, but, unless otherwise specified in the related Prospectus Supplement, the total amount of primary and secondary financing at the time of origination of the Mortgage Loan did not produce a combined Loan-to-Value Ratio in excess of (i) 90% in the case of a Mortgage Loan secured by an owner-occupied primary residence or (ii) 80% in the case of a Mortgage Loan secured by a vacation or second home.

     If so provided in the related Prospectus Supplement certain or all of the Single Family Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies (such Mortgage Loans, "High LTV Loans").

     With respect to each Mortgaged Property, unless otherwise provided in the related Prospectus Supplement, the borrower will have represented that the dwelling is either (a) an owner-occupied primary residence or (b) a vacation or second home that (i) is not part of a mandatory rental pool and (ii) is suitable for year-round occupancy. With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

     Unless otherwise specified in the related Prospectus Supplement, the aggregate principal balance on the Cut-off Date of Mortgage Loans secured by condominium units will not exceed 30% of the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool. A Mortgage Loan secured by a condominium unit will not be included in a Mortgage Pool unless, at the time of sale of such Mortgage Loan by the Mortgage Loan Seller, certain representations and warranties as to the condominium project are made by the Mortgage Loan Seller or an affiliate thereof or by such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties. Unless otherwise specified in the related Prospectus Supplement, such Mortgage Loan Seller, or another party on its behalf, will have made the following representations and warranties. If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and are occupied as primary residences or vacation or second homes. If a condominium project has been controlled by the unit owners (other than the developer) for less than two years and is not subject to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and at least 60% of the units are occupied as primary residences or vacation or second homes. The foregoing percentages may be modified in the case of a particular project upon proof of demonstrated market acceptance but in no event will any such percentage be reduced below 51%. If a condominium project has been controlled by the unit owners (other than the developer) for at least two years, has all common elements completed and is not subject to phasing or add-ons, the Mortgage Loan Seller, or another party on its behalf, must represent and warrant, unless otherwise specified in the related Prospectus Supplement, that the marketability of the project has been proven and that at least 90% of the units have been sold to bona fide purchasers. See "Mortgage Loan Program--Representations by or on behalf of Mortgage

Loan Sellers; Repurchases" herein for a description of certain other representations made by or on behalf of Mortgage Loan Sellers at the time Mortgage Loans are sold.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans subject to temporary buydown plans ("Buydown Mortgage Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Mortgaged Property, or another source (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") and placed in a custodial account and (ii) unless otherwise specified in the Prospectus Supplement, investment earnings on the Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans. Generally, the borrower under each Buydown Mortgage Loan will be qualified at the applicable Buydown Mortgage Rate. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the borrower to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buydown Mortgage Loans.

     Except in the case of High LTV Loans and as otherwise specified in the related Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the Mortgaged Property at origination of the Mortgage Loan. Such insurance must remain in force at least until the Mortgage Loan amortizes to a level that would produce a Loan-to-Value Ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements contained in the related Trust Fund, including (i) the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, and, with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used Manufactured Homes and vacation and second homes), (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date, (v) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, or, with respect to Mortgage Loans secured by a junior lien, the aggregate principal balance of Mortgage Loans having combined Loan-to-Value Ratios exceeding 80%, (vi) the Interest Rates or range of Interest Rates borne by the Mortgage Loans or mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities or Funding Agreements, (vii) the geographical distribution of the Mortgage Loans on a state-by-state basis, (viii) the number and aggregate principal balance of Buydown Mortgage Loans, if any, (ix) the weighted average Retained Interest, if any, (x) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variation at the time of any adjustment and over the life of the ARM Loan, and (xi) with respect to Mortgage Loans of the type described in (5) above, whether such loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed, together with the related Pooling and Servicing Agreement or Trust Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related series offered hereby.

     The Depositor will cause the Mortgage Loans comprising each Trust Fund to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other loan servicing institutions pursuant to a Pooling and Servicing Agreement or Servicing Agreement among the Depositor, itself and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to Mortgage Loans serviced by the Master Servicer through a Sub- Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Mortgage Loan Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and "--Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


     SINGLE-FAMILY LOANS

     The Single-Family Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust (the "Mortgages") creating a first lien on the Single- Family Properties. The Single-Family Properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units,


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individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-Family loans may be conventional loans, FHA-insured loans or VA- guaranteed loans as specified in the related Prospectus Supplement.

     MULTIFAMILY LOANS

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating a first lien on the Multifamily Properties. The Multifamily Properties will consist of rental apartments or projects (including apartment buildings owned by cooperative housing cooperatives) containing five or more dwelling units. Multifamily Properties may include high-rise, mid-rise and garden apartments. Multifamily Loans may be conventional loans or FHA insured loans as specified in the related Prospectus Supplement.


     COOPERATIVE LOANS

     The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.


     CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."


AGENCY SECURITIES

     GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

     GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.


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




     GNMA CERTIFICATES

     Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).


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


     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


     FEDERAL HOME LOAN MORTGAGE CORPORATION

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.


     FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held in a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group

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


may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations


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


purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.


     FEDERAL NATIONAL MORTGAGE ASSOCIATION

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.


     FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a


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



FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.


     STRIPPED MORTGAGE-BACKED SECURITIES

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.


     OTHER AGENCY SECURITIES

     If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


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PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


     UNDERLYING LOANS

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement,
(i) no mortgage loan will have had a Loan-to-Value Ratio at origination in excess of 95% (except in the case of High LTV Loans), (ii) each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of High LTV Loans), (iii) each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each mortgage loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy) and (vi) each mortgage loan (other than a cooperative loan or a Contract secured by a manufactured home) will be covered by a title insurance policy.


     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

     Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.


     ADDITIONAL INFORMATION

     The Prospectus Supplement for a series for which the Trust Fund includes Private Mortgage- Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


FUNDING AGREEMENTS

     If specified in the Prospectus Supplement for a series, the Depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a Mortgage Loan Seller (a "Finance Company") pursuant to which (i) the Depositor will lend the net proceeds of the sale of the Securities to such Finance Company, (ii) the Finance Company will pledge Trust Fund Assets owned by it to secure the loan from the Depositor, and (iii) the Depositor will assign the Funding Agreement, as so secured, to the Trust Fund for a series (a "Funding Agreement"). No Finance Company will be authorized to engage in any business activities other than the financing and sale of Trust Fund Assets.

     Pursuant to a Funding Agreement (i) the Depositor will lend a Finance Company the proceeds from the sale of a series of Securities and such Finance Company will pledge to the Depositor as security therefor Trust Fund Assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and (ii) the Finance Company will agree to repay such loan by causing payments on the Trust Fund Assets to be made to the Trustee as assignee of the Depositor in such amounts as are necessary (together with payments from the related Reserve Fund or other funds or accounts) to pay accrued interest on such loan and to amortize the entire principal amount of such loan. A Finance Company is not obligated to provide



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



additional collateral to secure the loan pursuant to a Funding Agreement subsequent to the issuance of the Securities of the series by the Trust Fund.

     Unless the Depositor, the Master Servicer or other entity designated in the Prospectus Supplement exercises its option to terminate the Trust Fund and retire the Securities of a series, or a Finance Company defaults under its Funding Agreement, such Finance Company's loan may not be prepaid other than as a result of prepayments on the pledged Trust Fund Assets. If the Finance Company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the Finance Company paid the Depositor an amount sufficient to enable the Depositor to purchase other Trust Fund Assets comparable in yield and maturity to the Finance Company's Trust Fund Assets pledged under the Funding Agreement. The Trustee then could either (i) purchase such other Trust Fund Assets and substitute them for the Trust Fund Assets pledged by the Finance Company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or (ii) deposit the amount of the Finance Company's prepayment in the Certificate Account.

     In the event of a default under a Funding Agreement, the Trustee will have recourse to the related Finance Company for the benefit of the holders of the Securities, including the right to foreclose upon the Trust Fund Assets securing that Funding Agreement. The participating Finance Companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting Finance Company will have any significant assets except those pledged to the Trust Fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The Trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a Finance Company. For that reason, prospective purchasers of Securities should make their investment decisions on the basis that the Securities of a series have rights solely with respect to the assets transferred to the Trust Fund for that series of Securities.

     In the event of a default under a Funding Agreement and the sale by the Trustee of the Trust Fund Assets securing the obligations of the Finance Company under the Funding Agreement, the Trustee may distribute principal in an amount equal to the unpaid principal balance of the Trust Fund Assets so liquidated ratably among all classes of Securities within the series, or in such other manner as may be specified in the related Prospectus Supplement.



                                 USE OF PROCEEDS


     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS

     Unless otherwise provided in the related Prospectus Supplement, each monthly interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable Interest Rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each Distribution Date to the holders of the various classes of Securities (other than certain classes of Strip Securities) of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable Security Interest Rate multiplied by the outstanding Principal Balance thereof, except as provided below with respect to prepayments. In the case of Strip Securities with no or, in certain


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


cases, a nominal Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement.

     The effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Security Interest Rate (or, as to a Strip Security, the distributions of Stripped Interest thereon) and purchase price, because although interest accrued on each Trust Fund Asset during each month is due and payable on the first day of the following month (unless otherwise provided in the related Prospectus Supplement), the distribution of interest on the Securities will not be made until the Distribution Date occurring in the month following the month of accrual of interest in the case of Mortgage Loans, and in later months in the case of Agency Securities, Private Mortgage- Backed Securities or Funding Agreements and in the case of a series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise specified in the related Prospectus Supplement, when a principal prepayment in full is made on a Mortgage Loan or a mortgage loan underlying a Private Mortgage-Backed Security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans or the mortgage loans underlying a Private Mortgage-Backed Security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the related Prospectus Supplement, any such penalty will be applied to offset the above-described shortfalls in interest collections on the related Distribution Date. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial principal prepayment is made. Unless specified otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence on the first day of the month in which the preceding Distribution Date occurs (or, as to the first Prepayment Period, the day after the Cut-off Date) and will end on the last day of the month prior to the month in which the related Distribution Date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".


         In addition, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding Securities of the related series and would decrease the average lives of such Securities, perhaps significantly. The earlier after the Closing Date that such termination occurs, the greater would be such effect.


     The Prospectus Supplement for each series of Securities may set forth additional information regarding yield considerations.



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


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the Trust Fund Assets in a particular Trust Fund will vary depending upon the type of mortgage loans underlying or comprising the Trust Fund Assets in such Trust Fund. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, all of the Single-Family Loans, Cooperative Loans and Contracts and all of the mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities and Funding Agreements may be prepaid without penalty in full or in part at any time. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans may contain provisions prohibiting prepayment for a specified period after the origination date (a "Lockout Period"), prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the Trust Fund Assets in a Trust Fund will affect the weighted average life of the related series of Securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the Trust Fund Assets included in the related Trust Fund is paid, which payments may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses). The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the Interest Rates on the mortgage loans underlying or comprising the Trust Fund Assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the Trust Fund Assets in any Trust Fund. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans (as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees), the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans, mortgage loans underlying Private Mortgage-Backed Securities or mortgage loans secured by Funding Agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Multifamily Loans may contain due-on-encumbrance provisions (permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Multifamily Property). Conventional mortgage loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates may be lower than that of conventional Mortgage Loans bearing comparable interest rates.


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

     With respect to a series of Securities evidencing interests in the Trust Fund including Mortgage Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of Securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the Mortgage Loan Sellers, the Master Servicer and the Depositor to repurchase Mortgage Loans under certain circumstances. In addition, if the applicable Agreement for a series of Securities provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Securities--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Securities of such series.


                                  THE DEPOSITOR


     The Depositor was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7228.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.



                              MORTGAGE LOAN PROGRAM


     The Mortgage Loans will be purchased by the Depositor, either directly or indirectly, from the Mortgage Loan Sellers. The Mortgage Loans so acquired by the Depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".


UNDERWRITING STANDARDS

     All Mortgage Loans will have been subject to underwriting standards acceptable to the Depositor and applied as described below. Each Mortgage Loan Seller, or another party on its behalf, will represent and warrant that Mortgage Loans purchased by or on behalf of the Depositor from it have been originated by the related Originators in accordance with such underwriting standards.

     Unless otherwise specified in the related Prospectus Supplement, the underwriting standards are applied by the Originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a Multifamily Loan, the borrower is also required to provide certain information regarding the related Multifamily Property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the Depositor will consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than Multifamily Properties, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available
(i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. Unless otherwise provided in the related Prospectus Supplement, the underwriting standards to be applied to the Single Family Loans will be generally similar to the traditional underwriting guidelines used by FNMA and FHLMC which are in effect at the time of origination of each Single Family Loan, except that the ratios at origination of the amounts described in (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.


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


     In the case of a Single Family Loan or Multifamily Loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the Mortgage Loan Seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the Mortgage Loan.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the Mortgage Loans in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the Mortgage Loan.

     With respect to any FHA Loan the Mortgage Loan Seller is required to represent that the FHA Loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA Loan, the Mortgage Loan Seller is required to represent that the VA Loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the Master Servicer or, if applicable, a significant Sub-Servicer will be provided in the related Prospectus Supplement.

     Certain of the types of loans that may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the borrower. These types of Mortgage Loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related Prospectus Supplement, the Multifamily Loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific Multifamily Property pledged to secure that Multifamily Loan, and not against the mortgagor's assets.


QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Originator and Mortgage Loan Seller will be required to satisfy the qualifications set forth herein. Each Originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Originator and Mortgage Loan Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Originator and Mortgage Loan Seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, with respect to FHA Loans or VA Loans, each Originator must be approved to originate such Mortgage Loans by the FHA or VA, as applicable. In addition, each Originator and Mortgage Loan Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.


REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

     Each Mortgage Loan Seller, or a party on its behalf, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller. Such representations and warranties include, among other things: (i) that any required hazard insurance was effective at the origination of each Mortgage Loan, and that each such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor; (ii) that, in the case of Single-Family Loans and Multifamily Loans, either (A) title insurance insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of each Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing any Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) that the Mortgage Loan Seller had good title to each Mortgage Loan and each Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iv) that each Mortgage constituted a valid first lien on, or security interest in, the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any) and that the Mortgaged Property was free from damage and was in good repair; (v) that there were no delinquent tax or assessment liens against the Mortgaged Property; (vi) that each Mortgage Loan was current as to all required payments; and (vii) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects. If a person other than a Mortgage Loan Seller makes any of the foregoing representations and warranties on behalf of such Mortgage Loan Seller, the identity of such person will be specified in the related Prospectus Supplement. Any person making representations and warranties on behalf of a Mortgage Loan Seller shall be an affiliate thereof or such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to or on behalf of the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of Securities evidencing an interest in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Mortgage Loan Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties made by or on behalf of such Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by such Mortgage Loan Seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A Mortgage Loan Seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Securities.

     The only representations and warranties to be made for the benefit of holders of Securities in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Mortgage Loan Seller to or on behalf of the Depositor will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the Master Servicer is also a Mortgage Loan Seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Mortgage Loan Seller.

     The Master Servicer and/or Trustee will promptly notify the relevant Mortgage Loan Seller of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Mortgage Loan Seller cannot cure such breach within 60 days from the date on which the Mortgage Loan Seller was notified of such breach, then such Mortgage Loan Seller will be obligated to repurchase such Mortgage Loan from the Trustee within 90 days from the date on which the Mortgage Loan Seller was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) at the Net Interest Rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur, (iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Mortgage Loan, (iv) any unpaid Retained Interest with respect to such Mortgage Loan, (v) any Realized Losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such Mortgage Loan, and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. Unless otherwise provided in the related Prospectus Supplement, a Mortgage Loan Seller, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of Securities, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The Master Servicer will be required under the applicable Pooling and Servicing Agreement or Servicing Agreement to use its best efforts to enforce such obligations of the Mortgage Loan Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Mortgage Loan Seller. See "Description of the Securities--General".

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as defined below) thereon has been (or, if it had not been covered by any form of Credit Support, would have been) allocated to one or more classes of Securities on or before the date of determination.


     Neither the Depositor nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that Mortgage Loan Sellers will carry out such obligations with respect to Mortgage Loans. To the extent that a breach of the representations and warranties of a Mortgage Loan Seller may also constitute a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".



                          DESCRIPTION OF THE SECURITIES


     The Securities will be issued in series. Each series of Certificates evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer (if the Depositor is not acting as Master Servicer) and the Trustee named in the Prospectus Supplement. Each series of Notes evidencing indebtedness of a Trust Fund consisting of Mortgage Loans will be issued pursuant to an Indenture between the related Issuer and the Trustee named in the Prospectus Supplement. Such Trust Fund will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. Each series of Securities evidencing interests in a Trust Fund consisting exclusively of Agency Securities or Private Mortgage-Backed Securities will be issued pursuant to a Trust Agreement between the Depositor and the Trustee (each Trust Agreement, Owner Trust Agreement, Indenture, Servicing Agreement or Pooling and Servicing Agreement, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Various forms of Pooling and Servicing Agreement, Servicing Agreement, Owner Trust Agreement, Trust Agreement and Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreements for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" or the term "Note" refers to all of the Certificates or Notes of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.


GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. The Notes of each series (including any class of Notes not offered hereby) will be issued in fully registered form only and will represent indebtedness of the Trust Fund created pursuant to the related Agreement. If so provided in the Prospectus Supplement, any class of Securities of any series may be represented by a certificate or note (the "DTC Registered Securities") registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such Securities only under limited circumstances as provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will consist of (i) such Trust Fund Assets, or interests therein, exclusive of any portion of interest payments (the "Retained Interest") on a Trust Fund Asset retained by the Depositor or any previous owner thereof, as from time to time are subject to the related Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account or any other account maintained for the benefit of the Securityholders; (iii) with respect to Trust Funds that include Mortgage Loans, (a) property acquired on behalf of Securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon; (b) the rights of the Depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies"; (c) the rights of the Depositor under the agreement or agreements pursuant to which it acquired the Mortgage Loans in such Trust Fund; and (d) the rights of the Trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and (iv) any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support". Subject to any limitations described in the related Prospectus Supplement, the Securities will be transferable and exchangeable for like Securities of the same class and series in authorized denominations at the corporate trust office of the Trustee specified in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of Securities may consist of either (i) a single class of Securities evidencing the entire beneficial ownership of or indebtedness of the related Trust Fund; (ii) two or more classes of Securities evidencing the entire beneficial ownership of or indebtedness of the related Trust Fund, one or more classes of which ("Senior Securities") will be senior in right of payment to one or more of the other classes ("Subordinate Securities") to the extent described in the related Prospectus Supplement (any such series, a "Senior/Subordinate Series"); or (iii) other types of classes of Securities, as described in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Securities"). With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. If so specified in the related Prospectus Supplement, partial or full protection against certain Mortgage Loan defaults and losses may be provided to a series of Securities or to one or more classes of Securities in such series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"). See "Description of Credit Support".

     Each class of Securities (other than certain Strip Securities) will have a Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of Securities and the minimum denomination for each Security will be set forth in the related Prospectus Supplement.


     As to each series of Certificates, one or more elections may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). The related Prospectus Supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein. If such an election is made with respect to a series of Certificates, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of Certificates with respect to which a REMIC election is to be made, the Master Servicer or the Trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related Prospectus Supplement, will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Securityholder. Unless otherwise provided in the related Prospectus Supplement, a Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes".


     As to each series, the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency").


ASSIGNMENT OF TRUST FUND ASSETS

     ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of any series of Securities, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool included in the related Trust Fund to be assigned to the Trustee,

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


together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Servicing Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Interest Rate, the Net Interest Rate, the Retained Interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Value of the Mortgaged Property, the Loan-to-Value Ratio at origination and certain other information with respect to the Mortgage Loans. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the rates at which the servicing fees and the Retained Interest, if any, are calculated.

     In addition, the Depositor will, with respect to each Mortgage Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to):

         (1) With respect to each Single-Family Loan and Multifamily Loan, the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan.

         (2) With respect to each Cooperative Loan, the Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any prior holder of the Cooperative Loan.

         (3) With respect to each Contract, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within 45 days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related

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



Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Loan Seller. If the Mortgage Loan Seller cannot cure the omission or defect within 60 days after receipt of such notice, the Mortgage Loan Seller will be obligated, within 90 days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent described above under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical concentration of such Mortgage Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate, Net Interest Rate and maturity). In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related series of Securities, no Mortgage Loan was currently more than 30 days delinquent as to payment of principal and interest and no Mortgage Loan was more than 30 days delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the value of a Mortgage Loan or the interests of the Securityholders therein, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan at the Purchase Price or substitute for such Mortgage Loan as described below.

     Unless otherwise provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations or warranties with respect to a Mortgage Loan, the Depositor may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan from the Trust Fund (a "Deleted Mortgage Loan") and substitute in its place one or more Mortgage Loans (each, a "Substitute Mortgage Loan"), but only if (i) with respect to a Trust Fund for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates (plus permissible extensions) or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Securities. Except as otherwise provided in the related Prospectus Supplement, any Substitute Mortgage Loan will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Deleted Mortgage Loan, (ii) have an Interest Rate not less than (and not more than 1% greater than) the Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Interest Rate equal to the Net Interest Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan
(v) have a Lockout Date, if applicable, not earlier than the Lockout Date on the Deleted Mortgage Loan and (vi) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. In connection with any substitution, an amount equal to the difference between the Purchase Price of the Deleted Mortgage Loan and the outstanding principal balance of the Substitute Mortgage Loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Net Mortgage Rate on such balance, will be deposited in the Certificate Account and distributed to Securityholders on the first Distribution Date following the

Prepayment Period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one Deleted Mortgage Loan, or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances, the rates described in clauses (ii) and (iii) with respect to Deleted Mortgage Loans will be determined on the basis of weighted average Interest Rates and Net Interest Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in clause (v) will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the related Mortgage Loan Seller (or another party on behalf of the related Mortgage Loan Seller), as specified in the related Prospectus Supplement, will represent and warrant to the Trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Policies" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. Upon a breach of the insurability representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Depositor or the Mortgage Loan Seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of an obligation to repurchase Mortgage Loans following a breach of an insurability representation will be ensured in the manner specified therein.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute Mortgage Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the above described representations.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement or Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders, the Master Servicer will be obligated to cure the breach in all material respects.


     ASSIGNMENT OF AGENCY SECURITIES

     The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

     The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


     ASSIGNMENT OF FUNDING AGREEMENTS

     The Depositor will cause Funding Agreements to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any Funding Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be in possession of or be assignee of record of any underlying assets for Funding Agreements. See "The Trust Funds--Funding Agreements" herein. Each Funding Agreement will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the Funding Agreements.


DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Fund Assets (collectively, the "Certificate Account"), which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series or (ii) an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments specified in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer or the Trustee or their designee as additional compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer or the Trustee, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to Certificate Accounts set forth above or such other standards as may be acceptable to the Master Servicer (collectively, the "Sub-Servicing Account"). The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Master Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan on the monthly remittance date or dates specified in the related Agreement.


PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund including Mortgage Loans on a daily basis, unless otherwise provided in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

            (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

           (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or by a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note), any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

           (iv) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

            (v) any advances made as described below under "Advances in respect of Delinquencies";

           (vi) if applicable, all amounts required to be transferred to the Certificate Account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

          (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

         (viii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Loan Seller as described under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Loan repurchased as described under "Termination" below;

           (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

            (x) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account.

     With respect to each Buydown Mortgage Loan, the Master Servicer, or a Sub-Servicer, will deposit related Buydown Funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for Certificate Accounts set forth above (a "Buydown Account"). Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount not less than either
(i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer, the Sub-Servicer nor the Depositor will be obligated to add to such Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the borrower, distributions to Securityholders will be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will deposit in the Certificate Account the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the borrower on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

     Unless otherwise specified in the related Prospectus Supplement, in the event a Buydown Mortgage Loan is prepaid in full or liquidated, the related Buydown Funds will be applied as follows. If the mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the mortgagor in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in a prepayment in full, the Master Servicer will withdraw from the Buydown Account for deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, for deposit in the Certificate Account or remit the same to the insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buydown Mortgage Loan the Buydown Funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buydown Account and either deposit in the Certificate Account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related Buydown Account.

     Any Buydown Funds, and any investment earnings thereon, deposited in the Certificate Account in connection with a full prepayment of the related Mortgage Loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan.


PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

     The Agency Securities and Private Mortgage-Backed Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Certificate Account for each Trust Fund including Agency Securities and Private Mortgage-Backed Securities as and when received, unless otherwise provided in the related Agreement, all distributions received by the Trustee with respect to the related Agency Securities and Private Mortgage-Backed Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

DISTRIBUTIONS

     Distributions allocable to principal and interest on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments to the holders of Securities of any class on each Distribution Date will be made to the Securityholders of the respective class of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate fractional undivided interests in that class represented by their respective Securities. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Depositor or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Depositor or its agent specified in the notice to Securityholders of such final distribution. With respect to each series of Certificate or Notes, the Security Register will be referred to as the "Certificate Register" or "Note Register", respectively.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
         Date),

                (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Loan Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

           (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account;

          (iii) all advances with respect to such Distribution Date;




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

           (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

     Each class of Securities (other than certain classes of Strip Securities) may have a different Security Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of Securities and each Distribution Date, the "Accrued Security Interest" distributable on each Security, other than certain classes of Strip Securities, will be equal to one month's interest on the outstanding Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, subject to the following. With respect to each series of Certificates or Notes, the Accrued Security Interest will be referred to as the "Accrued Certificate Interest" or "Accrued Note Interest", respectively. As to each Strip Security with no or, in certain cases, a nominal Principal Balance, the Accrued Security Interest with respect to any Distribution Date will equal one month's Stripped Interest. Unless otherwise specified in the related Prospectus Supplement, the Accrued Security Interest on each Security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on Mortgage Loans, with that shortfall allocated among all of the Securities of that series in the manner specified in the related Prospectus Supplement. See "Yield Considerations".


PRINCIPAL OF THE SECURITIES

     Unless the related Prospectus Supplement provides otherwise, each Security will have a "Principal Balance" which, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. The Principal Balance of each Security offered hereby will be stated in the related Prospectus Supplement as the "Certificate Principal Balance" with respect to a Certificate and the "Note Balance" with respect to a Note. With respect to each such Security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding Principal Balance of a Security will be reduced to the extent of distributions of principal thereon, and in the case of Securities evidencing an interest in Mortgage Loans, by the amount of any Realized Losses, as defined below, allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Principal Balance of all classes of Securities of a series will equal the outstanding aggregate principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Principal Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto until the Principal Balance of such class has been reduced to zero. With respect to a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, distributions allocable to principal


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



of a class of Securities will be based on the percentage interest in the related Trust Fund evidenced by such class (with respect to the Senior Securities, the "Senior Percentage"), which in turn will be based on the Principal Balance of such class as compared to the Principal Balance of all classes of Securities of such series. Distributions of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class. Strip Securities with no Principal Balance will not receive distributions of principal.


PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Mortgage Loan Seller of additional Mortgage Loans to the related Trust Fund after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Securities of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Depositor will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.


ALLOCATION OF LOSSES

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale or otherwise (a "Liquidated Loan"), the amount of the Realized Loss incurred in connection with such liquidation will equal the excess, if any, of the unpaid principal balance of the Liquidated Loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from such liquidation remaining after application of such proceeds to unpaid accrued interest on the Liquidated Loan and to reimburse the Master Servicer or any Sub-Servicer for related unreimbursed servicing expenses. With respect to certain Mortgage Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction (a "Deficient Valuation") also will be treated as a Realized Loss. As to any series of Securities other than a Senior/Subordinate Series, unless specified otherwise in the related Prospectus Supplement, any Realized Loss not covered as described under "Description of Credit Support" will be allocated among all of the Securities on a pro rata basis.



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


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing interests in a Trust Fund consisting of Mortgage Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to any Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on each Distribution Date its own funds or funds held in the Certificate Account which are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities and Strip Securities, if any, on such Distribution Date which remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders but excluding such advance, and (b) the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date. Alternatively, for a Senior/Subordinate Series, the Master Servicer may be obligated to make advances in the manner provided in the preceding paragraph. In either case, the Master Servicer will, unless the related Prospectus Supplement provides otherwise, be obligated to make such advances regardless of recoverability from the related Mortgage Loans to the extent that the Principal Balance of the Subordinate Securities is greater than zero. Thereafter, such advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from Related Proceeds, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, in the case of a Senior/Subordinate Series, out of any amounts otherwise distributable on the Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds and, in the case of a Senior/Subordinate Series, the Principal Balance of the Subordinate Securities has been reduced to zero. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities (the "Securityholders") of a series, the Master Servicer or the Trustee, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth:

                (i) the amount of such distribution to holders of Securities of such class applied to reduce the Principal Balance thereof;

               (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

              (iii) the amount of related administration or servicing compensation received by the Trustee or the Master Servicer and any Sub-Servicer and such other customary information as the Master Servicer deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

               (iv) if applicable, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                (v) the aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

               (vi) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

              (vii) with respect to any Mortgaged Property acquired on behalf of Securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date in such month;

              (viii) the book value of any Mortgaged Property acquired on behalf of Securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the Distribution Date;

               (ix) the aggregate Principal Balance of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Principal Balance due to the allocation of any Realized Loss;

                (x) the Special Hazard Subordination Amount, if any, at the close of business on such Distribution Date;

               (xi) the aggregate amount of principal prepayments made and Realized Losses incurred during the related Prepayment Period;

              (xii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

              (xiii) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date;

              (xiv) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

               (xv) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

              (xvi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable



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

     Security Interest Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement; and

              (xvii) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. With respect to each series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the related Pooling and Servicing Agreement or Servicing Agreement and any related insurance policy, bankruptcy bond, letter of credit or other instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support" (any such instrument providing coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing coverage as to credit or other risks, a "Credit Insurance Instrument", and collectively, the "Insurance Instruments"). Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment and, only upon determining that the coverage under any related Insurance Instrument will not be affected, extend or cause to be extended the due dates for payments due on a Mortgage Note for a period not greater than 180 days.

     In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Securityholders, the Master Servicer may permit certain modifications of the Mortgage Loan rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate, forgiving the payment of principal or interest or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Securities.

     In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such reamortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.





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     In any case in which property securing a Mortgage Loan, other than an ARM
Loan (as described below) or a Multifamily Loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a Multifamily Loan has been, or is about to be encumbered by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, proposed conveyance or encumbrance, exercise or cause to be exercised on behalf of the related Trust Fund the lender's rights to accelerate the maturity of such Mortgage Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of any such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note or Contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Multifamily Loans, the related mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Multifamily Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer will monitor any Multifamily Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives. Alternatively, the Master Servicer may determine to institute foreclosure proceedings with respect to a Multifamily Loan soon after default.

SUB-SERVICING

     Any Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Pooling and Servicing Agreement or Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining primary hazard insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Mortgage Loan; processing assumptions or substitutions, although,


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unless otherwise specified in the related Prospectus Supplement, the Master
Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of Mortgage Loans in a particular Mortgage Pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

     The sub-servicing agreement between any Master Servicer and a Sub-Servicer (a "Sub- Servicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement or Servicing Agreement and will not result in a withdrawal or downgrading of any class of Securities issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Master Servicer for such series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Mortgage Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the related Pooling and Servicing Agreement or Servicing Agreement. See "Description of the Securities--Retained Interest, Servicing Compensation and Payment of Expenses".

     The Master Servicer may require any Sub-Servicer to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     As servicer of the Mortgage Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Mortgaged Property or released to the mortgagor, are to be deposited in the Certificate Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a series of Securities, the Master Servicer or its designee will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Mortgage Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it


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



determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Interest Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan.

     If the Master Servicer or its designee recovers Insurance Proceeds with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Mortgage Loan can be resold for an amount exceeding the outstanding principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.


RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Trust Fund Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest


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


payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related Trust Fund. Any partial recovery of interest on a Mortgage Loan, after deduction of all applicable servicing fees, will be allocated between Retained Interest (if any) and interest at the Net Interest Rate on a pari passu basis.

     The Master Servicer's (or in the case of a Trust Fund consisting of Agency Securities or Private Mortgage-Backed Securities if specified in the related Prospectus Supplement, the Trustee's) primary compensation with respect to a series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, of an amount equal to one-twelfth of the difference between the Interest Rate (minus the rate at which the Retained Interest, if any, is calculated) and the Net Interest Rate times the scheduled principal balance of such Trust Fund Asset. Since any Retained Interest and the Master Servicer's (or the Trustee's) primary compensation are percentages of the scheduled principal balance of each Trust Fund Asset, such amounts will decrease in accordance with the amortization schedule of the Trust Fund Assets. As additional compensation in connection with a series of Securities relating to Mortgage Loans, the Master Servicer or the Sub-Servicers will retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors. Unless otherwise specified in the related Prospectus Supplement, any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     With respect to a series of Securities consisting of Mortgage Loans, in addition to amounts payable to any Sub-Servicer, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

     The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. With respect to a series of Securities relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement and each Servicing Agreement with respect to a series of Securities consisting of Mortgage Loans, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement or Servicing Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements



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for examinations conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the related Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement and each Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Each Pooling and Servicing Agreement and each Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the related Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of Securities or upon a determination that its duties under the related Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

     Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense is related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense otherwise reimbursable pursuant to the related Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement and each Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will


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be entitled to be reimbursed therefor and to charge the Certificate Account.
Except in the case of a series of Senior/Subordinate Securities, any such obligation of the Securityholders will be borne among them on a pro rata basis in proportion to the Accrued Security Interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates that includes Mortgage Loans, Events of Default under each Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance instrument required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

     So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a housing loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount as may be provided in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the related Agreement.

     No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name


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

as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Notes which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time



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made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless

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such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     With respect to each series of Certificates, each related Pooling and Servicing Agreement or Trust Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Certificates in the related series allocated in the manner described in the related Prospectus Supplement.

     With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION


     The obligations created by the related Agreements for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of
(i) the final payment or other liquidation of the last Trust Fund Asset subject thereto or the disposition of all underlying property subject to the Trust Fund Assets acquired upon




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foreclosure of any such Trust Fund Asset and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the related Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the related Agreements will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.


     Any such purchase of assets of the Trust Fund shall be made at a price approximately equal to (A) in the case of a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans, the greater of (i) the sum of (a) 100% of the Stated Principal Balance of each Mortgage Loan as of the day of such purchase plus accrued interest thereon at the applicable Net Interest Rate to the first day of the month following such purchase plus (b) the appraised value of any underlying property subject to the Mortgage Loans acquired for the benefit of Securityholders, and (ii) the aggregate fair market value of all of the assets in the Trust Fund (as determined by the Trustee, the Master Servicer, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable Net Interest Rate to the first day of the month following such purchase and (B) in the case of a series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Private Mortgage-Backed Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Trust Fund Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for that series specified in the related Prospectus Supplement, which percentage will be between 25% and 0% (the "Clean-up Call").

         In addition to the repurchase of the assets in the related Trust Fund at the Clean-up Call, if so specified in the related Prospectus Supplement, a holder of a non-offered class of Securities (the "Call Class") will have the right, solely at its discretion, to terminate the related Trust Fund on any Distribution Date after the 12th Distribution Date following the date of initial issuance of the related series of Securities and until such date as the Clean-up Call becomes exercisable and thereby effect early retirement of the Securities of such series. Any such call will be of the entire Trust Fund at one time; multiple calls with respect to any series of Securities will not be permitted. In such case, the holders of the Securities offered hereby will be paid a price equal to 100% of the Principal Balance of the Securities offered hereby as of the day of such purchase plus accrued interest thereon at the applicable Security Interest Rate to the first day of the month following such purchase (the "Call Price"). Further, the Call Class must remit to the related Trustee for distribution to the Securityholders funds equal to the Call Price. If such funds are not deposited with the related Trustee, the Securities will remain outstanding. There will not be any additional remedies available to Securityholders. In addition, in the case of a Trust Fund for which a REMIC election or elections have been made, such termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the Securityholders will be made upon surrender of the related Securities to the Trustee. Once the Securities have been surrendered and paid in full, there will not be any continuing liability from the Securityholders or from the Trust Fund to Securityholders.



OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer has the option to purchase from the Trust Fund any Mortgage Loan 90 days or more delinquent at a


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purchase price generally equal to the outstanding principal balance of such
Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Interest Rate.


DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of any Agreement, the Securities or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the related Agreement.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement, Trust Agreement or Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and with the Master Servicer and its affiliates.



                          DESCRIPTION OF CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, the Trust Fund for a series of Securities may include Credit Support for such series or for one or more classes of Securities comprising such Series, which Credit Support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Mortgage Loans covered thereby or a specified dollar amount: (i) coverage with respect to Realized Losses incurred on Liquidated Loans (the "Defaulted Mortgage Amount"); (ii) coverage with respect to Special Hazard Realized Losses, as defined below (the "Special Hazard Amount"); and (iii) coverage with respect to certain actions that may be taken by a bankruptcy court in connection with a Mortgage Loan, including a Deficient Valuation or a reduction by a bankruptcy court of the Interest Rate on a Mortgage Loan or an extension of its maturity (collectively, the "Bankruptcy Amount"). As set forth below and in the related Prospectus Supplement, such coverage may be provided by subordination of one or more other classes of Securities, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund or any combination of the foregoing. The amount and type of any Credit Support with respect to a series of Securities or with respect to one or more classes of Securities comprising such series, and the obligors on such Credit Support, will be set forth in the related Prospectus Supplement. See "Description of the Securities".


SUBORDINATION

     With respect to any Senior/Subordinate Series, in the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders to the extent described in the related Prospectus Supplement.



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     All Realized Losses will be allocated to the Subordinate Securities of the related series (or, if such series includes more than one class of Subordinated Securities, to the outstanding class of Subordinate Securities having the first priority for allocation of Realized Losses and then to additional outstanding classes of Subordinate Securities, if any), until the Principal Balance thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement). However, with respect to Realized Losses that are attributable to physical damage to Mortgaged Properties of a type that is not covered by standard hazard insurance policies ("Special Hazard Realized Losses"), the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. If so, any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Securities of the related series, on a pro rata basis in proportion to their respective outstanding Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement.

     Any allocation of a Realized Loss to a Security will be made by reducing the Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. Unless otherwise provided in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth under "Description of the Securities--Principal of the Securities", the rights of holders of the various classes of Securities of any series to receive distributions of principal and interest is determined by the aggregate Principal Balance of each such class. The Principal Balance of any Security will be reduced by all amounts previously distributed on such Security in respect of principal, and by any Realized Losses allocated thereto. If there were no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Securities of any series to future distributions would not change. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the Senior Securities and increasing the respective percentage interest in future distributions evidenced by the Subordinate Securities in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Securities. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Securities by reduction of the Principal Balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the Senior Securities in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "Reserve Funds" and in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above; any such variation will be described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for the Senior Securities of a Senior/Subordinate Series may include, in addition to the subordination of the Subordinate Securities of such series and the establishment of a reserve fund, any of the other forms of Credit Support described below. If any of such other forms of Credit Support described




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below is maintained solely for the benefit of the Senior Securities of a
Senior/Subordinate Series, then the coverage described below as being provided by such Credit Support with respect to a series of Securities may be limited to the extent necessary to make required distributions on such Senior Securities or as otherwise specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the obligor on any such other forms of Credit Support maintained for the benefit of the Senior Securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the Subordinate Securities.


LETTER OF CREDIT

     As to any series of Securities to be covered by a Letter of Credit, a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Master Servicer or Trustee will exercise its best reasonable efforts to keep or cause to be kept the Letter of Credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the fees for the Letter of Credit on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided for.

     The Master Servicer or the Trustee will make or cause to be made draws on the Letter of Credit Bank under each Letter of Credit. Subject to such differences as will be described in the related Prospectus Supplement, Letters of Credit may cover all or any of the following amounts:

                (i) to the extent of any Defaulted Mortgage Amount, for any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period (other than Mortgage Loans as to which amounts paid or payable under any related Hazard Insurance Instrument, including the Letter of Credit as described in (ii) below, are not sufficient either to restore the Mortgaged Property or to pay the outstanding principal balance of the Mortgage Loan plus accrued interest), an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on such Liquidated Loan (net of amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will equal the sum of (A) the unpaid principal balance of such Liquidated Loan (plus accrued interest at the applicable Net Interest Rate) plus (B) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Liquidation Proceeds, Insurance Proceeds and other collections on such Liquidation Loan (which shall be paid to the Master Servicer);

               (ii) to the extent of any Special Hazard Amount, as to each Mortgage Loan that is delinquent and as to which the Mortgaged Property has suffered damage (other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing) and for which any amounts paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy (net, if such proceeds are not to be applied to restore such Mortgaged Property, of all amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will be equal to the lesser of (A) the amount required to restore such Mortgaged Property and (B) the sum of (1) the unpaid principal balance of such Mortgage Loan (plus accrued interest at the applicable Net Interest Rate) plus (2) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any Special Hazard Insurance Policy; and



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              (iii) to the extent of any Bankruptcy Amount, with respect to any
     Mortgage Loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or Deficient Valuation.

     If the related Prospectus Supplement so provides, at such time as the Letter of Credit Bank makes a payment as described above with respect to a Liquidated Loan, or a payment of the full amount owing on a Mortgage Loan as to which the Mortgaged Property has been damaged (as described in (ii)(B) above), the Liquidated Loan will be removed from the related Trust Fund in accordance with the terms set forth in the related Prospectus Supplement and will no longer be subject to the Agreement. Unless otherwise provided in the related Prospectus Supplement, Mortgage Loans that have been subject to bankruptcy proceedings as described above, or as to which payment under the Letter of Credit has been made for the purpose of restoring the related Mortgaged Property (as described in (ii)(A) above), will remain part of the related Trust Fund. Any Defaulted Mortgage Amount, Special Hazard Amount and Bankruptcy Amount covered by any Letter of Credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the Letter of Credit Bank ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the Securities on the date of issuance by the Rating Agency or Agencies, the Master Servicer or Trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each Letter of Credit, a substitute Letter of Credit issued by a commercial bank that meets such requirements and providing the same coverage; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the fees charged or collateral required by such successor Letter of Credit Bank shall be more than the fees charged or collateral required by such predecessor Letter of Credit Bank, each component of coverage thereunder may be reduced proportionately to such a level as results in such fees and collateral being not more than the fees then charged and collateral then required by such predecessor Letter of Credit Bank.


MORTGAGE POOL INSURANCE POLICY

     As to any series of Securities to be covered by a Mortgage Pool Insurance Policy with respect to any Defaulted Mortgage Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Mortgage Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided.

     The Master Servicer will present or cause to be presented claims to the insurer under each Mortgage Pool Insurance Policy. Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Mortgage Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage Pool Insurance Policies in general provide that no claim may validly be presented thereunder with respect to a Mortgage Loan unless (i) an acceptable primary mortgage insurance policy, if the initial Loan-to-Value Ratio of the Mortgage Loan exceeded 80%, has been kept in force until such Loan-to-Value Ratio is reduced to 80%; (ii) premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition at the time the Mortgage Loan became insured under the

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Mortgage Pool Insurance Policy, subject to reasonable wear and tear; and (iv)
the insured has acquired good and merchantable title to the Mortgaged Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (i) acquire the property securing the defaulted Mortgage Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the Mortgaged Property (unless the property has been conveyed pursuant to the terms of the applicable primary mortgage insurance policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceed the proceeds received from a sale of the Mortgaged Property which the insurer has approved. In both (i) and (ii), the amount of payment under a Mortgage Pool Insurance Policy will be reduced by the amount of such loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a Mortgage Pool Insurance Policy must be filed (i) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (ii) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a series of Securities, the amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the Securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Contracts". Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by Securityholders of the related series.

     In the event that an insurer under a Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy may be reduced to the level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. However, in the event that the insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards etermining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the insurer. If the Master Servicer


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determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the insurer, such policy will not provide coverage against hazard losses. As set forth below, the primary hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of such losses. Further, a special hazard insurance policy (or a Letter of Credit to the extent of the Special Hazard Amount) will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by Securityholders.


SPECIAL HAZARD INSURANCE POLICY

     As to any series of Securities to be covered by an Insurance Instrument that does not cover any Special Hazard Amount, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Special Hazard Insurance Policy in full force and effect covering the Special Hazard Amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer is under no obligation to maintain such policy in the event that any Insurance Instrument covering such series as to any Defaulted Mortgage Amount is no longer in effect. The Master Servicer will agree to pay the premiums on each Special Hazard Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for.

     Each Special Hazard Insurance Policy will, subject to the limitations described below, protect holders of Securities of the related series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies. Special Hazard Insurance Policies will not cover losses occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials (except under certain circumstances), flood (if the property is located in a designated flood area) and certain other risks.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to property securing a defaulted Mortgage Loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the Special Hazard Insurance Policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Credit Insurance Instrument that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of


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such Mortgage Loan under a Credit Insurance Instrument as to any Defaulted
Mortgage Amount. Therefore, so long as the Credit Insurance Instrument remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any Special Hazard Insurance Policy and any Credit Insurance Instrument.

     The sale of a Mortgaged Property must be approved by the insurer under any Special Hazard Insurance Policy and funds received by the insured in excess of the unpaid principal balance of the Mortgage Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the insurer) must be refunded to such insurer and, to that extent, coverage under the Special Hazard Insurance Policy will be restored. If aggregate claim payments under a Special Hazard Insurance Policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by Securityholders.

     A claim under a Special Hazard Insurance Policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days (typically, 30 days) after a claim is accepted by the insurer. Special Hazard Insurance Policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the Special Hazard Insurance Policy.

     If a Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Special Hazard Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Special Hazard Insurance Policy.

     Since each Special Hazard Insurance Policy is designed to permit full recoveries as to any Defaulted Mortgage Amount under a Credit Insurance Instrument in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each Agreement provides that, if the related Credit Insurance Instrument shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.


BANKRUPTCY BOND

     As to any series of Securities to be covered by a Bankruptcy Bond with respect to any Bankruptcy Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Mortgage Loan, and the unpaid interest on the


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amount of a principal reduction during the pendency of a proceeding under the
Bankruptcy Code. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Contracts".


FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance ("Financial Guarantee Insurance"), if any, with respect to a series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder that is subsequently recovered as a "voidable preference" payment under federal bankruptcy law. A copy of the Financial Guarantee Insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

RESERVE FUND

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the Prospectus Supplement for a Senior/Subordinate Series, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Fund Assets on one or more classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Securities.



                    DESCRIPTION OF PRIMARY INSURANCE POLICIES


     Each Mortgage Loan will be covered by a primary hazard insurance policy and, if required as described below, a primary mortgage insurance policy.


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PRIMARY MORTGAGE INSURANCE POLICIES

     As set forth under "Description of the Securities--Realization Upon Defaulted Mortgage Loans", the Master Servicer will maintain or cause to be maintained with respect to each Mortgage Loan, other than a Multifamily Loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Value of the related Mortgaged Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of theprimary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.


PRIMARY HAZARD INSURANCE POLICIES

     Each Agreement will require the Master Servicer to cause the borrower on each Mortgage Loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Certificate Account all sums that would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different


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insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers.


FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and



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a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


VA GUARANTEES

     The VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans.

     Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep the VA guarantees in full force and effect.



                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS


     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "The Trust Funds--The Mortgage Loans".


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GENERAL

     All of the Mortgage Loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Single-Family Property or Multifamily Property, as the case may be, is located. If specified in the Prospectus Supplement relating to a series of Securities, a Trust Fund may also contain (i) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     The Single-Family Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Single-Family Loan or Multifamily Loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.


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LEASES AND RENTS

     Mortgages and deeds of trust which encumber Multifamily Property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

     Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


COOPERATIVE LOANS

     The Cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as project mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a


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Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.


CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.




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     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Mortgage Loan Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Mortgage Loan Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re- perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Mortgage Loan Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.





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FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale


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or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant- stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.


REPOSSESSION WITH RESPECT TO CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

            (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court- issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home


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     must then be repossessed in accordance with that order. Whether the method employed is self- help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

           (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


LOUISIANA LAW

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the


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lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.


RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of a foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy


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jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission ("NBRC") for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite certain ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce such claim below the appraised value of the property at the time the security interest was made. A strong dissent by certain members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if such mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the Mortgage Loans and the enforcement of rights therein.

     Certain tax liens arising under the Code, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation "Z", Real Estate Settlement Procedures Act, Regulation "X", Equal Credit Opportunity Act, Regulation "B", Fair Credit Billing Act, Fair Credit Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.




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     In addition, certain of the Mortgage Loans are also subject to the Home
Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the Mortgage Loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

     FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the


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Real Estate Settlement Procedures Act, Regulation "X", the Fair Housing Act and
related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Mortgage Loan Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Mortgage Loan Seller to repurchase the Contract because of a breach of its Mortgage Loan Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Mortgage Loan Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Mortgage Loan Seller with respect to which the dealer would have been primarily liable to the obligor.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example,


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in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all the related Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


     SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act


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also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a series and the number of such Mortgage Loans which may be outstanding until maturity.


     TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.


     PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, Mortgage Loans may be prepaid in full or in part without penalty. Generally, Multifamily Loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.


SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.



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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.


ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may


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originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.


FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Mortgage Loan Seller, and the Securityholders would suffer a loss only to the extent that (i) the Mortgage Loan Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Mortgage Loan Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related



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Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Single-Family Loan or enforce rights under a Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Securities. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trust in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Master Servicer has not made and will not make such evaluations prior to the origination of the


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Mortgage Loans. Neither the Master Servicer nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Master Servicer does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Master Servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchase with the proceeds of, illegal drug or RICO activities.


NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.




                         FEDERAL INCOME TAX CONSEQUENCES



GENERAL


     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this Prospectus, and does not represent an opinion of Thacher Proffitt & Wood, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs", the first paragraph under "--REMICs--Tiered REMIC Structures", the first paragraph under "--Notes", the first paragraph under --Grantor Trust Funds--Classification of Grantor Trust Funds", the first paragraph under "--Partnership Trust Funds--Classification of Partnership Trust Funds" and the first paragraph under "--Partnership




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Trust Funds--Taxation of Debt Certificateholders--Treatment of the Debt
Certificates as Indebtedness" herein.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." It is recommended that Certificateholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of four general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) certificates ("Partnership Certificates") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) certificates ("Debt Certificates") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Certificates will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate and (ii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Agency Securities, Private Mortgage-Backed Securities and Funding Agreements.


     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

  CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.




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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.


  CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.


  TIERED REMIC STRUCTURES

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be


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considered to evidence ownership of REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


     ORIGINAL ISSUE DISCOUNT

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination


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of a single fixed rate and one or more "qualified floating rates" or one
"qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of


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REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.


     MARKET DISCOUNT

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate


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issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.




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     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


     PREMIUM

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


     REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular


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Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.




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     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.


     TAXABLE INCOME OF THE REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to


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amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to
which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.


     BASIS RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability


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 of REMIC Residual Certificateholders to deduct net
losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.


     EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated


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business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.


     NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered


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"noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


     MARK-TO-MARKET RULES

     On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to- Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.


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  SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual



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interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.


  PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to


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corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


  TERMINATION

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate


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is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

  REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects.

     The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Trustee.


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  BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


  NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the "New Withholding Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.


  FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.


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     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related
Pooling and Servicing Agreement.


NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


GRANTOR TRUST FUNDS

  CLASSIFICATION OF GRANTOR TRUST FUNDS

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the


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holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


  CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, in each case to the extent the Mortgage Loans qualify for such treatment. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.


     GRANTOR TRUST STRIP CERTIFICATES

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


  TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the


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     Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.


     IF STRIPPED BOND RULES APPLY

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


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     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997, whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue


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discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.


     IF STRIPPED BOND RULES DO NOT APPLY

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated


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redemption price of a Mortgage Loan will equal its principal amount, unless the
Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See --Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.


     MARKET DISCOUNT

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the


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Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above, with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.


  PREMIUM

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect


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under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.


  TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor


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Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

  POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code as described above due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate


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determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

  SALES OF GRANTOR TRUST CERTIFICATES

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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  GRANTOR TRUST REPORTING

     Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.


  BACKUP WITHHOLDING

     In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


  FOREIGN INVESTORS


     In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates--REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Certificates or Debt Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income


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of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income on the related Mortgage Loans, possibly reduced by its interest expense on the Debt Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Debt Certificates and distributions on the Partnership Certificates and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES.

     For federal income tax purposes, (i) Partnership Certificates and Debt Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Debt Certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Certificates held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A), but Partnership Certificates held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (iii) Partnership Certificates and Debt Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

     TAXATION OF DEBT CERTIFICATEHOLDERS

     TREATMENT OF THE DEBT CERTIFICATES AS INDEBTEDNESS.

     The Depositor will agree, and the Certificateholders will agree by their purchase of Debt Certificates, to treat the Debt Certificates as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Certificates. However, with respect to each series of Debt Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Debt Certificates will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Certificates is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Certificates were not debt for federal income tax purposes, the Debt Certificates might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Debt Certificates).

     Debt Certificates generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that
(i) income reportable on Debt Certificates is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

     TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP.

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund


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as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Certificateholders (including the Depositor), and the Debt Certificates (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Certificates, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.


     PARTNERSHIP TAXATION.

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "-- Market Discount" and "--Premium") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Debt Certificates.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Certificates in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.


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     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM.

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION.

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Partnership Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Partnership Trust Fund, as a new partnership. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership


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Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.

     DISPOSITION OF CERTIFICATES.

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of the Debt Certificates and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

     Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES.

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Certificateholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS.

     In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate exceeds the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be


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recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.

     SECTION 754 ELECTION.

     In the event that a Certificateholder sells its Partnership Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS.

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust


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Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING.

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC CERTIFICATES, GRANTOR TRUST CERTIFICATES, PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


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                        STATE AND OTHER TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.



                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election


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under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features". Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Smith Barney Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master


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Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of the Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of the Certificates by or on behalf of a Plan or with Plan Assets.

     Any transferee of the Certificates will be deemed to have represented that either (a) such transferee is not a Plan and is not purchasing such Certificates by or on behalf of or with "Plan Assets" of any Plan or (b) the purchase of any such Certificate by or on behalf of or with "Plan Assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of such Certificates or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets or the continued holding of a Certificate acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and


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


(3) the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

         (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must be less than or equal to: (i) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (ii) 25% for transactions occurring on or after May 23, 1997;

         (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre- Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

         (5) for transactions occurring on or after May 23, 1997, either:


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



              (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

              (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

         (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

         (7) amounts transferred to any Pre-Funding Account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:

              (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

              (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre- Funding Period;

         (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Certificateholders of the Trust Fund, including employee benefit plans subject to ERISA.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c)

Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.


REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN SECURITIES

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.


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


TAX EXEMPT INVESTORS


     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.



CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which classes of Securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior Mortgage Loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such


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


contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the "1998 Policy Statement") applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the "NCUA") and the Office of Thrift Supervision (the "OTS") with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. The OTS is, however, proposing to adopt revised requirements based on the 1998 Policy Statement. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Prospective investors in the Securities, including in particular the classes of Securities that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith


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



Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Securities, Salomon Smith Barney will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Salomon Smith Barney elects to purchase Securities as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the Depositor will be provided by the Depositor on request with a copy of the most recent financial statements of the Depositor.


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                         INDEX OF PRINCIPAL DEFINITIONS

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


1998 Policy Statement ...................................................141
401(c) Regulations ......................................................138
Accrual Securities ........................................................7
Accrued Certificate Interest .............................................55
Accrued Note Interest ....................................................55
Accrued Security Interest ................................................55
Agency Securities .........................................................1
Agreement ................................................................46
ARM Loans .............................................................8, 25
Available Distribution Amount ............................................54
Average Interest Rate ...................................................137
Bankruptcy Amount ........................................................70
BIF ......................................................................43
Buydown Account ......................................................17, 53
Buydown Funds ........................................................17, 28
Buydown Mortgage Loans ...............................................17, 28
Buydown Period .......................................................17, 28
Call Class .................................................. 12, 24, 39, 69
Call Price ...................................................... 13, 24, 69
Cash Flow Agreement ...............................................1, 11, 77
Certificate ..............................................................46
Certificate Account ..................................................10, 51
Certificate Principal Balance ............................................55
Certificate Register .....................................................54
Certificateholders ....................................................4, 59
Certificates ..............................................................5
Charter Act ..............................................................34
Class Exemptions ........................................................138
Clean-up Call.................................................... 12, 24, 69
Closing Date ............................................................101
Code ..............................................................7, 47, 99
Commission ................................................................4
Committee Report ........................................................101
Contingent Payment Regulations ..........................................125
Contracts ................................................................25
Contributions Tax .......................................................113
Cooperative ...........................................................8, 25
Cooperative Loans .....................................................8, 25
Cooperative Notes ........................................................30
Cooperative Unit .........................................................25
Credit Support .......................................................11, 47
Cut-off Date .............................................................11
Defaulted Mortgage Amount ................................................70
Deficient Valuation ......................................................56
Deleted Mortgage Loan ....................................................49
Depositor ................................................................25
Determination Date .......................................................54
Distribution Date ........................................................11
DOL .....................................................................134
DOL Regulations .........................................................134
DTC ......................................................................46
DTC Registered Securities ................................................46
Due Period ...............................................................54
Equity Certificates .......................................................5
ERISA ...............................................................15, 134
ERISA Permitted Investments .............................................138
ERISA Plans .............................................................134

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Event of Default .........................................................66
Excluded Plan ...........................................................136
Exemption ...........................................................15, 135
Exemption Rating Agencies ...............................................135
FDIC .....................................................................43
FHA .......................................................................9
FHA Loans ................................................................30
FHLMC .....................................................................1
FHLMC Act ................................................................32
FHLMC Certificates ........................................................9
Finance Company ..........................................................37
Financial Guarantee Insurance ............................................77
FNMA ......................................................................1
FNMA Certificates .........................................................9
FTC Rule .................................................................92
Funding Agreement .....................................................1, 37
Garn-St Germain Act ......................................................93
GNMA ......................................................................1
GNMA Certificates .........................................................9
GNMA Issuer ..............................................................31
Grantor Trust Certificates ...........................................13, 99
Grantor Trust Fractional Interest Certificate ...........................117
Grantor Trust Fractional Interest Certificates ...........................14
Grantor Trust Fund .......................................................99
Grantor Trust Strip Certificate .........................................118
Grantor Trust Strip Certificates .........................................14
Guaranty Agreement .......................................................31
High LTV Loans ...........................................................27
Holder-in-Due-Course .....................................................92
Housing Act ..............................................................30
HUD ......................................................................79
Indenture .................................................................5
Insurance Instruments ....................................................59
Insurance Proceeds .......................................................52
Interest Rate .........................................................8, 25
IRS .....................................................................102
Issue Premium ...........................................................108
Issuer ....................................................................5
Letter of Credit Bank ....................................................72
Liquidated Loan ..........................................................56
Liquidation Proceeds .....................................................52
Loan-to-Value Ratio ......................................................26
Lockout Period ...........................................................40
Manufacturer's Invoice Price .............................................27
Mark-to-Market Regulations ..............................................111
Master Servicer ...........................................................5
Mortgage Loan Seller .....................................................25
Mortgage Loans .........................................................1, 7
Mortgage Notes ...........................................................29
Mortgage Pool .............................................................7
Mortgaged Properties ..................................................8, 25
Mortgages ................................................................29
Multifamily Loans ........................................................25
Multifamily Properties ...................................................25
NCUA ....................................................................141
Net Interest Rate ........................................................48
New Withholding Regulations .............................................116
Nonrecoverable Advance ...................................................57

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Note Interest Rate ........................................................6
Note Principal Balance ...................................................55
Note Register ............................................................54
Noteholders ...........................................................4, 59
Notes .....................................................................5
OID Regulations ..........................................................99
Originator ...............................................................25
OTS .....................................................................141
Owner Trust Agreement .....................................................5
Owner Trustee .............................................................5
Parties in Interest .....................................................134
Pass-Through Rate .........................................................6
Permitted Investments ....................................................51
Plan .....................................................................15
Plan Assets .............................................................134
Plans ...................................................................134
PMBS Agreement ...........................................................36
PMBS Issuer ..............................................................36
PMBS Servicer ............................................................36
PMBS Trustee .............................................................36
Pre-Funding Account ......................................................56
Pre-Funding Limit .......................................................137
Pre-Funding Period ......................................................137
Prepayment Assumption ..............................................101, 121
Prepayment Period ........................................................39
Principal Balance .....................................................6, 55
Private Mortgage-Backed Securities ........................................1
Prohibited Transactions Tax .............................................113
PTCE ....................................................................138
PTCE 83-1 ...............................................................138
Purchase Price ...........................................................45
Rating Agency ............................................................47
Record Date ..............................................................54
Related Proceeds .........................................................57
Relief Act ...............................................................96
REMIC ....................................................................99
REMIC Certificates .......................................................99
REMIC Provisions .........................................................99
REMIC Regular Certificates ...........................................13, 99
REMIC Regulations ........................................................99
REMIC Residual Certificates ..........................................13, 99
Reserve Fund .............................................................77
Reserve Funds ............................................................71
Retained Interest ........................................................46
SAIF .....................................................................43
Sales of Grantor Trust Certificates .....................................120
Salomon Smith Barney ................................................15, 142
Scheduled Principal Balance ..............................................71
Securities .............................................................1, 5
Security Interest Rate ....................................................6
Security Register ........................................................54
Securityholders .......................................................4, 58
Senior Liens .............................................................26
Senior Percentage ........................................................56
Senior Securities .....................................................6, 47
Senior/Subordinate Series ................................................47
Servicing Default ........................................................66
Single Family Loans ......................................................25

                                                                Page(s) on Which
                                                                 Term is Defined
                                                                     in the
Term                                                               Prospectus
----                                                            ----------------


Single Family Properties .................................................25
SMMEA ...............................................................15, 140
Special Hazard Amount ....................................................70
Special Hazard Realized Losses ...........................................71
Special Hazard Subordination Amount ......................................71
Stated Principal Balance .................................................45
Strip Securities ......................................................6, 47
Stripped Interest ........................................................39
Sub-Servicer .............................................................60
Sub-Servicing Account ....................................................51
Sub-Servicing Agreement ..................................................61
Subordinate Securities ................................................6, 47
Subsequent Mortgage Loans ...............................................137
Substitute Mortgage Loan .................................................49
Tax Favored Plans .......................................................134
Tax-Exempt Investor .....................................................140
Tiered REMICs ...........................................................100
Title V ..................................................................95
Title VIII ...............................................................95
Trust Fund .............................................................1, 6
Trust Fund Asset ..........................................................6
Trust Fund Assets .........................................................1
Trustee ...................................................................5
UBTI ....................................................................140
Underwriter .............................................................135
VA Loans .................................................................30
Window Period Loans ......................................................93

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  Subject to Completion, Dated November 6, 1998
                                                                    [VERSION 2]
MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)
Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund (as defined herein).


SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") evidencing interests in, or secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, securities evidencing interests in, or secured by pledges of, MBS (the "Tiered MBS") or a combination of Mortgage Loans, MBS and Tiered MBS (with respect to any series, collectively, "Mortgage Assets").

Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".


The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein. If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.


The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

                          -----------------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED
CERTIFICATE.
                          -----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          -----------------------------


Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement. With respect to each series, all of the Certificates of each class offered hereby will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any series of Certificates prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:
---------------------
SALOMON SMITH BARNEY
--------------------------------------
RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF OFFERED CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OR AN OFFER OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               ------------------

                                TABLE OF CONTENTS

         Caption                                                                                               Page
         -------                                                                                               ----

PROSPECTUS SUPPLEMENT.............................................................................................5

AVAILABLE INFORMATION.............................................................................................5

REPORTS TO CERTIFICATEHOLDERS.....................................................................................5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................5

SUMMARY OF PROSPECTUS.............................................................................................7


RISK FACTORS.....................................................................................................14
         Limited Liquidity.......................................................................................14
         Limited Assets..........................................................................................14
         Average Life of Certificates; Prepayments; Yields.......................................................14
         Limited Nature of Ratings...............................................................................15
         Risks Associated with Certain Mortgage Loans and Mortgaged Properties...................................15
         Delinquent and Non-Performing Mortgage Loans............................................................16
         Junior Mortgage Loans...................................................................................17
         Balloon Payments........................................................................................17
         Obligor Default.........................................................................................17
         Mortgagor Type..........................................................................................17
         Credit Support Limitations..............................................................................17
         Due-on-Sale Clauses and Assignments of Leases and Rents.................................................18
         Environmental Risks.....................................................................................18
         ERISA Considerations....................................................................................18
         Federal Tax Considerations Regarding REMIC Residual Certificates........................................19
         Control.................................................................................................19
         Book-Entry Registration.................................................................................19


DESCRIPTION OF THE TRUST FUNDS...................................................................................20
         Mortgage Assets.........................................................................................20
         Mortgage Loans..........................................................................................20
         MBS and Tiered MBS......................................................................................23
         Certificate Accounts....................................................................................24
         Credit Support..........................................................................................24
         Cash Flow Agreements....................................................................................24

USE OF PROCEEDS..................................................................................................24

YIELD CONSIDERATIONS.............................................................................................24
         General.................................................................................................24
         Pass-Through Rate.......................................................................................25
         Timing of Payment of Interest and Principal.............................................................25


         Principal Prepayments...................................................................................25
         Prepayments--Maturity and Weighted Average Life.........................................................26
         Other Factors Affecting Weighted Average Life...........................................................27
         Negative Amortization...................................................................................28

THE DEPOSITOR....................................................................................................28


DESCRIPTION OF THE CERTIFICATES..................................................................................28
         General.................................................................................................28
         Distributions...........................................................................................28
         Available Distribution Amount...........................................................................29
         Distributions of Interest on the Certificates...........................................................30
         Distributions of Principal of the Certificates..........................................................30
         Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations
                  ...............................................................................................31
         Distributions in Respect of Spread Certificates.........................................................31
         Allocation of Losses and Shortfalls.....................................................................31
         Advances in Respect of Delinquencies....................................................................31
         Reports to Certificateholders...........................................................................32
         Termination.............................................................................................33
         Book-Entry Registration and Definitive Certificates.....................................................34


DESCRIPTION OF THE AGREEMENTS....................................................................................35
         Assignment of Mortgage Assets; Repurchases..............................................................35
         Representations and Warranties; Repurchases.............................................................36
         Certificate Account.....................................................................................37
         Collection and Other Servicing Procedures...............................................................40
         Sub-Servicers...........................................................................................41
         Special Servicers.......................................................................................41
         Realization Upon Defaulted Whole Loans..................................................................42
         Hazard Insurance Policies...............................................................................44
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................45
         Retained Interest; Servicing Compensation and Payment of Expenses.......................................45
         Evidence as to Compliance...............................................................................46
         Certain Matters Regarding a Master Servicer and the Depositor...........................................46
         Events of Default.......................................................................................47
         Rights Upon Event of Default............................................................................48
         Amendment...............................................................................................48
         List of Certificateholders..............................................................................49
         The Trustee.............................................................................................49
         Duties of the Trustee...................................................................................49
         Certain Matters Regarding the Trustee...................................................................49
         Resignation and Removal of the Trustee..................................................................49

DESCRIPTION OF CREDIT SUPPORT....................................................................................50
         General.................................................................................................50
         Subordinate Certificates................................................................................50
         Cross-Support Provisions................................................................................50
         Insurance or Guarantees with Respect to Mortgage Loans..................................................51
         Letter of Credit........................................................................................51
         Insurance Policies and Surety Bonds.....................................................................51
         Reserve Funds...........................................................................................51
         Credit Support with respect to MBS and Tiered MBS.......................................................52

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................52
         General.................................................................................................52
         Types of Mortgage Instruments...........................................................................52
         Leases and Rents........................................................................................53
         Personalty..............................................................................................53
         Foreclosure.............................................................................................53
         Bankruptcy Laws.........................................................................................56


         Environmental Considerations............................................................................57
         Due-on-Sale and Due-on-Encumbrance......................................................................59
         Subordinate Financing...................................................................................59
         Default Interest and Limitations on Prepayments.........................................................59
         Applicability of Usury Laws.............................................................................60
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................60
         Forfeitures in Drug and RICO Proceedings................................................................60


FEDERAL INCOME TAX CONSEQUENCES..................................................................................60
         General.................................................................................................60
         REMICS..................................................................................................61
         Grantor Trust Funds.....................................................................................75


STATE AND OTHER TAX CONSIDERATIONS...............................................................................84

ERISA CONSIDERATIONS.............................................................................................84

LEGAL INVESTMENT.................................................................................................88

METHOD OF DISTRIBUTION...........................................................................................89

LEGAL MATTERS....................................................................................................90

FINANCIAL INFORMATION............................................................................................90

RATING...........................................................................................................90

INDEX OF PRINCIPAL DEFINITIONS...................................................................................91


         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of the Offered Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                          REPORTS TO CERTIFICATEHOLDERS

         The Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                              SUMMARY OF PROSPECTUS

       The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.................Mortgage Pass-Through Certificates,
                                      issuable in series (the "Certificates").

Depositor.............................Salomon Brothers Mortgage Securities VII,
                                      Inc., an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. See "The Depositor".

Master Servicer.......................The master servicer (the "Master
                                      Servicer"), if any, for each series of
                                      Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures".

Special Servicer......................The special servicer (the "Special
                                      Servicer"), if any, for each series of
                                      Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers".

Trustee...............................The trustee (the "Trustee") for each series of Certificates will be named in
                                      the related Prospectus Supplement. See
                                      "Description of the Agreements--The
                                      Trustee".

The Trust Fund........................Each series of Certificates will represent in the aggregate the entire beneficial
                                      ownership interest in a Trust Fund
                                      consisting primarily of:

      A. Mortgage Assets..............The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans"), mortgage participation certificates, mortgage pass-through certificates or other mortgage-backed securities ("MBS") evidencing interests in or secured by pledges of multifamily and/or commercial mortgage loans, participation certificates, pass-through certificates or other securities evidencing an interest in, or secured by MBS (collectively, the "Tiered MBS") or a combination of Mortgage Loans, MBS and Tiered MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "Description of the Trust Funds--Mortgage Loans" and in the related Prospectus Supplement. All Mortgage Loans will have been originated by persons other than the Depositor, including affiliates of the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates.

                                      Each Mortgage Loan may provide for no
                                      accrual of interest or for accrual of
                                      interest thereon at an interest rate (a
                                      "Mortgage Rate") that is fixed over its
                                      term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans".

      B. Certificate Account..........Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                      Account") established and maintained on
                                      behalf of the Certificateholders into
                                      which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Payments on Mortgage Assets; Deposits to Certificate Account".

      C. Credit Support...............If so provided in the related Prospectus
                                      Supplement, partial or full protection
                                      against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS or Tiered MBS. See "RISK FACTORS--Credit Support Limitations" and "Description of Credit Support".

      D. Cash Flow Agreements.........If so provided in the related Prospectus
                                      Supplement, the Trust Fund may include
                                      guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS or Tiered MBS. See "Description of the Trust Funds--Cash Flow Agreements".

Description of Certificates...........Each series of Certificates evidencing an interest in a Trust Fund that includes
                                      Mortgage Loans as part of its assets will be issued pursuant to a Pooling and Servicing Agreement, and each series of Certificates evidencing an interest in a Trust Fund consisting exclusively of MBS or Tiered MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as Agreements. Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates and Spread Certificates, each as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below, and certain Spread Certificates), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                      Each series of Certificates will consist of one or more classes of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                      "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                      "Stripped Interest Certificates"); (iv)
                                      provide for distributions of accrued
                                      interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates");
                                      (v) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vi) provide for cash distributions based on available funds (collectively, "Spread Certificates"), in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

                                      The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "RISK FACTORS--Limited Assets" and "Description of the Certificates".

Distributions of Interest on
      Certificates....................Interest on each class of Offered
                                      Certificates (other than Stripped
                                      Principal Certificates and certain classes of Stripped Interest Certificates and Spread Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement.
                                      Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "RISK FACTORS--Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Principal of
      Certificates....................The Certificates of each series (other than certain classes of Stripped Interest
                                      Certificates and Spread Certificates)
                                      initially will have an aggregate
                                      Certificate Balance no greater than the
                                      outstanding principal balance of the
                                      Mortgage Assets as of, unless the related
                                      Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

Advances..............................In connection with a series of
                                      Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS or Tiered MBS. See "Description of the Certificates--Advances in Respect of Delinquencies".

Termination...........................If so specified in the related Prospectus
                                      Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related

                                      Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets in the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

Registration of Certificates..........If so provided in the related Prospectus
                                      Supplement, one or more classes of the
                                      Offered Certificates will initially be
                                      represented by one or more Certificates
                                      registered in the name of the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "RISK FACTORS--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                      Definitive Certificates".


Tax Status of the Certificates........The Certificates of each series will constitute either (i) "regular interests"
                                      ("REMIC Regular Certificates") and
                                      "residual interests" ("REMIC Residual
                                      Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of REMIC Regular Certificates, REMIC Residual Certificates and Grantor Trust Certificates under the Code, see "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA Considerations..................A fiduciary of an employee benefit plan and certain other retirement plans and
                                      arrangements, including individual
                                      retirement accounts, annuities, Keogh
                                      plans, and bank collective investment
                                      funds and insurance company general and
                                      separate accounts in which such plans,
                                      accounts, annuities or arrangements are
                                      invested, that are subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23 (the "Exemption"), to Salomon Smith Barney Inc. ("Salomon Smith Barney") that generally exempts from the application of certain of the prohibited transaction provisions of
                                      Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by
                                      Section 4975(a) and (b) of the Code,
                                      transactions relating to the purchase,
                                      sale and holding of pass-through
                                      certificates underwritten by Salomon Smith
                                      Barney and the servicing and operation of asset pools such as certain of the Trust Funds, provided that certain conditions are satisfied. If the conditions of the Exemption will not be satisfied, the Certificates may not be acquired by or on behalf of, or with the assets of, a Plan unless the party acquiring such Certificates provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel, or a certification in lieu of such opinion of counsel, that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
                                      Section 4975 of the Code and will not
                                      subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement. See "ERISA
                                      Considerations" herein.

Legal Investment......................Unless otherwise provided in the related
                                      Prospectus Supplement, the Offered
                                      Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating................................At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would be similarly influenced by the characteristics or behavior of the mortgage loans underlying any MBS or Tiered MBS included in such Trust Fund.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Salomon Smith Barney Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

         Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

         Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Loans. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium or a Stripped Interest Certificate might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

         The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Properties or Multifamily Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

         Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

         The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Master Servicer.

         In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

         It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. The Trust Fund may consist of a single Mortgage Loan.

         If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgage Assets and the yield on the Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

JUNIOR MORTGAGE LOANS

         Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior Mortgage Loan after satisfaction of all related senior liens. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

BALLOON PAYMENTS

         Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

         If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

         Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

         The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon

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those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

         The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

         Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

         Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

ERISA CONSIDERATIONS



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



         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CONTROL

         Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default", "--Amendment" and "--List of Certificateholders".

BOOK-ENTRY REGISTRATION

         If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, beneficial owners of the Certificates of such class or classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".



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



                         DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

         The primary assets of each Trust Fund (the "Mortgage Assets") will include (i) one or more various types of multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participation certificates, pass-through certificates or other mortgage-backed securities ("MBS") evidencing interests in, or secured by pledges of one or more of various types of multifamily and/or commercial mortgage loans, (iii) participation certificates, pass-through certificates or other securities evidencing interests in, or secured by pledges of one or more MBS ("Tiered MBS") or (iv) a combination of Mortgage Loans, MBS or Tiered MBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS or Tiered MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as Whole Loans. The Mortgage Assets will not be guaranteed or insured by Salomon Brothers Mortgage Securities VII, Inc (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those (i) originated by the Depositor or (ii) purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS or Tiered MBS and may be an affiliate of the Depositor.

MORTGAGE LOANS

         GENERAL

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of three or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties or unimproved land ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, each of the Mortgage Loans will be secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

         If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon

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



the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

         As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

         While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

         The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan.

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



The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties", "--Balloon Payments", "--Mortgagor Default" and "--Mortgagor Type".

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participation"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS AND TIERED MBS

         MBS and Tiered MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) participation certificates, pass-through certificates or other securities or
(ii) certificates insured or guaranteed by FHLMC, FNMA or GNMA, provided that each MBS and Tiered MBS will evidence an interest directly or indirectly in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

         Any MBS or Tiered MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans in the case of MBS, or of the underlying MBS, in the case of Tiered MBS will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by MBS in the case of MBS, or of the interest in the underlying MBS evidenced by the Tiered MBS in the case of Tiered MBS.

         Distributions of principal and interest will be made on MBS and Tiered MBS on the dates specified in the related Prospectus Supplement. MBS and Tiered MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on MBS and Tiered MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS or Tiered MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to MBS and Tiered MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced by or securing such MBS in the case of MBS, and a function of such characteristics and the characteristics of the related MBS evidenced by or securing such Tiered MBS, in the case of Tiered MBS and other factors and generally will have been established for MBS or Tiered MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to such MBS or Tiered MBS or the initial purchasers of such MBS or Tiered MBS.

         The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS or Tiered MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS or Tiered MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS or Tiered MBS, if applicable, (iii) the pass-through or bond rate of the MBS or Tiered MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS or Tiered MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

(vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS or Tiered MBS, (vii) the terms on which the related Underlying Mortgage Loans for such MBS, or the MBS or Tiered MBS may, or are required to, be purchased prior to their maturity, (viii) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS or Tiered MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS or Tiered MBS.

CERTIFICATE ACCOUNTS

         Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk Factors--Average Life of Certificates; Prepayments; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS and Tiered MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS and Tiered MBS. If a Trust Fund includes MBS or Tiered MBS, the related Prospectus Supplement will discuss the effect that the MBS or Tiered MBS payment characteristics may have on the yield and weighted average lives of the Certificates offered thereby.

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loans on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

         Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

         The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS or Tiered MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans or underlying MBS in the case of Tiered MBS. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Mortgage Loans in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Mortgage Loans and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

         If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

         The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF MORTGAGE LOAN

         Certain Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a Mortgage Loan having a balloon payment provision may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

         FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Loans and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

         DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related Prospectus Supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

         SINGLE MORTGAGE LOAN OR SINGLE MORTGAGOR

         The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single mortgagor or related mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single mortgagor.

NEGATIVE AMORTIZATION

         The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. To the extent that deferred interest is added to the principal balance of any of such Mortgage Loans, future interest accruals are computed on that higher principal balance and less of the scheduled payment is available to amortize the unpaid principal over the remaining amortization term of the Mortgage Loan. Accordingly, the weighted average lives of such Mortgage Loans (and that of the classes of Certificates to which any such negative amortization is allocated) will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of Certificates entitled to principal payments.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is
(212) 783-5635.

         The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds (collectively, "Spread Certificates"), in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

         Unless otherwise provided in the related Prospectus Supplement, each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in such Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets".

DISTRIBUTIONS

         Distributions on the Certificates of each series will be made by or on behalf of the Trustee or the Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date, except as otherwise provided in

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



the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

              (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

         (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         (iii) all advances made by a Master Servicer with respect to such Distribution Date;

         (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed to the holders of the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of Certificates (other than certain classes of Stripped Principal Certificates and Spread Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates and Spread Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates and Spread Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to the notional amount is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The Certificates of each series, other than certain classes of Stripped Interest Certificates and Spread Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by the amount of any Accrued Certificate Interest accrued thereon. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance
                                       30
of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

DISTRIBUTIONS IN RESPECT OF SPREAD CERTIFICATES

         If so provided in the related Prospectus Supplement, a portion of the Available Distribution Amount for the applicable series of Certificates may be distributed on such date to one or more classes of Spread Certificates of such series, in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, the amount of any losses or shortfalls in collections on the Mortgage Assets will be borne first by a class of Subordinate Certificates in the priority and manner, and subject to the limitations, specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required as part of its servicing responsibilities to advance, on or before each Distribution Date, from its own funds and/or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer"s good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support".

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a "Nonrecoverable Advance") will not ultimately be recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus
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



Supplement, the obligation of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

         With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise specified in the related Prospectus Supplement, will set forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

         (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

         (iii) the amount, if any, of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

         (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

         (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

         (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof,
     (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (ix) with respect to any Mortgage Loan liquidated during the related Due Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of Liquidation Proceeds received, (d) the portion of such Liquidation Proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

         (x) with respect to each REO Property included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition,
     (c) the book value, (d) the principal balance of the related Mortgage Loan

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



     immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

         (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

         (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

         (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

         (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

         (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

         (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

         If the Trust Fund for a series of Certificates includes MBS or Tiered MBS, the related Prospectus Supplement will describe the contents of the statements that will be forwarded to Certificateholders of that series in connection with distributions made to them.

TERMINATION


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



         The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in such Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Salomon Smith Barney Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to DTC's nominee, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

         The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS and/or Tiered MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

         At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS and Tiered MBS included in the related

Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Asset Seller. If the Mortgage Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

         With respect to each MBS and Tiered MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS or Tiered MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS or Tiered MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS or Tiered MBS to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warranting Party, if other than the Depositor, shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

         With respect to a Trust Fund that includes MBS or Tiered MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS or Tiered MBS, the person making them and the remedies for breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Unless otherwise provided in the related Prospectus Supplement, a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, will constitute an Event of Default. See "--Events of Default" and "--Rights Upon Event of Default".

CERTIFICATE ACCOUNT

         GENERAL

         The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the

FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

                  (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

                  (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

                  (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

                  (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

                  (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");


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



                  (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

                  (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

                  (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

                  (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

         WITHDRAWALS

         A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

                  (i) to make distributions to the Certificateholders on each Distribution Date;

                  (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

                  (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

                  (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
         (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and
         (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

                  (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

                  (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under "--Realization Upon Defaulted Whole Loans";

                  (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding a Master Servicer and the Depositor";

                  (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

                  (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

                  (x) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

                  (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

                  (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;


                  (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income
         Tax   Consequences--REMICS--Prohibited   Transactions  Tax  and  Other
         Taxes";


                  (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                  (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

                  (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

                  (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

                  (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support", (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property");

and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

         To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

         In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of REO Properties that are hotels) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" herein.


REALIZATION UPON DEFAULTED WHOLE LOANS

         A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases".

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise

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



acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                  (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         Unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Agreement and described in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy or a master single interest policy insuring against hazard losses on the Whole Loans. Unless otherwise provided in the related Prospectus Supplement, if such policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area) and business interruption or loss of rents insurance.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment
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charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on or before a specified date in each year, beginning on the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans by the Master Servicer during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master

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Servicer so causing such a conflict being of a type and nature carried on by the
Master Servicer at the date of the Agreement. Unless applicable law requires the Master Servicer's immediate resignation, no such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation or warranty made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency,

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readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause (i) under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Unless otherwise provided in the related Prospectus Supplement, such Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause
(iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement,

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each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee.

THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense incurred in connection with the Trustee's acceptance or administration of its trusts under the related Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor (or such other person as may be named in the Prospectus Supplement) will be required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.


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         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders" equity or policyholders" surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

         If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

         If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions

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requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related

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Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS AND TIERED MBS

         If so provided in the Prospectus Supplement for a series of Certificates, the MBS and/or Tiered MBS included in the related Trust Fund and/or the mortgage loans directly or indirectly underlying such MBS and/or Tiered MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure

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debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

         JUDICIAL FORECLOSURE



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         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NON-JUDICIAL FORECLOSURE/POWER OF SALE

         In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in

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order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION

         Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in

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those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         LEASEHOLD CONSIDERATIONS

         Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         CROSS-COLLATERALIZATION

         Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously and/or utilize judicial foreclosure even in states that permit non-judicial foreclosures in order to ensure that the lien of the mortgages is not impaired or released. In addition, because of the various state laws governing the ability to obtain a deficiency judgment, it may be necessary in certain states to foreclose through an action in state court rather than by exercise of a power of sale, possibly causing a delay in the ultimate recovery by the Certificateholders and increasing the expense of foreclosing on the security. Certain other state laws may limit the amount of the recovery on a particular property located within that state which is being foreclosed after the foreclosure of one or more properties to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of "oneaction" or "security first" rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties located in that state or other states or lender's security interest in other collateral.

BANKRUPTCY LAWS

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that


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effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that, in general, a pre-petition security interest in rents or hotel revenues extends to rents and hotel revenues received post-petition. The amendments are, in part, a response to certain cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL

         A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS

         Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken
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possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest".

         In general, what constitutes participation in the management of a mortgaged property or the business of a borrower to render the secured creditor exemption unavailable to a lender is based upon judicial interpretation of the statutory language, and court decisions have been inconsistent in this matter. The Court of Appeals for the Eleventh Circuit has suggested that the mere capacity of the lender to influence a borrower's disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the secured creditor exemption to the lender. However, the Court of Appeals for the Ninth Circuit disagreed with the Eleventh Circuit and held that there must be some degree of "actual management" of a facility on the part of a lender in order to bar its reliance on the secured creditor exemption. In addition, certain cases decided in the First Circuit and the Fourth Circuit have held that lenders were entitled to the secured creditor exemption, notwithstanding a lender's taking title to a mortgaged property through foreclosure or deed in lieu of foreclosure.

         CERCLA's "innocent landowner" defense may be available to a lender that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure, or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

         CERTAIN OTHER FEDERAL AND STATE LAWS

         Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS

         The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can, subject to any limitations in the Mortgage Loan documents regarding deficiency judgments or non-recourse, bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with

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those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

         ENVIRONMENTAL SITE ASSESSMENTS

         In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

         The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.



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APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL


         The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal


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income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this Prospectus, and does not represent an opinion of Thacher Proffitt & Wood, counsel to the Depositor, except with respect to the first paragraph under "--REMICS--Classification of REMICS" and the first paragraph under "--REMICS-- Tiered REMIC Structures" herein.

         Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

         The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


         The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

         Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

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         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

         TIERED REMIC STRUCTURES

         For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES


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         GENERAL. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.


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         In addition, if the accrued interest to be paid on the first
Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts


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included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC

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Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as


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the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

         GENERAL. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC


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not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such
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deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the
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sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

         For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon

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certain assumptions, and the Depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-toMarket Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for

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long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the


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contributed property (a "Contributions Tax"). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.


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         For these purposes, a "disqualified organization" means (i) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess

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inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code


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and not as a partnership or an association taxable as a corporation.
Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
 .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         GENERAL. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of

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additional taxable income reportable by holders of Grantor Trust Fractional
Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt

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instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption for certificates backed by whole mortgage loans not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.


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         MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

         PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).


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         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional
Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be


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

accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

         Assuming that a prepayment assumption were used, if the Contingent Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates".

         Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with

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respect to such Grantor Trust Certificate. The Code as of the date of this
Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         BACKUP WITHHOLDING

         In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


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                       STATE AND OTHER TAX CONSIDERATIONS


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases a Certificate, if the Mortgage Assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as the Trust Fund) or may be deemed merely to include an interest in the instrument evidencing such equity interest (such as a Certificate). Neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control

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with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Assets included in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Smith Barney Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

         The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by

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Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

         In addition to the Exemption, a fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding transactions by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of

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Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii)
an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Subordinate Certificates, Residual Certificates or any Certificates which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following statements in at least one of (i), (ii), (iii),
(iv), (v) or (vi) is correct: (i) the transferee is an insurance company and (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (b) the conditions set forth in PTCE 95-60 have been satisfied and (c) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (ii) the transferee is an insurance company and (a) the source of funds used to purchase such Certificates is an insurance company general account, (b) the requirements of Sections 401(c) of ERISA and the DOL Regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (c) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless the Exemption, a class exemption issued by the DOL or an exception under 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (iii) the transferee is an insurance company and (a) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (b) the conditions set forth in PTCE 90-1 have been satisfied and (c) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates; (iv) the transferee is a bank and (a) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (b) the conditions set forth in PTCE 91-38 have been satisfied and (c) there is no Plan, the interests of which together with the interests of any other Plans maintained by the same employer or employee organization in the collective investment fund do not exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates; (v) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (vi) the transferee is an "in-house asset manager" described in PTCE 96- 23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Certificates. Any purchaser of a DTC registered Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A CERTIFICATE, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

         Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, originated by types of Originators specified in SMMEA will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Offered Certificates, Salomon Smith Barney will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Salomon Smith Barney elects to purchase Offered Certificates as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

         The Depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

         The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor and Salomon Smith Barney Inc. by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                            Page
                                                                            ----


401(c) Regulations............................................................86
Accrual Certificates......................................................10, 28
Accrued Certificate Interest..................................................30
ARM Loans.....................................................................22
Available Distribution Amount.................................................29
Book-Entry Certificates.......................................................28
Cash Flow Agreement.....................................................1, 9, 24
CERCLA....................................................................18, 57
Certificate Account....................................................8, 24, 37
Certificate Balance.......................................................10, 30
Certificate Owners............................................................34
Certificateholders.............................................................5
Certificates...................................................................7
Class Exemptions..............................................................86
Closing Date..................................................................63
Code......................................................................12, 61
Commercial Loans..............................................................20
Commission.....................................................................5
Committee Report..............................................................63
Contingent Payment Regulations................................................82
Contributions Tax.............................................................73
Cooperatives..................................................................20
CPR...........................................................................26
Credit Support.......................................................1, 8, 9, 24
Crime Control Act.............................................................60
Cut-off Date..................................................................11
Debt Service Coverage Ratio...................................................21
Definitive Certificates.......................................................28
Depositor..................................................................7, 20
Determination Date............................................................29
Distribution Date.............................................................10
DOL...........................................................................84
DOL Regulations...............................................................84
DTC........................................................................5, 34
Due Period....................................................................29
Equity Participation..........................................................23
ERISA.....................................................................12, 84
ERISA Plans...................................................................84
Exchange Act...................................................................5
Excluded Plan.................................................................86
Exemption.................................................................12, 85
Exemption Rating Agencies.....................................................85
FDIC..........................................................................37
Garn Act......................................................................59
Grantor Trust Certificates....................................................12
Grantor Trust Fractional Interest Certificate.................................76
Grantor Trust Fund............................................................61
Grantor Trust Strip Certificate...............................................76
Indirect Participants.........................................................34
Insurance Proceeds............................................................38

                                                                            Page
                                                                            ----
IRS...........................................................................63
Issue Premium.................................................................68
L/C Bank......................................................................51
Liquidation Proceeds..........................................................38
Loan-to-Value Ratio...........................................................21
Lock-out Date.................................................................23
Lock-out Period...............................................................23
Mark-to-Market Regulations....................................................71
Master Servicer................................................................7
MBS.....................................................................1, 7, 20
MBS Agreement.................................................................23
MBS Issuer....................................................................23
MBS Servicer..................................................................23
MBS Trustee...................................................................23
Mortgage Asset Seller.........................................................20
Mortgage Assets.........................................................1, 7, 20
Mortgage Loans..........................................................1, 7, 20
Mortgage Notes................................................................20
Mortgage Rate..............................................................8, 22
Mortgaged Properties..........................................................20
Mortgages.................................................................20, 52
Multifamily Loans.............................................................20
Net Leases....................................................................21
Net Operating Income..........................................................21
Nonrecoverable Advance........................................................31
Offered Certificates...........................................................1
OID Regulations...............................................................61
Originator....................................................................20
Participants..................................................................34
Parties in Interest...........................................................84
Pass-Through Rate.............................................................10
Permitted Investments.........................................................38
Plan..........................................................................12
Plan Assets...................................................................84
Plans.........................................................................84
Prepayment Assumption.....................................................63, 78
Prepayment Premium............................................................23
Prohibited Transactions Tax...................................................72
PTCE..........................................................................86
PTCE 83-1.....................................................................86
Purchase Price................................................................37
Rating Agency.................................................................13
Record Date...................................................................29
Related Proceeds..............................................................31
Relief Act....................................................................60
REMIC.........................................................................61
REMIC Certificates............................................................61
REMIC Provisions..............................................................61
REMIC Regular Certificates....................................................12
REMIC Regulations.............................................................61
REMIC Residual Certificates...................................................12
REO Property..................................................................40
REO Tax.......................................................................41

                                                                            Page
                                                                            ----
Residual Owner................................................................67
Retained Interest.............................................................45
RICO..........................................................................60
Salomon Smith Barney......................................................12, 89
Senior Certificates.......................................................10, 28
Servicing Standard............................................................40
SMMEA.........................................................................88
SPA...........................................................................26
Special Servicer...............................................................7
Spread Certificates.......................................................10, 28
Stripped Interest Certificates............................................10, 28
Stripped Principal Certificates...........................................10, 28
Sub-Servicer..................................................................41
Sub-Servicing Agreement.......................................................41
Subordinate Certificates..................................................10, 28
Superlien.....................................................................57
Tax Favored Plans.............................................................84
Tiered MBS..............................................................1, 7, 20
Tiered REMICs.................................................................62
Title V.......................................................................60
Trust Assets...................................................................5
Trust Fund..................................................................1, 7
Trustee........................................................................7
UCC...........................................................................53
Underwriter...................................................................85
United States Person..........................................................75
Value.........................................................................21
Voting Rights.................................................................19
Warranting Party..............................................................36

`                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         SEC Registration Fee.............................     $  885,000.00
         Printing and Engraving Fees......................         20,000.00*
         Legal Fees and Expenses..........................        150,000.00*
         Accounting Fees and Expenses.....................         50,000.00*
         Trustee Fees and Expenses........................         20,000.00*
         Rating Agency Fees...............................         75,000.00*
         Miscellaneous....................................         15,000.00*
                                                                   ---------
                    Total.................................     $1,215,000.00
                                                               =============
         ---------
         * Based on the offering of a single series of Securities.

Item 15.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another cor poration, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in con nection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of ex penses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16.            EXHIBITS.

                  1.1 Form of Underwriting Agreement is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

                  3.1 Certificate of Incorporation of the Registrant is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

                  3.2 By-laws of the Registrant are incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

                  4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

                  4.2 Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

                  4.3 Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 333-14225).

                  4.4 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

                  4.5 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

                  4.6 Form of Indenture, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

                  5.1      Opinion of Thacher Proffitt & Wood.

                  8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.1).

                  23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).

                  24.1 Power of Attorney is incorporated by reference from Registration Statement on Form S-3 (File No. 333-39061).

Item 17.          UNDERTAKINGS.

A.       UNDERTAKING PURSUANT TO RULE 415.

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING IN CONNECTION WITH INCORPORATION BY REFERENCE OF CERTAIN FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Salomon Brothers Mortgage Securities VII, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of November 1998.

                                            SALOMON BROTHERS MORTGAGE
                                            SECURITIES VII, INC.


                                            By: /s/ Gregory P. Petroski
                                               ---------------------------
                                            Name:   Gregory P. Petroski
                                            Title:  Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.


Signature                                            Capacity                            Date
---------                                            --------                            ----

/s/ Gregory P. Petroski     *               Director and President              November 6, 1998
-----------------------------               (Principal Executive Officer)
Thomas G. Maheras


/s/ Gregory P. Petroski      *              Treasurer (Principal                November 6, 1998
------------------------------              Financial and Principal
Thomas W. Jasper                            Accounting Officer)



/s/ Gregory P. Petroski       *             Director and                        November 6, 1998
-------------------------------             Vice President
Jeffrey A. Perlowitz


/s/ Gregory P. Petroski       *             Director and Assistant              November 6, 1998
-------------------------------             Secretary
Gregory P. Petroski



* By: /s/ Gregory P. Petroski
  ---------------------------
          Gregory P. Petroski
          Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
NUMBER


1.1 Form of Underwriting Agreement is incorporated by reference from Registration Statement on on Form S-3 (File No. 33-78332).

3.1 Certificate of Incorporation of the Registrant is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

3.2 By-laws of the Registrant are incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

4.2 Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

4.3 Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 333-14225).

4.4 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

4.5 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

4.6 Form of Indenture, for a series consisting of Mortgage- Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

5.1       Opinion of Thacher Proffitt & Wood.

8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.1).

23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).

24.1 Power of Attorney is incorporated by reference from Registration Statement on Form S-3 (File No. 333-39061).